Exhibit 4.1

Execution Version

DOLLARAMA GROUP L.P.

DOLLARAMA CORPORATION,

as Co-Issuers

the Guarantors named herein

and

U.S. Bank National Association,

as Trustee

INDENTURE

Dated as of August 12, 2005

8 7/8% Senior Subordinated Notes Due 2012

Execution Version

CROSS-REFERENCE TABLE

TIA Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.08; 7.10
(b)	7.08; 7.10; 12.02
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.09
(b)	12.03
(c)	12.03
313(a)	7.06
(b)(1)	7.06
(b)(2)	7.06
(c)	7.06; 12.02
(d)	7.06
314(a)	4.08; 4.18
(b)	N.A.
(c)(1)	7.02; 12.04; 12.05
(c)(2)	7.02; 12.04; 12.05
(c)(3)	N.A.
(d)	N.A.
(e)	12.05
(f)	N.A.
315(a)	7.01
(b)	7.05
(c)	7.01
(d)	6.05; 7.01(c)
(e)	6.11
316(a)(last sentence)	2.18
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	9.02
(b)	6.07
(c)	9.05
317(a)(1)	6.08
(a)(2)	6.09
(b)	2.08
318(a)	12.01
(c)	12.01

N.A. means Not Applicable

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture.

i

(continued)

(continued)

(continued)

(continued)

v

(continued)

		Page
Section 12.18.	Qualification of this Indenture	129

Section 12.19.	Severability	129

Signatures		S-1

EXHIBITS

Note: This Table of Contents shall not, for any purpose, be deemed to be a part of this Indenture.

INDENTURE, dated as of August 12, 2005, among Dollarama Group L.P., a limited partnership formed under the laws of Quebec, Canada (the “Company”), Dollarama Corporation, a corporation incorporated under the laws of New Brunswick, Canada and a wholly owned subsidiary of the Company (“DC” and, collectively with the Company, the “Co-Issuers”), the Guarantors (as defined herein) and U.S. Bank National Association, a national banking association, as trustee (the “Trustee”).

Each party hereto covenants and agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Co-Issuers’ 8 7/8% Senior Subordinated Notes due 2012 issued under this Indenture.

ARTICLE ONE

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01 Definitions.

Set forth below are certain defined terms used in this Indenture.

“144A Global Note” means a Global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and registered in the name of the Depositary or its nominee issued in a denomination equal to the outstanding principal amount of the Notes sold for initial resale in reliance on Rule 144A.

“Acquired Debt” means, with respect to any specified Person:

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

(2) Indebtedness secured by an existing Lien encumbering any asset acquired by such specified Person.

“Additional Interest” has the meaning set forth in the Registration Rights Agreement.

“Additional Notes” means any Notes (other than Initial Notes, Exchange Notes and Notes issued under Sections 2.06, 2.07, 2.10 and 3.06 hereof) issued under this Indenture in accordance with Sections 2.02, 2.15 and 4.11 hereof, as part of the same series as the Initial Notes or as an additional series.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Agent” means the Registrar, the Paying Agent, any co-registrar or any additional paying agent.

“Applicable Procedures” means, with respect to any transfer, redemption or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer, redemption or exchange.

“Asset Sale” means (i) the sale, conveyance, transfer or other disposition (whether in a single transaction or a series of related transactions) of assets (including by way of a sale and leaseback) of the Company or any Restricted Subsidiary (each referred to in this definition as a “disposition”) or (ii) the issuance or sale of Equity Interests of any Restricted Subsidiary (whether in a single transaction or a series of related transactions), in each case, other than:

(1) a disposition of Cash Equivalents or obsolete or worn out property or equipment in the ordinary course of business or inventory (or other assets) held for sale in the ordinary course of business and dispositions of property no longer used or useful in the conduct of the business of the Company and its Restricted Subsidiaries;

(2) the disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries in a manner permitted pursuant to Section 5.01;

(3) the making of any Restricted Payment that is permitted to be made, and is made, pursuant to Section 4.12 or the definition of Permitted Investment or the granting of a Lien permitted by Section 4.13;

(4) any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of transactions with an aggregate fair market value of less than CA$6.0 million;

(5) any disposition of assets or issuance of securities by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to another Restricted Subsidiary;

(6) the lease, assignment, sublease, license or sublicense of any real or personal property in the ordinary course of business;

(7) any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary (with the exception of Investments in Unrestricted Subsidiaries acquired pursuant to clause (9) of the definition of “Permitted Investments”);

(8) foreclosures on assets;

(9) disposition of an account receivable in connection with the collection or compromise thereof; and

(10) the issuance or sale of director’s qualifying shares and shares required to be issued to foreign nationals under applicable law.

“Bain Entities” means, collectively, Bain Capital Integral Investors A, L.P., Bain Capital Integral Investors L, L.P., BCIP Trust Associates III, BCIP Trust Associates III-B, and in each case any Affiliates of one or more of the foregoing (including, as applicable, related funds and general partners thereof), but not including any portfolio companies of any of the foregoing.

“Bankruptcy Law” means Title 11, U.S. Code or any similar United States federal or state law for the relief of debtors, the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada) or any other Canadian federal or provincial law or the law of any other jurisdiction relating to bankruptcy, insolvency, winding up, liquidation, reorganization or relief of debtors.

“Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation;

(2) with respect to a partnership, the board of directors of the general partner of the partnership; and

(3) with respect to any other Person, the board or committee of such Person serving a similar function.

“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors (or a duly authorized committee thereof) of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means any day other than a Saturday, Sunday or any other day on which banking institutions in the City of New York or Montreal are required or authorized by law or other governmental action to be closed.

“Canadian Holdco” means Dollarama Capital Corporation (formerly known as 4258401 Canada Inc.), a corporation organized under the Canada Business Corporations Act.

“Canadian Holdco Debt” means the Canadian Holdco Junior Notes and any other Indebtedness of Canadian Holdco the proceeds of which are contributed, directly or indirectly, to the Company as common Equity Interests.

“Canadian Holdco Junior Notes” means (i) the junior subordinated notes issued by Canadian Holdco to Dollarama Investment II L.P., (ii) any additional junior subordinated notes issued by Canadian Holdco on substantially identical terms the proceeds of which are contributed, directly or indirectly, to the Company as common Equity Interests and (iii) any refinancing, refunding or replacement of the junior subordinated notes set forth in clauses (i) and (ii) above.

“Canadian Holdco Restricted Payment Debt” means the Canadian Holdco Debt to the extent that the aggregate principal amount of all such Indebtedness does not exceed the sum of (i) CA$199.3 million, which represents the principal amount of the Canadian Holdco Junior Notes outstanding on November 18, 2004, (ii) any Canadian Holdco Junior Notes to the extent the proceeds thereof are used for a Permitted Cure Issuance, (iii) any other Canadian Holdco Debt to the extent that the cash interest payable thereon does not exceed the limitation set forth in the definition of “Canadian Holdco Restricted Payment Interest” and (iv) the amount of the excess of (x) the cumulative Canadian Holdco Restricted Payment Interest with respect to all periods that began on or after November 18, 2004 over (y) the cumulative Canadian Holdco Restricted Payment Tax Gross Up with respect to all such periods.

“Canadian Holdco Restricted Payment Interest” means any interest payable in cash with respect to the Canadian Holdco Restricted Payment Debt; provided, however, that the aggregate amount of such interest which is attributable to (i) any increase in the interest rate applicable to any Canadian Holdco Restricted Payment Debt after November 18, 2004 or (ii) to any Canadian Holdco Restricted Payment Debt pursuant to clause (iii) of the definition thereof, shall be excluded from this definition to the extent that such amount exceeds CA$12,500,000 per fiscal quarter.

“Canadian Holdco Restricted Payment Tax Gross Up” means an amount which is required, pursuant to the terms of the applicable Canadian Holdco Restricted Payment Debt, to be paid to gross-up withholding taxes or other taxes with respect to (i) Canadian Holdco Restricted Payment Interest or (ii) any other interest on Indebtedness which, directly or indirectly, funded such Canadian Holdco Restricted Payment Debt; provided that the amount of such tax gross-up payment attributable to such interest shall be less than the product of 35% and the aggregate amount of such interest on Indebtedness set forth in clauses (i) and (ii) above.

“Capital Stock” means:

(1) in the case of a corporation, capital stock or shares in capital;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) or units representing an interest in the net assets of the partnership; and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

“Cash Contribution Amount” means, the aggregate amount of cash contributions made to the capital of the Company described in the definition of “Contribution Indebtedness.”

“Cash Equivalents” means:

(1) U.S. dollars, Canadian dollars or, in the case of any Foreign Subsidiary, such local currencies held by it from time to time in the ordinary course of business;

(2) securities issued or directly and fully and unconditionally guaranteed or insured by the government or any agency or instrumentality of the United States or Canada having maturities of not more than 12 months from the date of acquisition;

(3) certificates of deposit, time deposits and eurodollar time deposits with maturities of 12 months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding 12 months and overnight bank deposits, in each case, with any lender party to the Senior Credit Agreement or with any commercial bank having capital and surplus in excess of CA$500,000,000;

(4) repurchase obligations for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5) commercial paper maturing within 12 months after the date of acquisition and having a rating of at least A-1 from Moody’s or P-1 from S&P;

(6) readily marketable direct obligations issued by (i) any state of the United States or any political subdivision thereof or (ii) any province of Canada or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody’s or S&P with maturities of 12 months or less from the date of acquisition;

(7) instruments equivalent to those referred to in clauses (1) to (6) above denominated in U.S. dollars, Euros or any other foreign currency comparable in credit quality and tenor to those referred to above and customarily used by corporations for cash management purposes in any jurisdiction outside Canada to the extent reasonably required in connection with any business conducted by the Company or any Restricted Subsidiary organized in such jurisdiction; and

(8) investment in funds which invest substantially all of their assets in Cash Equivalents of the kinds described in clauses (1) through (7) of this definition.

“Change of Control” means the occurrence of any of the following:

(1) the sale, lease, transfer or other conveyance, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one or more Permitted Holders;

(2) the acquisition by (x) any Person (other than one or more Permitted Holders) or (y) any Persons (other than one or more Permitted Holders) that are together (1) a group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) or (2) are acting, for purposes of acquiring, holding or disposing of securities, as a group (within the meaning of Rule 13d-5(b)(1) of the Exchange Act, or any successor provision), in a single transaction or in a series of transactions, by way of merger, amalgamation, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), directly or indirectly, of 50% or more of the total voting power of the Voting Stock of the Company or Holdco;

(3) (A) prior to the first public offering of Capital Stock having the right to vote, to participate in earnings or to receive dividends and to receive remaining assets upon liquidation of either Holdco or the Company, the first day on which the Board of Directors of Holdco or the Company shall cease to consist of a majority of directors who (i) were members of the Board of Directors of Holdco or the Company on the Issue Date or (ii) were either (x) nominated for election by the Board of Directors of Holdco or the Company, as applicable, a majority of whom were directors on the Issue Date or whose election or nomination for election was previously approved by a majority of such directors or who were designated or appointed pursuant to clause (y) below, or (y) designated or appointed by a Permitted Holder (each of the directors selected pursuant to clauses (A)(i) and (A)(ii), “Continuing Directors”) and (B) after the first public offering of Capital Stock having the right to vote, to participate in earnings or to receive dividends and to receive remaining assets upon liquidation of either Holdco or the Company, (i) if such public offering is of Holdco Capital Stock having the right to vote, to participate in profits and to receive remaining assets upon liquidation, the first day on which a majority of the members of the Board of Directors of Holdco are not Continuing Directors or (ii) if such public offering is of the Company’s Capital Stock having the right to vote, to participate in profits and to receive remaining assets upon liquidation, the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors; or

(4) the holders of Capital Stock of the Company shall have approved any plan of liquidation or dissolution of the Company.

“Clearstream” means Clearstream Banking, société anonyme, or any successor securities clearing agency.

“Co-Issuers” means the Company and DC, and any and all successors thereto.

“Commission” means the Securities and Exchange Commission.

“Company” has the meaning specified in the introductory paragraph of this Indenture.

“Comparable Treasury Issue” means the United States treasury security selected by an Independent Investment Banker as having a maturity most nearly equal to the period from the Redemption Date to August 15, 2009 that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a maturity most nearly equal to the period from the Redemption Date to August 15, 2009. “Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Company.

“Comparable Treasury Price” means, with respect to any redemption date:

(a) the average of the bid and ask prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such redemption date, as set forth in the most recently published statistical release designated “H.15(519)” (or any successor release) published by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” or

(b) if such release (or any successor release) is not published or does not contain such prices on such Business Day, the average of the Reference Treasury Dealer Quotations for such redemption date.

“Consolidated Depreciation and Amortization Expense” means with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees and fees of the Transactions, of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum, without duplication, of: (a) consolidated interest expense of such Person and its Restricted Subsidiaries for such period (including amortization of original issue discount and non-cash interest payments (other than imputed interest as a result of purchase accounting), and the interest component of Capitalized Lease Obligations), but excluding amortization of deferred financing fees or expensing of any bridge or other financing fees relating to the Specified Financings, plus (b) amortization of any initial net investment in Indebtedness-related Hedging Obligations, to the extent that such initial net investment would otherwise be included in consolidated interest expense under GAAP and net settlement payments (if any) made pursuant to interest rate and Indebtedness-related foreign exchange Hedging Obligations (excluding any termination penalties or payments under Indebtedness-related Hedging Obligations), less (c) net settlement payments (if any) received pursuant to interest rate and Indebtedness-related foreign exchange Hedging Obligations, plus (d) the interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by (or secured by the assets of) the Company or any Restricted Subsidiary, and commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing, plus (e) consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, less (f) interest income actually received or receivable in cash for such period.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, however, that

(1) any net after-tax extraordinary or non-recurring gains, losses or expenses (including, without limitation, expenses related to the Transactions, severance, relocation, facilities consolidation, signing, retention or completion bonuses and other restructuring costs) shall be excluded;

(2) the Net Income for such period shall not include the cumulative effect of a change in accounting principle(s) as well as any current period impact of new accounting pronouncements including those related to purchase accounting;

(3) any net after-tax gains or losses attributable to asset or lease dispositions other than in the ordinary course of business (as determined in good faith by the Board of Directors of such Person) and any gain (or loss) realized upon the sale or other disposition of any Capital Stock of any Person shall be excluded;

(4) the Net Income for such period of any Person that is not a Subsidiary, or that is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided that, to the extent not already included, Consolidated Net Income shall be (A) increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof during such period (subject, in the case of distributions or payments made to a Restricted Subsidiary, to the limitations contained in clause (5) below) and (B) decreased by the amount of any equity of the Company in a net loss of any such Person for such period to the extent the Company has funded such net loss;

(5) the Net Income for such period of any Restricted Subsidiary (other than a Guarantor) shall be excluded to the extent the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not permitted at the date of determination without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided that Consolidated Net Income of such Person shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to such Person or a Restricted Subsidiary thereof (subject to the provisions of this clause (5)) during such period, to the extent not already included therein;

(6) non-cash compensation charges, including any such charges arising from stock options, restricted stock grants or other equity-incentive programs shall be excluded;

(7) any net after-tax gains or losses attributable to the early extinguishment of Indebtedness (including any termination payments in respect of associated Hedging Obligations) shall be excluded;

(8) non-cash income or charges resulting from mark-to-market accounting under CICA Handbook – Accounting Recommendations, Section 1650: Foreign Currency Translation relating to Indebtedness denominated in foreign currencies shall be excluded;

(9) any non-cash impairment charges resulting from the application of CICA Handbook – Accounting Recommendations, Section 3062: Goodwill and Other Intangible Assets, CICA Handbook – Accounting Recommendations, Section 3063: Impairment of Long-Lived Assets and CICA Handbook – Accounting Recommendations, Section 3475: Disposal of Long Lived Assets and the amortization of intangibles arising pursuant to CICA Handbook – Accounting Recommendations, Section 1581: Business Combinations shall be excluded;

(10) inventory purchase accounting adjustments and amortization, impairment and other non-cash charges (including asset revaluations) resulting from purchase accounting adjustments with respect to the Transactions or any other transaction shall be excluded; and

(11) the deferred revenue eliminated as a consequence of the application of purchase accounting adjustments due to the Transactions or any acquisition shall be included for the fiscal periods that such revenue would otherwise have been recognized.

Notwithstanding the foregoing, for the purpose of Section 4.12 only (other than clause (3)(D) of subsection (a) thereof), there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by the Company and the Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments made by the Company and the Restricted Subsidiaries, any repayments of loans and advances which constitute Restricted Investments made by the Company and any Restricted Subsidiary, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under clause (3)(D) of Section 4.12(a).

“Consolidated Total Assets” means, with respect to any Person, the total assets of such Person and its Restricted Subsidiaries determined in accordance with GAAP, as shown on its most recent internal balance sheet that is available.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Contribution Indebtedness” means Indebtedness of the Company, DC or any Guarantor in an aggregate principal amount not greater than twice the aggregate amount of cash contributions (other than Excluded Contributions and the Investment Amount) made to the capital of the Company, DC or such Guarantor after the Issue Date; provided that such Contribution Indebtedness:

(1) if the aggregate principal amount of such Contribution Indebtedness is greater than one times such cash contributions to the capital of the Company, DC or such Guarantor, as applicable, the amount of such excess shall be (A) (x) Subordinated Indebtedness (other than Secured Debt) or (y) Senior Subordinated Debt (other than Secured Debt) and (B) Indebtedness with a Stated Maturity later than the Stated Maturity of the Notes, and

(2) (a) is incurred within 180 days after the making of such cash contributions and (b) is so designated as Contribution Indebtedness pursuant to an Officer’s Certificate on the date of the incurrence thereof.

“Corporate Trust Office” means the corporate trust office of the Trustee located at 100 Wall Street New York, New York 10005, Attention: Corporate Trust Administration, or such other office, designated by the Trustee by written notice to the Co-Issuers, at which at any particular time its corporate trust business shall be administered.

“Custodian” means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 or Section 2.10 hereof, in substantially the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” shall mean The Depository Trust Company, New York, New York, its nominees or any successors thereto registered under the Exchange Act or other applicable statute or regulation.

“Designated Non-cash Consideration” means the fair market value of non-cash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale, redemption or payment of, on or with respect to such Designated Non-cash Consideration.

“Designated Preferred Stock” means Preferred Stock of the Company or any direct or indirect parent company of the Company (other than Disqualified Stock) that is issued for cash (other than to the Company or any of their Subsidiaries or an employee stock ownership plan or trust established by the Company or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officers’ Certificate, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (3) of Section 4.12(a).

“Designated Senior Debt” means

(1) any Indebtedness outstanding under the Senior Credit Agreement; and

(2) any other Senior Debt permitted under this Indenture the principal amount of which is U.S.$25.0 million or more and that has been designated by the Company in the instrument evidencing that Senior Debt as “Designated Senior Debt.”

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is putable or exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, or is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock which is convertible or exchangeable solely at the option of the Company or a Restricted Subsidiary) in each case prior to the date 91 days after the earlier of the final maturity date of the Notes or the date the Notes are no longer outstanding; provided, however, that (x) if such Capital Stock is issued to any plan for the benefit of employees of Holdco or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by Holdco or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations and (y) such Capital Stock shall not constitute Disqualified Stock if such Capital Stock matures or is mandatorily redeemable or is redeemable at the option of the holders thereof as a result of a change of control or asset sale if the terms of such Capital Stock (and all such securities into which it is convertible or for which it is exchangeable) provide that the Company may not repurchase or redeem any such Capital Stock (and all securities into which it is convertible or for which it is exchangeable) pursuant to such provision prior to compliance by the Company with Section 4.10 and Section 4.14 and such repurchase or redemption complies with Section 4.12.

“Domestic Restricted Subsidiary” means any direct or indirect Restricted Subsidiary of the Company that was formed under the laws of Canada or any province thereof, the United States, any state of the United States, the District of Columbia or any territory of the United States.

“Domestic Subsidiary” means any Subsidiary of the Company that was formed under the laws of Canada or any province thereof, the United States, any state of the United States, the District of Columbia or any territory of the United States.

“EBITDA” means with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication,

(1) provision for taxes based on income or profits, plus franchise or similar taxes and capital taxes and any distributions or dividends in respect of such taxes to the extent the same was deducted in computing Consolidated Net Income, plus

(2) Consolidated Interest Expense of such Person for such period to the extent the same was deducted in calculating such Consolidated Net Income, plus

(3) Consolidated Depreciation and Amortization Expense of such Person for such period to the extent the same was deducted in computing Consolidated Net Income, plus

(4) any reasonable expenses or charges related to any Equity Offering, Permitted Investment, acquisition, recapitalization or Indebtedness permitted to be incurred under this Indenture (in each case whether or not consummated) or to the Transactions and, in each case, deducted in such period in computing Consolidated Net Income, plus

(5) the amount of any restructuring charges or reserves (which, for the avoidance of doubt, shall include retention, severance, systems establishment costs, contract termination costs, future lease commitments, and costs to consolidate facilities and relocate employees) deducted in such period in computing Consolidated Net Income, plus

(6) all other non-cash charges of such Person and its Restricted Subsidiaries to the extent such non-cash charges were deducted in computing Consolidated Net Income (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period, other than for straight line rent accruals determined in accordance with GAAP to the extent such accruals exceed any rent payments for the applicable period; provided, however, that the EBITDA for any period shall be reduced to the extent rent payments exceed rent accruals for such period irrespective of the accounting treatment of such rent payments) less all non-cash items of income of such Person and its Restricted Subsidiaries (other than accruals of revenue or recognition of deferred revenue items or reversal of reserves with respect to reserves that are not included in EBITDA in the ordinary course of business and recognition of deferred credits resulting from tenant allowances for leasehold improvement), plus

(7) the amount of management, monitoring, consulting and advisory fees (including Sponsor Termination Fees) and related expenses paid to the Sponsors and any of their Affiliates (other than portfolio companies) (or any accruals relating to such fees and related expenses) pursuant to the Management Agreement, plus

(8) expenses contemplated in the Transition Reserve Amount, plus

(9) any unrealized losses (or minus any unrealized gains) in respect of Hedging Obligations or “embedded” derivatives that require the same accounting treatment as Hedging Obligations, plus

(10) any unrealized losses (or minus any unrealized gains) in respect of trade accounts or firm commitments denominated in a currency other than Canadian dollars; plus

(11) non-recurring cash charges in connection with store closings, refurbishments, shutdowns and renovations, up to a maximum aggregate amount of CA$5.0 million per year; plus

(12) excess management compensation charges and other non-recurring and/or non-operating cash charges incurred prior to November 18, 2004, in an aggregate amount not to exceed U.S.$5.0 million.

Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and non-cash charges of, a Restricted Subsidiary (other than a Guarantor) shall be added to Consolidated Net Income to compute EBITDA only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders (this determination to be made without giving effect to any restrictions permitted by clauses (1) to (7), (9) or (12) (with respect to agreements referred to in clauses (1) to (7) and (9)) of Section 4.16(b)).

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means any public or private sale of Capital Stock of the Company or any of its direct or indirect parents (excluding Disqualified Stock), other than (i) public offerings with respect to Capital Stock of the Company or of any direct or indirect parent of the Company registered on Form S-8 or distribution of Capital Stock of the Company or any direct or indirect parent of the Company under a prospectus exemption relating to trades to directors, officers, employees and/or consultants of issuers (and their affiliates) under applicable Canadian provincial securities laws, (ii) any such public or private sale that constitutes an Excluded Contribution or (iii) an issuance to any Subsidiary of the Company.

“Euroclear” means the Euroclear Clearance System or any successor securities clearing agency.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Exchange Notes” means the Co-Issuers’ 8 7/8% Senior Subordinated Notes due 2012 issued in exchange for the Initial Notes or any Additional Notes in the Registered Exchange Offer as provided in the Registration Rights Agreement.

“Exchange Offer” has the meaning set forth in the Registration Rights Agreement relating to an exchange of the Exchange Notes registered under the Securities Act for the Initial Notes and any Additional Notes not so registered.

“Exchange Offer Registration Statement” shall have the meaning set forth in the Registration Rights Agreement.

“Excluded Contribution” means net cash proceeds, marketable securities or Qualified Proceeds, in each case received by the Company and its Restricted Subsidiaries from:

(1) contributions to its common equity capital; and

(2) the sale (other than to a Subsidiary of the Company or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Company or any Subsidiary) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock);

in each case designated as Excluded Contributions pursuant to an Officers’ Certificate on the date such capital contributions are made or the date such Equity Interests are sold, as the case may be, which are excluded from the calculation set forth in clause (3) of Section 4.12(a).

“Existing Indebtedness” means Indebtedness of the Company and its Restricted Subsidiaries in existence on the Issue Date.

“Fixed Charge Coverage Ratio” means, with respect to the Company for any period consisting of the Company’s most recently ended four fiscal quarters for which internal financial statements are available, the ratio of EBITDA for such period to Fixed Charges for such period. In the event that the Company or any Restricted Subsidiary incurs, assumes, guarantees or repays any Indebtedness or issues or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee or repayment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock as if the same had occurred at the beginning of the applicable four-quarter period and as if the Company or such Restricted Subsidiary had not earned the interest income actually earned during such period in respect of such cash used to repay, repurchase, defease or otherwise discharge such Indebtedness.

For purposes of making the computation referred to above, without duplication, the opening of New Stores, Investments, acquisitions, dispositions, mergers, amalgamations or consolidations (as determined in accordance with GAAP) that have been made by the Company or any Restricted Subsidiary during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Calculation Date shall be calculated on a pro forma basis assuming that all such openings of New Stores, Investments, acquisitions, dispositions, mergers, amalgamations or consolidations (and the change in any associated Fixed Charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period.

If since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have opened any New Stores, or made any Investment, acquisition, disposition, merger, amalgamation or consolidation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such opening of any New Stores, Investment, acquisition, disposition, merger, amalgamation or consolidation had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to an Investment, acquisition, disposition, merger, amalgamation or consolidation and the amount of income or earnings relating thereto, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company and shall comply with the requirements of Rule 11-02 of Regulation S-X promulgated by the Commission, except that such pro forma calculations may include operating expense reductions for such period resulting from the transaction which is being given pro forma effect that have been realized or for which the steps necessary for realization have been taken or are reasonably expected to be taken within six months following any such transaction, including, but not limited to, the execution or termination of any contracts, reduction of costs related to administrative functions, the termination of any personnel or the closing (or approval by the Board of Directors of the Company of any closing) of any store or facility, as applicable; provided that, in either case, such adjustments are set forth in an Officers’ Certificate signed by the Company’s chief financial officer and another Officer which states (i) the amount of such adjustment or adjustments, (ii) that such adjustment or adjustments are based on the reasonable good faith beliefs of the Officers executing such Officers’ Certificate at the time of such execution and (iii) that any related incurrence of Indebtedness is permitted pursuant to the Indenture. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness if the related hedge has a remaining term in excess of twelve months).

Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Company may designate.

“Fixed Charges” means, with respect to any Person for any period, the sum of, without duplication, (a) Consolidated Interest Expense of such Person and its Restricted Subsidiaries for such period, (b) all cash dividends paid, accrued and/or scheduled to be paid or accrued during such period (excluding items eliminated in consolidation) on any series of Preferred Stock of such Person and (c) all cash dividends paid, accrued and/or scheduled to be paid or accrued during such period (excluding items eliminated in consolidation) on any series of Disqualified Stock of such Person.

“Foreign Subsidiary” means any Subsidiary of the Company that is not a Domestic Subsidiary.

“GAAP” means generally accepted accounting principles in Canada approved by the Canadian Institute of Chartered Accountants or any successor institute in effect on the Issue Date. For purposes of this Indenture, the term “consolidated” with respect to any Person means such Person consolidated with its Restricted Subsidiaries and does not include any Unrestricted Subsidiary.

“Global Note Legend” means the legend set forth in Section 2.06(g)(ii), which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means the global Notes in the form of Exhibit A hereto issued in accordance with Article 2 hereof.

“guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness or other obligations.

“Guarantee” means any guarantee of the obligations of any Co-Issuer under this Indenture and the Notes by a Guarantor in accordance with the provisions of this Indenture. When used as a verb, “Guarantee” shall have a corresponding meaning.

“Guarantor” means all of the Company’s Domestic Restricted Subsidiaries on the Issue Date and any other Person that incurs a Guarantee of the Notes in accordance with the terms of this Indenture; provided that upon the release and discharge of such Person from its Guarantee in accordance with this Indenture, such Person shall cease to be a Guarantor.

“Guarantor Senior Debt” means, with respect to any Guarantor, the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed or allowable claim under applicable law) on any Indebtedness of such Guarantor, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular obligation, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such obligation shall not be senior in right of payment to the Guarantee of such Guarantor. Without limiting the generality of the foregoing, “Guarantor Senior Debt” shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed or allowable claim under applicable law) on, and all other amounts owing in respect of (including guarantees of the foregoing obligations):

(1) all monetary obligations of every nature of such Guarantor under, or with respect to, the Senior Credit Agreement, including, without limitation, obligations to pay principal, premium and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities (and guarantees thereof); and

(2) all Hedging Obligations (and guarantees thereof), in each case whether outstanding on the Issue Date or thereafter incurred.

Notwithstanding the foregoing, “Guarantor Senior Debt” shall not include:

(1) any Indebtedness of such Guarantor to a Subsidiary of such Guarantor;

(2) Indebtedness to, or guaranteed on behalf of, any director, officer or employee of such Guarantor or any Subsidiary of such Guarantor (including, without limitation, amounts owed for compensation), other than Indebtedness under the Senior Credit Agreement;

(3) trade payables and accrued expenses;

(4) Indebtedness represented by Capital Stock;

(5) any liability for federal, provincial, state, local or other taxes owed or owing by such Guarantor;

(6) that portion of any Indebtedness incurred in violation of Section 4.11;

(7) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to such Guarantor; and

(8) any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of such Guarantor.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under:

(1) currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements; and

(2) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates or commodity prices.

“Holdco” means Dollarama Holdings L.P., a limited partnership formed under the laws of Quebec, and any other direct or indirect parent holding company of the Company organized at the direction of a Permitted Holder (without giving effect to the inclusion of Affiliates in such definition of Permitted Holders), in each case so long as such Person is a direct or indirect parent of the Company, and in any case including Dollarama Holdings GP Inc. and Dollarama Group GP Inc.

“Holder” or “Noteholder” means the registered holder of any Note.

“IAI Global Note” means a Global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and registered in the name of the Depositary or its nominee issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors, if any, to the extent required by the Applicable Procedures.

“Indebtedness” means, with respect to any Person,

(1) any indebtedness (including principal and premium) of such Person, whether or not contingent,

(ii) in respect of borrowed money,

(iii) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or, without double counting, reimbursement agreements in respect thereof),

(iv) representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), except any such balance that constitutes a trade payable, accrued expense or similar obligation to a trade creditor in each case accrued in the ordinary course of business, or

(v) representing any Hedging Obligations,

if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP,

(2) Disqualified Stock of such Person,

(3) to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise on, the Indebtedness of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business), and

(4) to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset owned by such Person (whether or not such Indebtedness is assumed by such Person);

provided, however, (A) that Contingent Obligations incurred in the ordinary course of business and not in respect of borrowed money and (B) items that would appear as a liability upon a balance sheet prepared in accordance with GAAP as a result of concepts described in EITF 97-10 “The Effects of Lessee Involvement in Asset Construction” under U.S. GAAP shall be deemed not to constitute Indebtedness.

“Indenture” means this Indenture, as amended, restated or supplemented from time to time in accordance with the terms hereof.

“Independent Financial Advisor” means an accounting, appraisal or investment banking firm or consultant to Persons engaged in a Permitted Business of nationally recognized standing that is, in the good faith judgment of the Company, qualified to perform the task for which it has been engaged.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” means $200,000,000 aggregate principal amount of the Co-Issuers’ 8 7/8% Senior Subordinated Notes due 2012 issued under this Indenture on the date hereof.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“Interest” means, with respect to the Notes, interest and any Additional Interest on the Notes.

“Interest Payment Date” means the Stated Maturity of an installment of interest on the Notes.

“Investment Amount” shall have the meaning set forth in Section 4.12(b)(16) hereof.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees or other obligations), advances or capital contributions (including by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others, but excluding accounts receivable, trade credit, advances to customers, commission, travel and similar advances to officers and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of such Person in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in Section 4.12(d) and such Investment in the Equity Interest of such former Subsidiary shall not be considered an Investment in existence on the Issue Date. The acquisition by the Company or any Restricted Subsidiary of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person at such time. Except as otherwise provided for herein, the amount of an Investment shall be its fair market value at the time the Investment is made and without giving effect to subsequent changes in value.

For purposes of the definition of “Unrestricted Subsidiary” and Section 4.12, (i) “Investments” shall include the portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to (x) the Company’s “Investment” in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Company.

“Issue Date” means the date on which the Initial Notes are initially issued pursuant to this Indenture.

“Letter of Transmittal” means the letter of transmittal, or its electronic equivalent in accordance with the Applicable Procedures, to be prepared by the Company and sent to all Holders of the Initial Notes or any Additional Notes for use by such Holders in connection with an Exchange Offer.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Personal Property Security Act or the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Management Agreement” means the Management Agreement, dated November 18, 2004, by and among Bain Capital Partners VIII, L.P., Dollarama Capital Corporation, a corporation organized under the laws of Canada, Holdco, the Company and Dollarama L.P., a limited partnership organized under the laws of Quebec, as in effect on the Issue Date and any amendment thereto (so long as such amendment is not as a whole less favorable to the Holders of the Notes in any respect than the original agreement as in effect on the Issue Date other than with respect to any amendment to permit Sponsor Termination Fees).

“Maturity Date” means August 15, 2012.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating business.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends or accretion of any Preferred Stock.

“Net Proceeds” means the aggregate cash proceeds received by the Company or any Restricted Subsidiary in respect of any Asset Sale, in each case net of, without limitation, legal, accounting and investment banking fees, and brokerage and sales commissions, any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), repayment of Indebtedness that is secured by the property or assets that are the subject of such Asset Sale and any deduction of appropriate amounts to be provided by the Company as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Company after such sale or other disposition thereof, including, without limitation, pension and other post employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“New Store” means, for any period, with respect to any Person and its Restricted Subsidiaries, any newly opened or acquired retail store identified in an Officers’ Certificate of the Company delivered to the Trustee on the date of the applicable determination that has completed at least six months of operations under the ownership of such Person or one of its Restricted Subsidiaries.

“Non-Guarantor Subsidiary” means any Restricted Subsidiary that is not a Guarantor.

“Non-U.S. Person” has the meaning assigned to such term in Regulation S.

“Notes” means the Initial Notes, Additional Notes and the Exchange Notes.

“Notes Custodian” means the custodian with respect to the Global Notes (as appointed by the Depositary), or any successor entity thereto and shall initially be the Trustee.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Officer” means, with respect to any Person, the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of such Person. All references in this Indenture to “Officers” in relation to a limited partnership shall be deemed to be a reference to the officers of the general partner of such limited partnership.

“Officers’ Certificate” means, with respect to any Person, a certificate signed on behalf of such Person by two Officers, one of whom is the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of such Person, that meets the requirements set forth in this Indenture.

“Opinion of Counsel” means a written opinion from legal counsel (which may be subject to customary exceptions) who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to any of the Co-Issuers, a Guarantor or the Trustee.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively.

“Permitted Asset Swap” means any transfer of property or assets by the Company or any of its Restricted Subsidiaries in which at least 90% of the consideration received by the transferor consists of properties or assets (other than cash and Investments) that will be used in a Permitted Business; provided that the aggregate fair market value of the property or assets being transferred by the Company or such Restricted Subsidiary is not greater than the aggregate fair market value of the property or assets received by the Company or such Restricted Subsidiary in such exchange (provided, however, that in the event such aggregate fair market value of the property or assets being transferred or received by the Company is (x) less than $50.0 million, such determination shall be made in good faith by the Board of Directors of the Company and (y) greater than or equal to $50.0 million, such determination shall be made by an Independent Financial Advisor).

“Permitted Business” means any line of business and any services, activities or businesses incidental or directly related or similar to, any line of business engaged in by the Company and its Subsidiaries as of the Issue Date or any business activity that is a reasonable extension, development or expansion thereof or ancillary thereto.

“Permitted Cure Issuance” means an issuance by Canadian Holdco of Canadian Holdco Debt solely to the extent that the Net Cash Proceeds (A) are contributed to the Company in the form of common equity and (B) do not exceed the aggregate amount necessary to cure a default under the financial covenants contained in the Senior Credit Agreement.

“Permitted Holders” means, collectively, (a) the Bain Entities and (b) the Seller/Management Holders; provided, however, that the Seller/Management Holders shall not be deemed to be Permitted Holders if such Seller/Management Holders own, directly or indirectly, beneficially or of record, in the aggregate, an amount of outstanding Voting Stock of Holdco or the Company that exceeds the total amount of outstanding Voting Stock of Holdco or the Company owned, directly or indirectly, beneficially or of record, by the Bain Entities.

“Permitted Investments” means

(1) any Investment by the Company in any Restricted Subsidiary or by a Restricted Subsidiary in another Restricted Subsidiary;

(2) any Investment in cash and Cash Equivalents;

(3) any Investment by the Company or any Restricted Subsidiary of the Company in a Person that is engaged in a Permitted Business if as a result of such

Investment (A) such Person becomes a Restricted Subsidiary or (B) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary;

(4) any Investment in securities or other assets not constituting cash or Cash Equivalents and received in connection with an Asset Sale made pursuant to Section 4.14 or any other disposition of assets not constituting an Asset Sale;

(5) any Investment existing on the Issue Date and any extension, modification or renewal of any such Investments existing on the Issue Date, but only to the extent not involving additional advances, contributions or other Investments of cash or other assets or other increases thereof (other than as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities, in each case, pursuant to the terms of such Investment as in effect on the Issue Date);

(6) loans and advances to employees made in the ordinary course of business not in excess of CA$2.0 million in the aggregate outstanding at any one time and loans and advances to officers, directors and employees in connection with the Transactions or for the purchase of Equity Interests and not in excess of CA$15.0 million in the aggregate outstanding at any one time; provided that loans that are forgiven shall continue to be deemed outstanding;

(7) any Investment acquired by the Company or any Restricted Subsidiary (A) in exchange for any other Investment or accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (B) as a result of a foreclosure by the Company or any Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(8) Hedging Obligations permitted under clause (9) of the definition of “Permitted Debt” in Section 4.11(b);

(9) Investments by the Company or a Restricted Subsidiary in joint ventures or other entities engaged in a Permitted Business, to the extent such Investments, when taken together with all other Investments made pursuant to this clause (9) and outstanding on the date such Investment is made, do not exceed the greater of CA$50.0 million and 5.0% of Consolidated Total Assets of the Company;

(10) Investments the payment for which consists of Equity Interests of the Company or any of its direct or indirect parents (exclusive of Disqualified Stock);

(11) guarantees (including Guarantees) of Indebtedness permitted under Section 4.11 and performance guarantees and Contingent Obligations incurred in the ordinary course of business;

(12) Investments made in the ordinary course of business consisting of (i) endorsements for collection of deposit and (ii) customary trade arrangements with customers consistent with past practices; and

(13) advances of payroll payments to employees or consultants in the ordinary course of business.

The fair market value of each Investment shall be measured at the time made and without giving effect to subsequent changes in value.

“Permitted Junior Securities” means:

(1) Equity Interests in the Company or any direct or indirect parent of the Company issued pursuant to a plan of reorganization or readjustment; or

(2) unsecured debt securities of the Company issued pursuant to a plan of reorganization or readjustment that are subordinated to all Senior Debt (and any debt securities issued in exchange for Senior Debt) to substantially the same extent as, or to a greater extent than, the Notes are subordinated to Senior Debt under this Indenture;

provided that to the extent that any Senior Debt or Guarantor Senior Debt, as the case may be, outstanding on the date of consummation of any such plan of reorganization or readjustment is not paid in full in cash on such date, the holders of any such Senior Debt or Guarantor Senior Debt not so paid in full in cash have consented to the terms of such plan of reorganization or readjustment.

“Permitted Liens” means the following types of Liens:

(1) deposits of cash or government bonds made in the ordinary course of business to secure surety or appeal bonds to which such Person is a party;

(2) Liens in favor of issuers of performance, surety, bid, indemnity, warranty, release, appeal or similar bonds or with respect to other regulatory requirements or letters of credit or bankers’ acceptances issued, and completion guarantees provided for, in each case pursuant to the request of and for the account of such Person in the ordinary course of its business or consistent with past practice;

(3) Liens on property or shares of stock of a Person, which liens exist at the time such Person becomes a Subsidiary of the Company; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, however, that such Liens may not extend to any other property owned by the Company or any Restricted Subsidiary;

(4) Liens existing on property at the time the Company or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger, amalgamation or consolidation with or into the Company or any Restricted Subsidiary; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition; provided further, however, that such Liens may not extend to any other property owned by the Company or any Restricted Subsidiary;

(5) Liens securing Hedging Obligations so long as the related Indebtedness is permitted to be incurred under this Indenture and is secured by a Lien on the same property securing such Hedging Obligation;

(6) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(7) Liens in favor of the Company or any Restricted Subsidiary;

(8) Liens to secure any Indebtedness that is incurred to refinance any Indebtedness that has been secured by a Lien existing on the Issue Date or referred to in clauses (3) and (4) of this definition; provided, however, that such Liens (x) are no less favorable to the Holders of the Notes, taken as a whole, and are not more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being refinanced; and (y) do not extend to or cover any property or assets of the Company or any of its Restricted Subsidiaries not securing the Indebtedness so refinanced;

(9) Liens for taxes, assessments or other governmental charges or levies which are not overdue for a period of more than 30 days, or which are being contested in good faith by appropriate actions promptly instituted and diligently conducted or for property taxes on property that the Company or one of its Subsidiaries has determined to abandon if the sole recourse for such tax, assessment, charge, levy or claim is to such property;

(10) judgment liens in respect of judgments that do not constitute an Event of Default so long as such Liens are adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(11) pledges, deposits or security under workmen’s compensation, unemployment insurance, employers’ health tax and other social security or statutory laws or regulations, or deposits to secure the performance of tenders, contracts (other than for the payment of Indebtedness) or leases, or deposits to secure public or statutory obligations, or deposits as security for contested taxes or import or customs duties or for the payment of rent, or deposits or other security securing liabilities to insurance carriers under insurance or self-insurance arrangements, in each case incurred in the ordinary course of business or consistent with past practice;

(12) Liens imposed by law, including landlords’, carriers’, warehousemen’s, materialmen’s, repairmen’s, construction contractors’, craftsmen’s, workmen’s and mechanics’ Liens, in each case for sums not overdue by more than 30 days or if more than 30 days overdue, are unfiled and no other action has been taken to enforce such Lien or which are being contested in good faith by appropriate actions promptly instituted and diligently conducted;

(13) encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, building codes or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of business or to the ownership of properties that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business;

(14) leases, licenses, subleases or sublicenses granted to others in the ordinary course of business that do not (x) interfere in any material respect with the business of the Company or any of its material Restricted Subsidiaries or (y) secure any Indebtedness;

(15) Liens arising from financing statement or other personal property filings regarding operating leases or consignments or assignments of accounts or transfers of chattel paper entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;

(16) other Liens securing Indebtedness for borrowed money with respect to property or assets with an aggregate fair market value (valued at the time of creation thereof) of not more than CA$25.0 million at any time; provided, however, that (x) the Lien may not extend to any other property (except for accessions to such property) owned by such Person or any of its Restricted Subsidiaries at the time the Lien is incurred, (y) such Liens attach concurrently with or within 270 days after the acquisition, repair, replacement, construction or improvement (as applicable) of the property subject to such Liens and (z) with respect to Capitalized Lease Obligations, such Liens do not at any time extend to or cover any assets (except for accessions to such assets) other than the assets subject to such Capitalized Lease Obligations; provided that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender;

(17) Liens (i) of a collection bank arising by operation of law on items in the course of collection, (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business, and (iii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(18) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(19) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Company or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Company and its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Company or any Restricted Subsidiary in the ordinary course of business;

(20) Liens solely on any cash earnest money deposits made by the Company or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted under this Indenture;

(21) rights of a supplier of unpaid goods to have access to and repossess such goods under the Bankruptcy and Insolvency Act (Canada) and under provisions in the legislation of other jurisdictions;

(22) the rights reserved or vested in any Person by the terms of any lease, license, franchise, grant or permit held by the Company or any of its Restricted Subsidiaries or by a statutory provision, to terminate any such lease, license, franchise, grant or permit, or to require annual or periodic payments as a condition to the continuance thereof;

(23) restrictive covenants affecting the use to which real property may be put, provided that the covenants are complied with;

(24) security given to a public utility or any municipality or governmental authority when required by such utility or authority in connection with the operations of that Person in the ordinary course of business;

(25) zoning by-laws and other land use restrictions, including, without limitation, site plan agreements, development agreements and contract zoning agreements;

(26) banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution; provided that (a) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the Federal Reserve Board or other applicable law and (b) such deposit account is not intended by the Company or any Restricted Subsidiary to provide collateral to the depositary institution;

(27) Liens with respect to the assets of a Non-Guarantor Subsidiary securing Indebtedness of such Non-Guarantor Subsidiary incurred in accordance with Section 4.11;

(28) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(29) Liens arising from Personal Property Security Act financing statement filings regarding leases entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

(30) Liens arising out of conditional sale, leasing, leases, title retention, consignment or similar arrangements for sale of goods entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business permitted by this Indenture;

(31) Liens deemed to exist in connection with Investments in repurchase agreements permitted by this Indenture;

(32) the reservations, limitations, provisos and conditions, if any, expressed in any original grants from the Crown and any statutory exceptions to title;

(33) in the case of leased real property, (i) liens on the fee interest (or equivalent interest in the applicable jurisdiction) in the land and building held by the landlord under the applicable lease, (ii) rights of the landlord under the applicable lease, (iii) all superior, underlying and ground leases and all renewals, amendments, modifications, replacements, substitutions and extensions thereof; and

(34) title defects or irregularities which are of minor nature and in the aggregate will not substantially impair the use of the property affected by any such title defect or irregularity for the purposes for which it is held by Holdco, the Company or any of its Subsidiaries.

“Person” means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same Indebtedness as that evidenced by such particular Note; and any Note authenticated and delivered under Section 2.07 in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same Indebtedness as the lost, destroyed or stolen Note.

“Preferred Stock” means any Equity Interest with preferential rights of payment of dividends or distribution of assets upon liquidation, dissolution or winding up.

“Private Placement Legend” means the legend set forth in Section 2.06(g)(i) hereof to be placed on all Notes issued under this Indenture except as otherwise permitted by the provisions of this Indenture.

“Qualified Institutional Buyer” or “QIB” shall have the meaning specified in Rule 144A under the Securities Act.

“Qualified Proceeds” means assets that are used or useful in, or Capital Stock of any Person engaged in, a Permitted Business; provided that the fair market value of any such assets or Capital Stock shall be determined by the Board of Directors in good faith, except that in the event the value of any such assets or Capital Stock exceeds CA$20.0 million, the fair market value shall be determined by an Independent Financial Advisor.

“Qualifying IPO” means the issuance by Holdco or any direct or indirect parent of Holdco organized at the direction of the Permitted Holders of its common Equity Interests or trust units in (i) an underwritten public offering (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement filed with the Commission in accordance with the Securities Act or (ii) an underwritten public offering pursuant to a final prospectus filed in any province or territory of Canada in accordance with the securities laws of such province or territory and in respect of which the securities regulators of such province or territory have issued a receipt.

“Rating Agencies” means Moody’s and S&P.

“Record Date” means the applicable record date specified in the Notes; provided that if any such date is not a Business Day, the Record Date shall be the first day immediately preceding such specified day that is a Business Day.

“Redemption Date,” when used with respect to any Note to be redeemed, means the date fixed for such redemption pursuant to this Indenture and the Notes.

“Reference Treasury Dealer” means Citigroup Global Markets Inc. and its successors; provided, however, that if the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), the Company shall substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and ask prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such redemption date.

“Refinance” means to extend, refinance, renew, replace, defease or refund, including successively; and “refinancing” and “refinanced” shall have correlative meanings.

“Registered Exchange Offer” shall have the meaning set forth in the Registration Rights Agreement.

“Registration Rights Agreement” means the Registration Rights Agreement dated as of the Issue Date, among the Co-Issuers, the Guarantors and the initial purchasers named therein, as such agreement may be amended, modified or supplemented from time to time and, with respect to any Additional Notes, one or more registration rights agreements between the Co-Issuers and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Company to the purchasers of Additional Notes to register such Additional Notes, or exchange such Additional Notes for registered Notes, under the Securities Act.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold pursuant to Regulation S.

“Representative” means the trustee, agent or representative (if any) for an issue of Designated Senior Debt; provided that if, and for so long as, any Designated Senior Debt lacks such a representative, then the Representative for such Designated Senior Debt shall at all times constitute the holders of a majority in outstanding principal amount of such Designated Senior Debt.

“Responsible Officer” means, when used with respect to the Trustee, any officer in the Corporate Trust Office of the Trustee to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject and shall also mean any officer who shall have direct responsibility for the administration of this Indenture.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Definitive Note” means one or more Definitive Notes bearing the Private Placement Legend.

“Restricted Global Notes” means the 144A Global Notes, the Regulation S Global Notes and the IAI Global Notes.

“Restricted Subsidiary” means, at any time, any direct or indirect Subsidiary of the Company (including DC and any Foreign Subsidiary) that is not then an Unrestricted Subsidiary; provided, however, that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of Restricted Subsidiary.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor to its rating business.

“Secured Debt” means any Indebtedness secured by a Lien.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Seller/Management Holders” means the Sellers and Alan Rossy, Leonard Assaly, Laurence Rossy, Edmund Rossy and Neil Rossy.

“Sellers” shall mean S. Rossy Inc. and 3339408 Canada Inc. (formerly known as Dollar A.M.A. Inc.)

“Senior Credit Agreement” means that certain credit agreement for a senior secured credit facility of the Company in an aggregate principal amount of up to CA$635,000,000, dated as of November 18, 2004, including any related notes, guarantees, security agreements, hypothecs, collateral documents, mortgages, instruments and agreements executed in connection therewith, and in each case as amended, restated, supplemented, modified, renewed, increased, refunded, replaced or refinanced from time to time in one or more agreements or indentures (in each case with the same or new lenders or institutional investors), including any agreement extending the maturity thereof or otherwise restructuring all or any portion of the Indebtedness thereunder or increasing the amount loaned or issued thereunder or altering the maturity thereof.

“Senior Debt” means the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed or allowable claim under applicable law) on any Indebtedness of the Company, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular obligation, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such obligation shall not be senior in right of payment to the Notes. Without limiting the generality of the foregoing, “Senior Debt” shall also include the principal of, premium, if any, interest (including any interest accruing on or subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed or allowable claim under applicable law) on, and all other amounts owing in respect of (including guarantees of the foregoing obligations):

(1) all monetary obligations of every nature of the Company under, or with respect to, the Senior Credit Agreement, including, without limitation, obligations to pay principal, premium and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities (and guarantees thereof); and

(2) all Hedging Obligations (and guarantees thereof),

in each case whether outstanding on the Issue Date or thereafter incurred.

Notwithstanding the foregoing, “Senior Debt” shall not include:

(1) any Indebtedness of the Company to a Subsidiary of the Company;

(2) Indebtedness to, or guaranteed on behalf of, any director, officer or employee of the Company or any Subsidiary of the Company (including, without limitation, amounts owed for compensation), other than guarantees under the Senior Credit Agreement;

(3) trade payables and accrued expenses;

(4) Indebtedness represented by Capital Stock;

(5) any liability for federal, provincial, state, local or other taxes owed or owing by the Company;

(6) that portion of any Indebtedness incurred in violation of Section 4.11;

(7) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to the Company; and

(8) any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of the Company.

“Senior Debt of DC” has the meaning above, mutatis mutandis.

“Senior Subordinated Debt” of the Company means the Notes and any other subordinated Indebtedness of the Company that specifically provides that such Indebtedness is to rank pari passu with the Notes and is not subordinated by its terms to any other subordinated Indebtedness or other obligation of the Company which is not Senior Debt. “Senior Subordinated Debt” of DC or any Guarantor has the above meaning, mutatis mutandis.

“Shelf Registration Statement” has the meaning set forth in the Registration Rights Agreement.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.

“Specified Financings” means the financings included in the Transactions.

“Sponsor” means, collectively, Bain Capital Partners VIII L.P., and its Affiliates (including, as applicable, related funds and general partners thereof), but not including, however, any portfolio company of the foregoing.

“Sponsor Termination Fees” means the one-time payment under the Management Agreement (as amended) or in a side letter of a termination fee to the Sponsor in the event of either a Change of Control or the completion of a Qualifying IPO; provided, however, that for purposes of this Indenture, such payment shall not exceed CA$7.5 million.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subordinated Indebtedness” means (a) with respect to the Company, any Indebtedness of the Company that is by its terms subordinated in right of payment to the Notes and (b) with respect to any Guarantor of the Notes, any Indebtedness of such Guarantor that is by its terms subordinated in right of payment to its Guarantee of the Notes.

“Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity, of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership, joint venture, limited liability company or similar entity of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise and (y) such Person or any Wholly Owned Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§77aaa-77bbbb) as in effect on the Issue Date.

“Transactions” shall have the meaning ascribed to such term in the Senior Credit Agreement as in effect on the Issue Date and the offering of the Notes and related transactions as contemplated by the Offering Memorandum dated as of August 9, 2005.

“Transition Reserve Amount” means a CA$5.0 million reserve for the first fiscal year after November 18, 2004 for expenses and capital expenditures of a one-time nature that are involved in the post-closing transition, including, but not limited to, information system upgrades, other capital upgrades, and third party services.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the yield to maturity of the Comparable Treasury Issue, compounded semi-annually, assuming a price for such Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Trustee” means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

“Unrestricted Definitive Notes” means one or more Definitive Notes that do not and are not required to bear the Private Placement Legend.

“Unrestricted Global Notes” means one or more Global Notes that do not and are not required to bear the Private Placement Legend and are registered in the name of the Depositary or its nominee.

“Unrestricted Subsidiary” means (i) any Subsidiary of the Company that at the time of determination is an Unrestricted Subsidiary (as designated by the Board of Directors of the Company, as provided below) and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of the Company may designate any Subsidiary of the Company (including any existing Subsidiary and any newly acquired or newly formed Subsidiary, but excluding DC) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, the Company or any Subsidiary of the Company (other than any Subsidiary of the Subsidiary to be so designated); provided that (a) any Unrestricted Subsidiary must be an entity of which shares of the Capital Stock or other equity interests (including partnership interests) entitled to cast at least a majority of the votes that may be cast by all shares or equity interests having ordinary voting power for the election of directors or other governing body are owned, directly or indirectly, by the Company, (b) such designation complies with Section 4.12 and (c) each of (I) the Subsidiary to be so designated and (II) its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any Restricted Subsidiary. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation, no Default or Event of Default shall have occurred and the Company could incur CA$1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.11(a) on a pro forma basis taking into account such designation. Any such designation by the Board of Directors shall be notified by the Company to the Trustee by promptly filing with the Trustee a copy of the board resolution giving effect to such designation and an Officers’ Certificate of the Company certifying that such designation complied with the foregoing provisions.

“U.S. GAAP” means generally accepted accounting principles in the United States in effect on the Issue Date.

“U.S. Government Securities” means securities that are

(1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or

(2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Securities or a specific payment of principal of or interest on any such U.S. Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Securities or the specific payment of principal of or interest on the U.S. Government Securities evidenced by such depository receipt.

“U.S. Legal Tender” means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2) the then outstanding principal amount of such Indebtedness.

“Wholly Owned Restricted Subsidiary” is any Wholly Owned Subsidiary that is a Restricted Subsidiary.

“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares and shares issued to foreign nationals under applicable law) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

SECTION 1.02 Other Definitions.

Term	Defined in Section
“Acceleration Notice”	6.02

“Additional Amounts”	4.22

“Affiliate Transaction”	4.15

“Alternate Offer”	4.10

“Asset Sale Offer”	4.14

“Asset Sale Offer Amount”	4.14

“Asset Sale Payment”	4.14

“Asset Sale Payment Date”	4.14

“Authentication Order”	2.02

“Change of Control Offer”	4.10

“Change of Control Payment Date”	4.10

“Change of Control Purchase Price”	4.10

“Covenant Defeasance”	8.02

“Covenant Suspension Event”	4.01

“Event of Default”	6.01

“Excess Proceeds”	4.14

“Excluded Holder”	4.22

“Guaranteed Obligations”	11.01

“incur”	4.11

“Legal Defeasance”	8.02

“Non-payment Default”	10.02

“Paying Agent”	2.03

“Payment Blockage Notice”	10.02

“Payment Blockage Period”	10.02

“Payment Default”	10.02

“Permitted Debt”	4.11

“Refinancing Indebtedness”	4.11

“Refunding Capital Stock”	4.12

Term	Defined in Section
“Registrar”	2.03

“Restricted Certificated Notes”	2.05

“Restricted Payments”	4.12

“Retired Capital Stock”	4.12

“Reversion Date”	4.01

“Security Register”	2.03
“Successor Company”	5.01

“Successor Guarantor”	11.05

“Suspended Covenants”	4.01

“Suspension Date”	4.01

“Suspension Period”	4.01

“Taxes”	4.22

SECTION 1.03 Incorporation by Reference of TIA.

Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in, and made a part of, this Indenture. The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Notes.

“obligor” on the indenture securities means each Co-Issuer or any other obligor on the Notes.

All other TIA terms used in this Indenture that are defined by the TIA, defined by the TIA reference to another statute or defined by Commission rule and not otherwise defined herein have the meanings assigned to them therein.

SECTION 1.04 Rules of Construction.

Unless the context otherwise requires:

(1) a term has the meaning assigned to it herein, whether defined expressly or by reference;

(2) [Intentionally Omitted];

(3) “or” is not exclusive;

(4) words in the singular include the plural, and words in the plural include the singular;

(5) words used herein implying any gender shall apply to both genders;

(6) provisions apply to successive events and transactions;

(7) “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(8) the words “including,” “includes” and similar words shall be deemed to be followed by “without limitation”;

(9) references to sections of or rules under the Securities Act or Exchange Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time;

(10) the principal amount of any non-interest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP;

(11) the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater;

(12) unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP;

(13) “CA$” and “Canadian Dollars” each refer to Canadian dollars, or such other money of Canada that at the time of payment is legal tender for payment of public and private debts;

(14) “U.S.$” and “U.S. Dollars” each refer to United States dollars, or such other money of the United States of America that at the time of payment is legal tender for payment of public and private debts; and

(15) whenever in this Indenture there is mentioned, in any context, principal, interest or any other amount payable under or with respect to any Notes, such mention shall be deemed to include mention of the payment of Additional Interest, to the extent that, in such context, Additional Interest is, was or would be payable in respect thereof.

ARTICLE TWO

THE NOTES

SECTION 2.01 Form and Dating.

(a) General. The Notes and the Trustee’s certificate of authentication shall be substantially in the form included in Exhibit A hereto, which is hereby incorporated in and expressly made part of this Indenture. The Notes may have notations, legends or endorsements required by law, trading market or depository rule or usage in addition to those set forth on

Exhibit A. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof. The terms and provisions contained in the Notes shall constitute a part of this Indenture and the Co-Issuers, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. To the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b) Form of Notes. The Notes shall be issued initially in global form and shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note shall represent such aggregate principal amount of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions and transfers of interests therein. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Notes Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06.

(c) Book-Entry Provisions. This Section 2.01(c) shall apply only to Global Notes deposited with the Trustee as custodian for the Depositary. Participants and Indirect Participants shall have no rights under this Indenture or any Global Note with respect to any Global Note held on their behalf by the Depositary or by the Trustee as custodian for the Depositary, and the Depositary shall be treated by the Co-Issuers, the Trustee and any agent of the Co-Issuers or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Co-Issuers, the Trustee or any agent of the Co-Issuers or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Participants or Indirect Participants, the Applicable Procedures or the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

(d) Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream” and “Customer Handbook” of Clearstream shall be applicable to transfers of beneficial interests in Global Notes that are held by Participants through Euroclear or Clearstream.

(e) Certificated Securities. The Co-Issuers shall exchange Global Notes for Definitive Notes if: (i) at any time the Depositary notifies the Co-Issuers that it is unwilling or unable to continue to act as Depositary for the Global Notes or if at any time the Depositary shall no longer be eligible to act as such because it ceases to be a clearing agency registered under the Exchange Act, and, in either case, the Co-Issuers shall not have appointed a successor Depositary within 120 days after the Co-Issuers receives such notice or becomes aware of such ineligibility, or (ii) upon written request of a Holder or the Trustee if an Event of Default shall have occurred and be continuing.

Upon the occurrence of any of the events set forth in clauses (e)(i) or (e)(ii) of this Section 2.01, the Co-Issuers shall execute, and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate and deliver, Definitive Notes, in authorized denominations, in an aggregate principal amount equal to the principal amount of the Global Notes in exchange for such Global Notes.

Upon the exchange of a Global Note for Definitive Notes, such Global Note shall be cancelled by the Trustee or an agent of the Co-Issuers or the Trustee. Definitive Notes issued in exchange for a Global Note pursuant to this Section 2.01 shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its Participants or its Applicable Procedures, shall instruct the Trustee or an agent of the Co-Issuers or the Trustee in writing. The Trustee or such agent shall deliver such Definitive Notes to or as directed by the Persons in whose names such Definitive Notes are so registered or to the Depositary.

SECTION 2.02 Execution and Authentication.

(a) One Officer each shall execute the Notes on behalf of each Co-Issuer by manual or facsimile signature.

(b) If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated by the Trustee, the Note shall nevertheless be valid.

(c) A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature of the Trustee shall be conclusive evidence that the Note has been authenticated under this Indenture.

(d) The Trustee shall, upon a written order of the Company signed by an Officer of each Co-Issuer (an “Authentication Order”), authenticate the Notes for issuance and deliver the same as provided in such Authentication Order.

(e) The Trustee may appoint an authenticating agent acceptable to the Co-Issuers to authenticate the Notes. Unless otherwise provided in such appointment, an authenticating agent may authenticate the Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent shall have the same rights as the Trustee to deal with Holders, the Co-Issuers or an Affiliate of the Co-Issuers.

SECTION 2.03 Registrar and Paying Agent.

(a) The Co-Issuers shall maintain an office or agency where the Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where the Notes may be presented for payment (“Paying Agent”). The Registrar shall keep a register (the “Security Register”) of the Notes and of their transfer and exchange. The Co-Issuers may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Co-Issuers may change any Paying Agent or Registrar without notice to any Holder. The Co-Issuers shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Co-Issuers fail to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Co-Issuers or any of their Subsidiaries may act as Paying Agent or Registrar.

(b) The Co-Issuers initially appoint The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

(c) The Co-Issuers initially appoint the Trustee to act as Registrar and Paying Agent and to act as the Notes Custodian with respect to the Global Notes, and the Trustee hereby agrees so to initially act.

SECTION 2.04 Paying Agent to Hold Money in Trust.

The Co-Issuers shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and shall notify the Trustee of any default by the Co-Issuers in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all funds held by it relating to the Notes to the Trustee. The Co-Issuers at any time may require a Paying Agent to pay all funds held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Co-Issuers or a Subsidiary) shall have no further liability for such funds. If either Co-Issuer or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all funds held by it as Paying Agent. Upon any Event of Default under Section 6.01(h) or Section 6.01(i) relating to the Co-Issuers, the Trustee shall serve as Paying Agent for the Notes.

SECTION 2.05 Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA §312(a). If the Trustee is not the Registrar, the Co-Issuers shall furnish or cause to be furnished to the Trustee at least five Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date or such shorter time as the Trustee may allow, as the Trustee may reasonably require of the names and addresses of the Holders and the Co-Issuers shall otherwise comply with TIA §312(a).

SECTION 2.06 Transfer and Exchange.

(a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Upon the occurrence of any of the events set forth in Section 2.01(e), Definitive Notes shall be issued in denominations of $1,000 or integral multiples thereof and in such names as the Depositary shall instruct the Trustee in writing. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Section 2.07 and Section 2.10. Except as provided above, every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or Section 2.10, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), and beneficial interests in a Global Note may not be transferred and exchanged other than as provided in Sections 2.06(b), (c) or (f).

(b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the

Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in Global Notes also shall require compliance with either clause (b)(i) or (b)(ii) of this Section 2.06, as applicable, as well as one or more of the other following clauses, as applicable:

(i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend and any Applicable Procedures. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. Except as may be required by any Applicable Procedures or set forth in the Private Placement Legend, no written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

(ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i), the transferor of such beneficial interest must deliver to the Registrar either (A)(1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B)(1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (B)(1) above. Upon consummation of an Exchange Offer by the Co-Issuers in accordance with Section 2.06(f), the requirements of this Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h).

(iii) Transfer of Beneficial Interests in a Restricted Global Note to Another Restricted Global Note. A holder of a beneficial interest in a Restricted Global Note may transfer such beneficial interest to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) and the Registrar receives the following:

(A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof or, if permitted by the Applicable Procedures, item (4) thereof;

(B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C) if the transferee is required by the Applicable Procedures to take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications and certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(iv) Transfer or Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) and:

(A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with a Registration Rights Agreement and the holder of the beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, makes any and all certifications required in the applicable Letter of Transmittal (or is deemed to have made such certifications if delivery is made through the Applicable Procedures) as may be required by such Registration Rights Agreement;

(B) such transfer is effected pursuant to a Shelf Registration Statement in accordance with a Registration Rights Agreement;

(C) such transfer is effected by a broker-dealer pursuant to an Exchange Offer Registration Statement in accordance with a Registration Rights Agreement; or

(D) the Registrar receives the following:

(1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this clause (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer complies with the Securities Act and that the restrictions on transfer contained herein and in the first two paragraphs of the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to clause (b)(iv)(B) or (b)(iv)(D) of this Section 2.06 at a time when an Unrestricted Global Note has not yet been issued, the Co-Issuers shall execute and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to clause (b)(iv)(B) or (b) (iv)(D) of this Section 2.06.

(v) Transfer or Exchange of Beneficial Interests in an Unrestricted Global Note for Beneficial Interests in a Restricted Global Note Prohibited. Beneficial interests in an Unrestricted Global Note may not be exchanged for, or transferred to Persons who take delivery thereof in the form of, beneficial interests in a Restricted Global Note.

(c) Transfer and Exchange of Beneficial Interests in Global Notes for Definitive Notes.

(i) Transfer or Exchange of Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such beneficial interest is being transferred to a “Non-U.S. Person” in an offshore transaction (as defined in Section 902(k) of Regulation S) in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in clauses (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable; or

(F) if such beneficial interest is being transferred to either of the Co-Issuers or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof, the Trustee shall reduce or cause to be reduced in a corresponding amount pursuant to Section 2.06(h), the aggregate principal amount of the applicable Restricted Global Note, and the Co-Issuers shall execute and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate and deliver a Restricted Definitive Note in the appropriate principal amount to the Person designated by the holder of such beneficial interest in the instructions delivered to the Registrar by the Depositary and the applicable Participant or Indirect Participant on behalf of such holder. Any Restricted Definitive Note issued in exchange for beneficial interests in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall designate in such instructions. The Trustee shall deliver such Restricted Definitive Notes to the Persons in whose names such Notes are so registered. Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(ii) Transfer or Exchange of Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

(A) such exchange or transfer is effected pursuant to an Exchange Offer in accordance with a Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, makes any and all certifications in the applicable Letter of Transmittal (or is deemed to have made such certifications if delivery is made through the Applicable Procedures) as may be required by such Registration Rights Agreement;

(B) such transfer is effected pursuant to a Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C) such transfer is effected by a broker-dealer pursuant to an Exchange Offer Registration Statement in accordance with a Registration Rights Agreement; or

(D) the Registrar receives the following:

(1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this clause (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer complies with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of any of the conditions of any of the clauses of this Section 2.06(c)(ii), the Co-Issuers shall execute and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate and deliver an Unrestricted Definitive Note in the appropriate principal amount to the Person designated by the holder of such beneficial interest in instructions delivered to the Registrar by the Depositary and the applicable Participant or Indirect Participant on behalf of such holder, and the Trustee shall reduce or cause to be reduced in a corresponding amount pursuant to Section 2.06(h), the aggregate principal amount of the applicable Restricted Global Note.

(iii) Transfer or Exchange of Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note, then, upon satisfaction of the applicable conditions set forth in Section 2.06(b)(ii), the Trustee shall reduce or cause to be reduced in a corresponding amount pursuant to Section 2.06(h), the aggregate principal amount of the applicable Unrestricted Global Note, and the Co-Issuers shall execute, and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate and deliver an Unrestricted Definitive Note in the appropriate principal amount to the Person designated by the holder of such beneficial interest in instructions delivered to the Registrar by the Depositary and the applicable Participant or Indirect Participant on behalf of such holder. Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall designate in such instructions. The Trustee shall deliver such Unrestricted Definitive Notes to the Persons in whose names such Notes are so registered. Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall not bear the first two paragraphs of the Private Placement Legend.

(d) Transfer and Exchange of Definitive Notes for Beneficial Interests in the Global Notes.

(i) Transfer or Exchange of Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Restricted Definitive Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A) if the Holder of such Restricted Definitive Note proposes to exchange such Restricted Definitive Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such Restricted Definitive Note is being transferred to a “non-U.S. Person” in an offshore transaction (as defined in Rule 902(k) of Regulation S) in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in clauses (d)(i)(B) through (D) of this Section 2.06, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable; or

(F) if such Restricted Definitive Note is being transferred to the Co-Issuers or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased in a corresponding amount pursuant to Section 2.06(h), the aggregate principal amount of, in the case of clause (d)(i)(A) of this Section 2.06, the appropriate Restricted Global Note, in the case of clause (d)(i)(B) of this Section 2.06, a 144A Global Note, in the case of clause (d)(i)(C) of this Section 2.06, a Regulation S Global Note, and in all other cases, a IAI Global Note.

(ii) Transfer or Exchange of Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

(A) such exchange or transfer is effected pursuant to an Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, makes any and all certifications in the applicable Letter of Transmittal (or is deemed to have made such certifications if delivery is made through the Applicable Procedures) as may be required by such Registration Rights Agreement;

(B) such transfer is effected pursuant to a Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C) such transfer is effected by a broker-dealer pursuant to an Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Registrar receives the following:

(1) if the Holder of such Restricted Definitive Note proposes to exchange such Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(2) if the Holder of such Restricted Definitive Note proposes to transfer such Restricted Definitive Note to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this clause (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer shall be effected in compliance with the Securities Act and that the restrictions on transfer contained herein and in the first two paragraphs of the Private Placement Legend shall no longer be required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the clauses in this Section 2.06(d)(ii), the Trustee shall cancel such Restricted Definitive Note and increase or cause to be increased in a corresponding amount pursuant to Section 2.06(h), the aggregate principal amount of the Unrestricted Global Note.

(iii) Transfer or Exchange of Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Unrestricted Definitive Note for a beneficial interest in an Unrestricted Global Note or transfer such Unrestricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased in a corresponding amount pursuant to Section 2.06(h) the aggregate principal amount of one of the Unrestricted Global Notes.

(iv) Transfer or Exchange of Unrestricted Definitive Notes to Beneficial Interests in Restricted Global Notes Prohibited. An Unrestricted Definitive Note may not be exchanged for, or transferred to Persons who take delivery thereof in the form of, beneficial interests in a Restricted Global Note.

(v) Issuance of Unrestricted Global Notes. If any such exchange or transfer of a Definitive Note for a beneficial interest in an Unrestricted Global Note is effected pursuant to clause (ii)(B), (ii)(D) or (iii) of this Section 2.06 at a time when an Unrestricted Global Note has not yet been issued, the Co-Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

(i) Transfer of Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A) if the transfer will be made pursuant to Rule 144A, a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B) if the transfer will be made pursuant to Rule 903 or Rule 904, a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(ii) Transfer or Exchange of Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note only if:

(A) such exchange or transfer is effected pursuant to an Exchange Offer in accordance with the Registration Rights Agreement and the holder, in the case of an exchange, or the transferee, in the case of a transfer, makes any and all certifications in the applicable Letter of Transmittal (or is deemed to have made such certifications if delivery is made through the Applicable Procedures) as may be required by a Registration Rights Agreement;

(B) any such transfer is effected pursuant to a Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C) any such transfer is effected by a broker-dealer pursuant to an Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Registrar receives the following:

(1) if the Holder of such Restricted Definitive Note proposes to exchange such Restricted Definitive Notes for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(2) if the Holder of such Restricted Definitive Notes proposes to transfer such Restricted Definitive Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this clause (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer complies with the Securities Act and that the restrictions on transfer contained herein and in the first two paragraphs of the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the clauses of this Section 2.06(e)(ii), the Trustee shall cancel the prior Restricted Definitive Note and the Co-Issuers shall execute, and upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate and deliver an Unrestricted Definitive Note in the appropriate aggregate principal amount to the Person designated by the holder of such prior Restricted Definitive Note in instructions delivered to the Registrar by such holder.

(iii) Transfer of Unrestricted Definitive Notes to Unrestricted Definitive Notes. A holder of Unrestricted Definitive Notes may transfer such Unrestricted Definitive Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the holder thereof.

(f) Exchange Offer. Upon the occurrence of an Exchange Offer in accordance with the Registration Rights Agreement, the Co-Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate and deliver (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of the beneficial interests in the applicable Restricted Global Notes (1) tendered for acceptance by Persons that make any and all certifications in the applicable Letters of Transmittal (or are deemed to have made such certifications if delivery is made through the Applicable Procedures) as may be required by such Registration Rights Agreement and (2) accepted for exchange in such Exchange Offer and (ii) Unrestricted Definitive Notes in an aggregate principal amount equal to the aggregate principal amount of the Restricted Definitive Notes tendered for acceptance by Persons who made the foregoing certifications and accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall reduce or cause to be reduced in a corresponding amount the aggregate principal amount of the applicable Restricted Global Notes, and the Co-Issuers shall execute and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate and deliver to the Persons designated by the Holders of Restricted Definitive Notes so accepted Unrestricted Definitive Notes in the appropriate aggregate principal amount. All Restricted Definitive Notes tendered shall be delivered to the Trustee for cancellation.

(g) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(i) Private Placement Legend.

(A) Except as permitted by clause (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

THE HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED NOTES, TO OFFER, SELL, OR OTHERWISE TRANSFER SUCH NOTE, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: TWO YEARS] [IN THE CASE OF REGULATION S NOTES: 40 DAYS] AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH ANY CO-ISSUER OR ANY AFFILIATE OF ANY CO-ISSUER WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE), ONLY (A) TO ANY CO-ISSUER OR ANY OF THEIR SUBSIDIARIES, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO

RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3), OR (7) OF REGULATION D UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE NOTE FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE NOTES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE CO-ISSUERS’ AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE, OR TRANSFER PURSUANT TO CLAUSES (D), (E), OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION, AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND, THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.”

(B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to clauses (b)(iv), (c)(ii), (c)(iii), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) to this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the first two paragraphs of the Private Placement Legend.

(ii) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE CO-ISSUERS.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CO-ISSUERS OR THEIR AGENTS FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the aggregate principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, the aggregate principal amount of such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(i) General Provisions Relating to Transfers and Exchanges.

(i) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Co-Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 4.10, 4.14 and 9.06).

(ii) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Co-Issuers, evidencing the same debt as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

(iii) Neither the Registrar nor the Co-Issuers shall be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 and ending at the close of business on the date of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a Record Date and the next succeeding Interest Payment Date.

(iv) Prior to due presentment for the registration of transfer of any Note, the Trustee, any Agent and the Co-Issuers may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of, premium, if any, and interest on such Note and for all other purposes, in each case regardless of any notice to the contrary.

(v) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

SECTION 2.07 Replacement Notes.

If any mutilated Note is surrendered to the Trustee, or if the Co-Issuers and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, the Co-Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate and deliver in exchange therefor a replacement Note of like tenor and principal amount, bearing a number not contemporaneously outstanding. If required by the Trustee or the Co-Issuers, the Holder of such Note shall provide indemnity that is sufficient, in the judgment of the Co-Issuers and the Trustee, to protect the Co-Issuers, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer in connection with such replacement. If required by the Trustee or the Co-Issuers, such Holder shall reimburse the Co-Issuers for its reasonable expenses in connection with such replacement.

Every replacement Note issued in accordance with this Section 2.07 shall be the valid obligation of the Co-Issuers, evidencing the same debt as the destroyed, lost or stolen Note, and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

SECTION 2.08 Outstanding Notes.

(a) The Notes outstanding at any time shall be the entire principal amount of Notes represented by all of the Global Notes and Definitive Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those subject to reductions in beneficial interests effected by the Trustee in accordance with Section 2.06, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09, a Note shall not cease to be outstanding because the Co-Issuers or an Affiliate of the Co-Issuers holds the Note; provided, however, that Notes held by the Co-Issuers or a Subsidiary of either of the Co-Issuers shall be deemed not to be outstanding for purposes of Section 3.01(c).

(b) If a Note is replaced pursuant to Section 2.07, it shall cease to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

(c) If the principal amount of any Note is considered paid under Section 4.02, it shall cease to be outstanding and interest on it shall cease to accrue.

(d) If the Paying Agent (other than the Co-Issuers, a Subsidiary or an Affiliate of any thereof) holds in trust, in accordance with this Indenture, on a redemption date, a purchase date or a maturity date, funds sufficient to pay all principal, interest and Additional Interest, if any, payable on that date with respect to the Notes (or portions thereof) to be redeemed, purchased or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION 2.09 Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Co-Issuers, or by any Affiliate of the Co-Issuers, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded.

SECTION 2.10 Temporary Notes.

Until certificates representing Notes are ready for delivery, the Co-Issuers may prepare and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Co-Issuers consider appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Co-Issuers shall prepare and the Trustee shall authenticate Global Notes or Definitive Notes in exchange for temporary Notes, as applicable. After preparation of Definitive Notes, the temporary notes will be exchangeable for Definitive Notes upon surrender of the temporary Notes.

Holders of temporary Notes shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

SECTION 2.11 Cancellation.

The Co-Issuers at any time may deliver the Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. At the sole direction of the Co-Issuers, the Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Notes (subject to the record retention requirements of the Exchange Act or other applicable laws) unless by written order, signed by an Officer of each Co-Issuer, the Co-Issuers direct them to be returned to it. Certification of the destruction of all cancelled Notes shall be delivered to the Co-Issuers from time to time upon request. The Co-Issuers may not issue new Notes to replace the Notes that it has paid or that have been delivered to the Trustee for cancellation.

SECTION 2.12 Payment of Interest; Defaulted Interest.

If the Co-Issuers default in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.02. In such event, the Co-Issuers shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment and shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date shall be less than 10 days prior to the related Interest Payment Date for such defaulted interest. At least 15 days before any such special record date, the Co-Issuers (or, upon the written request of the Co-Issuers, the Trustee in the name and at the expense of the Co-Issuers) shall mail or cause to be mailed to Holders a notice that states the special record date, the related Interest Payment Date and the amount of such interest to be paid.

SECTION 2.13 Additional Interest.

If Additional Interest is payable by the Co-Issuers pursuant to the Registration Rights Agreement and paragraph 1 of the Notes, the Co-Issuers shall deliver to the Trustee a certificate to that effect stating (i) the amount of such Additional Interest that is payable and (ii) the date on which such interest is payable pursuant to Section 4.02. Unless and until a Responsible Officer of the Trustee receives such a certificate or instruction or direction from the Holders in accordance with the terms of this Indenture, the Trustee may assume without inquiry that no Additional Interest is payable. The foregoing shall not prejudice the rights of the Holders with respect to their entitlement to Additional Interest as otherwise set forth in this Indenture or the Notes and pursuing any action against the Co-Issuers directly or otherwise directing the Trustee to take any such action in accordance with the terms of this Indenture and the Notes. If the Co-Issuers have paid Additional Interest directly to the Persons entitled to it, the Co-Issuers shall deliver to the Trustee an Officers’ Certificate setting forth the details of such payment.

SECTION 2.14 Cusip or ISIN Numbers.

The Co-Issuers in issuing the Notes may use “CUSIP” and/or “ISIN” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” and/or “ISIN” numbers in notices of redemption or offers to purchase as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption or notice of an offer to purchase and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption or offer to purchase shall not be affected by any defect in or omission of such numbers. The Co-Issuers shall promptly notify the Trustee of any change in the “CUSIP” and/or “ISIN” numbers.

SECTION 2.15 Issuance of Additional Notes

The Co-Issuers shall be entitled, subject to its compliance with Section 4.11, to issue Additional Notes under this Indenture which shall have identical terms as the Initial Notes issued on the date hereof, other than with respect to the date of issuance, issue price and rights under a related Registration Rights Agreement, if any. The Initial Notes issued on the date hereof, any Additional Notes and all Exchange Notes issued in exchange therefor shall be treated as a single class for all purposes under this Indenture, including directions, waivers, amendments, consents, redemptions and offers to purchase.

With respect to any Additional Notes, the Co-Issuers shall set forth in a Board Resolution and an Officers’ Certificate, a copy of each of which shall be delivered to the Trustee, the following information:

(a) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

(b) the issue price, the issue date and the CUSIP and/or ISIN number of such Additional Notes; provided, however, that no Additional Notes may be issued at a price that would cause such Additional Notes to have “original issue discount” within the meaning of Section 1273 of the Code, other than a de minimis original issue discount within the meaning of Section 1273 of the Code; and

(c) whether such Additional Notes shall be subject to the restrictions on transfer set forth in Section 2.06 relating to Restricted Global Notes and Restricted Definitive Notes.

SECTION 2.16 Record Date.

The record date for purposes of determining the identity of Holders of Notes entitled to vote or consent to any action by vote or consent or permitted under this Indenture shall be determined as provided for in TIA Section 316(c).

SECTION 2.17 Pro Rata Payments.

If on any given day the Company makes a payment to the Paying Agent or the Trustee in respect of the Notes and such payment is not sufficient to pay all amounts due and payable on such date in respect of such Notes, such payment shall be applied to the amounts then due and payable on the subject Notes on a pro rata basis based on the amounts then due and payable on such Notes.

ARTICLE THREE

REDEMPTION

SECTION 3.01 Optional Redemption.

(a) Except as set forth in clauses (b), (c) and (d) of this Section 3.01, the Notes shall not be redeemable at the option of the Co-Issuers prior to August 15, 2009. Starting on that date, the Co-Issuers may redeem at any time all or any portion of the Notes, at once or over time, after giving the notice required pursuant to Section 3.03 hereof. The Notes may be redeemed at the redemption prices set forth below, plus accrued and unpaid interest, including Additional Interest, if any, to the redemption date (subject to the right of holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date). The following prices are for Notes redeemed during the 12-month period commencing on August 15 of the years set forth below, and are expressed as percentages of principal amount:

Year	Redemption Price
2009	104.438%
2010	102.219%
2011 and thereafter	100.000%

(b) At any time prior to August 15, 2009 the Co-Issuers may redeem all or any portion of the Notes, at once or over time, after giving the notice required pursuant to Section 3.03 hereof at a redemption price equal to the greater of:

(i) 100% of the principal amount of the Notes to be redeemed, and

(ii) the sum of the present values of (1) the redemption price of the Notes on August 15, 2009 and (2) the remaining scheduled payments of interest from the redemption date through August 15, 2009, but excluding accrued and unpaid interest through the redemption date, discounted to the redemption date (assuming a 360-day year consisting of twelve 30-day months), at the Treasury Rate plus 50 basis points;

plus, in either case, accrued and unpaid interest, including Additional Interest, if any, to the redemption date (subject to the right of holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

Any notice to holders of Notes of such a redemption shall include the appropriate calculation prepared by the Company of the redemption price, but need not include the redemption price itself. The actual redemption price, calculated as described above, shall be set forth in an Officers’ Certificate delivered to the Trustee no later than two Business Days prior to the redemption date.

(c) In addition, at any time and from time to time, prior to August 15, 2008, the Co-Issuers may redeem up to a maximum of 35% of the aggregate principal amount of the Notes with the proceeds of one or more Equity Offerings, at a redemption price equal to 108.875% of the principal amount thereof, plus accrued and unpaid interest, including Additional Interest, thereon, if any, to the redemption date (subject to the right of holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date); provided, however, that after giving effect to any such redemption, at least 65% of the aggregate principal amount of the Notes remains outstanding. Any such redemption shall be made within 75 days of such Equity Offering upon not less than 30 nor more than 60 days’ prior notice.

(d) The Co-Issuers also may at any time redeem all, but not less than all, of the outstanding Notes at a redemption price of 100% of the principal amount thereof plus accrued and unpaid interest and Additional Interest, if any, to the date of redemption if the Co-Issuers have become or would become obligated to pay any Additional Amounts in respect of the Notes as a result of:

(i) any change in or amendment to the laws (or regulations promulgated thereunder) of Canada (or any political subdivision or taxing authority thereof or therein), or

(ii) any change in or amendment to any official position regarding the application or interpretation of such laws or regulations,

which change or amendment is or was announced or effective after the Issue Date.

SECTION 3.02 Notices To Trustee.

If the Co-Issuers elect to redeem Notes pursuant to Section 3.01 of this Indenture, the Company shall notify the Trustee in writing of the redemption date, the redemption price and the principal amount of Notes to be redeemed. The Company shall give notice of redemption to the Paying Agent and Trustee at least 45 days but not more than 60 days (except that such notice may be given more than 60 days prior to a Redemption Date if notice is given in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture) before the Redemption Date (unless a shorter notice shall be agreed to by the Trustee in writing), together with an Officers’ Certificate stating that such redemption will comply with the conditions herein.

SECTION 3.03 Selection of Notes to be Redeemed; Notice of Redemption; Procedure for Optional Redemption.

(a) If less than all of the Notes are to be redeemed at any time, the Trustee will select the Notes for redemption as follows:

(i) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or

(ii) if the Notes are not listed on any securities exchange, on a pro rata basis, by lot or by such other method as the Trustee shall deem appropriate to the extent practicable.

No Notes of U.S.$1,000 or less shall be redeemed in part.

(b) At least 30 days but not more than 60 days before a redemption date, the Company shall mail a notice of redemption by first class mail, postage prepaid, to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture. At the Company’s request, the Trustee shall forward the notice of redemption in the Co-Issuers’ name and at the Company’s expense; provided that in such case, the Trustee has received notice from the Co-Issuers at least 31 days, but not more than 60 days, before a redemption date (unless a shorter notice shall be agreed to in writing by the Trustee) (except that such notice may be given more than 60 days prior to a Redemption Date if notice is given in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture). Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on the Notes or portions of them called for redemption. Each notice of redemption shall identify the Notes (including the CUSIP number) to be redeemed and shall state:

(1) the redemption date;

(2) the redemption price and the appropriate method for calculation of the redemption price; the actual redemption price shall also be set forth in an Officers’ Certificate delivered to the Trustee no later than two (2) Business Days prior to the redemption date unless clause (2) of the definition of “Comparable Treasury Price” is applicable, in which case such Officers’ Certificate should be delivered on the redemption date;

(3) the name and address of the Paying Agent;

(4) that the Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price, plus accrued interest, if any;

(5) that, unless the Co-Issuers default in making the redemption payment, interest on the Notes called for redemption ceases to accrue on and after the redemption date, and the only remaining right of the Holders of such Notes is to receive payment of the redemption price upon surrender to the Paying Agent of the Notes redeemed;

(6) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date, and upon surrender of such Note, a new Note or Notes in aggregate principal amount equal to the unredeemed portion thereof will be issued;

(7) if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption;

(8) the CUSIP Number, ISIN and/or “Common Code” number, if any, printed on the Notes being redeemed;

(9) that no representation is made as to the correctness or accuracy of the CUSIP number or ISIN and/or “Common Code” number, if any, listed in such notice or printed on the Notes; and

(10) the Section of the Notes pursuant to which the Notes are to be redeemed.

The notice, if mailed in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note. Notices of redemption may not be conditional.

SECTION 3.04 Effect of Notice of Redemption.

Once notice of an offer of redemption has been mailed by the Agent under Section 3.03, Notes that are to be redeemed in accordance with such notice and the terms of this Article 3 shall become due and payable on the redemption date. Upon surrender to the Paying Agent, such Notes shall be paid under the terms stated in Section 3.01; provided that if the redemption date is after a Record Date for the payment of interest and on or prior to the related Interest Payment Date, the accrued interest shall be payable to a Noteholder of the redeemed Notes registered on the relevant Record Date. On or after the Redemption Date, interest shall cease to accrue on the Notes or portions thereof called for redemption.

SECTION 3.05 Deposit of Redemption Price.

Prior to 10:00 a.m. on the Redemption Date, the Co-Issuers shall deposit with the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date other than the Notes or portions of the Notes called for redemption which have been delivered by the Co-Issuers to the Trustee for cancellation. On or after the Redemption Date, interest shall cease to accrue on Notes or portions thereof called for redemption so long as the Co-Issuers have deposited with the Paying Agent funds sufficient to pay the principal of, plus accrued and unpaid interest on, the Notes.

SECTION 3.06 Notes Redeemed in Part.

Upon surrender of Note that is redeemed in part, each Co-Issuer shall execute and the Trustee shall authenticate for the Noteholder (at the Company’s expense) a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

ARTICLE FOUR

COVENANTS

SECTION 4.01 Covenant Suspension

(a) During any period of time that:

(i) the Notes have Investment Grade Ratings from both Rating Agencies; and

(ii) no Default or Event of Default has occurred and is continuing under this Indenture (a “Covenant Suspension Event”),

the Company and the Restricted Subsidiaries will not be subject to the provisions of Sections 4.11, 4.12, 4.14, 4.15, 4.16, 4.19, clause (b) of the second sentence and the proviso contained in the third sentence of the definition of “Unrestricted Subsidiary;” and Section 5.01(a)(4) of the Indenture (collectively, the “Suspended Covenants”).

(b) On the date that a Covenant Suspension Event occurs (the “Suspension Date”), the amount of Excess Proceeds from Net Proceeds from Asset Sales shall be set at zero. In the event that the Company and the Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) one or both of the Rating Agencies withdraws its Investment Grade Rating or downgrades the rating assigned to the notes below an Investment Grade Rating or a Default or Event of Default occurs and is continuing, then the Company and the Restricted Subsidiaries shall thereafter again be subject to the Suspended Covenants with respect to future events. The period of time between the Suspension Date and the Reversion Date is referred to as the “Suspension Period.” Notwithstanding that the Suspended Covenants may be reinstated, no Default or Event of Default shall be deemed to have occurred as a result of a failure to comply with the Suspended Covenants during the Suspension Period (or upon termination of the Suspension Period or after that time based solely on events that occurred during the Suspension Period).

(c) On the Reversion Date:

(i) all Indebtedness incurred, or Preferred Stock issued, during the Suspension Period shall be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under clause (c) of the second paragraph of Section 4.11 hereof; and

(ii) all proceeds from Asset Sales made during the Suspension Period will be deemed to be permitted and the Company shall be permitted to retain such proceeds.

(d) Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under Section 4.12 of this Indenture shall be made as though the covenant under Section 4.12 hereof had been in effect since the Issue Date and throughout the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period shall reduce the amount available to be made as Restricted Payments under Section 4.12 (a).

(e) The Company shall give the Trustee prompt (and in any event not later than five Business Days after a Covenant Suspension Event) written notice of any Covenant Suspension Event. In the absence of such notice, the Trustee shall assume the Suspended Covenants apply and are in full force and effect. The Company shall give the Trustee prompt (and in any event not later than five Business Days after a Reversion Date) written notice of any occurrence of a Reversion Date and subject to Section 7.02(j), the Trustee shall have no duty to verify or investigate whether such Reversion Date has occurred. After any such notice of the occurrence of a Reversion Date, the Trustee shall assume the Suspended Covenants apply and are in full force and effect.

SECTION 4.02 Payment of Notes.

(a) The Co-Issuers shall, jointly and severally, pay the principal of (and premium, if any) and interest on the Notes on the dates and in the manner provided in the Notes and this Indenture. An installment of principal of or interest on the Notes shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Company or an Affiliate thereof) holds on that date U.S. Legal Tender and/or U.S. Government Securities designated for and sufficient to pay the installment. The Company shall pay Additional Interest, if any, in the same manner, on the dates and in the amounts set forth in a Registration Rights Agreement, the Notes and the Indenture. If a payment date is not a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day, and no interest shall accrue on such payment for the intervening period. Interest shall be computed on the basis of a 360-day year of twelve 30-day months solely for the purposes of providing disclosure required by the Interest Act (Canada), the annual rate of interest that is equivalent to the rate payable on the Notes shall be the rate payable multiplied by the actual number of days in the year divided by 360.

(b) The Co-Issuers shall, jointly and severally, pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 2% per annum in excess of the rate then in effect; they shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods), from time to time on demand at the same rate to the extent lawful.

SECTION 4.03 Maintenance of Office or Agency.

(a) The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency (which may be an office or drop facility of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be presented or surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

(b) The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

(c) The Company hereby initially designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03.

SECTION 4.04 Corporate Existence.

Except as otherwise permitted by Article Five, each of the Co-Issuers shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence in accordance with its organizational documents.

SECTION 4.05 Payment of Taxes and Other Claims.

The Company shall, and shall cause each of its Restricted Subsidiaries to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all material taxes, assessments and governmental charges levied or imposed upon it or any of its respective Restricted Subsidiaries or upon the income, profits or property of it or any of its respective Restricted Subsidiaries and (b) all lawful claims for labor, materials and supplies except, in each case, any such tax, assessment, charge or claim as is being contested in good faith by appropriate actions or where the failure to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim is not materially adverse to the Holders.

SECTION 4.06 Maintenance of Properties and Insurance.

(a) The Company shall cause all material properties owned by or leased by it or any of its Restricted Subsidiaries used or useful to the conduct of its business or the business of any of its Restricted Subsidiaries to be maintained and kept in normal condition, repair and working order and supplied with all necessary equipment and shall cause to be made all repairs, renewals, replacements, and betterments thereof, all as in its judgment may be necessary, so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 4.06 shall prevent the Company or any of its Restricted Subsidiaries from discontinuing the use, operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Board of Directors of the Company or any such Restricted Subsidiary desirable in the conduct of the business of the Company or any such Restricted Subsidiary; provided further, that nothing in this Section 4.06 shall prevent the Company or any of its Restricted Subsidiaries from discontinuing or disposing of any properties to the extent otherwise permitted by this Indenture.

(b) The Company shall maintain, and shall cause its Restricted Subsidiaries to maintain, insurance with responsible carriers against such risks and in such amounts, and with such deductibles, retentions, self insured amounts and co-insurance provisions, as are appropriate for a business of this type and size as determined in good faith by the Company.

SECTION 4.07 Compliance Certificate; Notice of Default.

(a) The Company shall deliver to the Trustee, within 120 days after the close of each fiscal year commencing with the fiscal year in which Notes are first issued pursuant to this Indenture, an Officers’ Certificate of the Company stating that a review of the activities of the Company and its Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to the best of such Officer’s knowledge, the Company and such Restricted Subsidiaries during such preceding fiscal year has kept, observed, performed and fulfilled each and every such covenant in this Indenture and no Default occurred during such year and at the date of such certificate there is no Default that has occurred and is continuing or, if such signing Officers do know of such Default, the certificate shall describe all such Defaults of which such signing Officer has actual knowledge and its status with particularity. The Officers’ Certificate shall also notify the Trustee should the Company elect to change the manner in which it fixes its fiscal year end.

(b) The Company shall deliver to the Trustee as soon as possible, and in any event within five days after the Company becomes aware of the occurrence of any Default or Event of Default, an Officers’ Certificate of the Company specifying the Default or Event of Default and describing its status with particularity and the action proposed to be taken thereto.

(c) The Company’s fiscal year currently ends on January 31. The Company will provide written notice to the Trustee of any change in its fiscal year.

SECTION 4.08 Compliance with Laws.

The Company shall comply, and shall cause each of its Restricted Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of any nation or government, any state or other political subdivision thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except, in any such case, to the extent the failure to so comply would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Company and its Restricted Subsidiaries taken as a whole.

SECTION 4.09 Waiver of Stay, Extension or Usury Laws.

Each Co-Issuer and Guarantor covenants (to the extent permitted by applicable law) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive any Co-Issuer from paying all or any portion of the principal of and/or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and (to the extent permitted by applicable law) each Co-Issuer and Guarantor hereby expressly waives all benefit or advantage of any such law, and covenants (to the extent permitted by applicable law) that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted. If such waiver and covenants are not permitted by applicable law and if any provision of this Indenture or the Notes would oblige the Co-Issuers to make any payment of interest or other amounts payable to a Holder in an amount calculated at a rate which would be prohibited by law or would result in receipt by that Holder of “interest” at a “criminal rate” (as such terms are construed under the Criminal Code (Canada)), then notwithstanding such provision, such amount shall or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law or so result in a receipt by that Holder of “interest” at a “criminal rate”, such adjustment to be effected, to the extent necessary (but only to the extent necessary), as follows:

(i) first, by reducing the amount or rate of interest required to be paid to the affected Holder; and

(ii) thereafter, by reducing any fees, commissions, premiums and other amounts required to be paid to the affected Holder which would constitute interest for purposes of Section 347 of the Criminal Code (Canada).

SECTION 4.10 Change of Control.

(a) If a Change of Control occurs, unless the Company at such time gives notice of redemption under clauses (a), (b) or (c) of Section 3.01 hereof or unless the conditions specified in Section 4.10(f) hereof have been satisfied, the Co-Issuers shall make an offer to each Holder of Notes to repurchase all or any part (equal to U.S.$1,000 or an integral multiple of U.S.$1,000) of that Holder’s Notes pursuant to a Change of Control Offer (the “Change of Control Offer”) on the terms set forth in this Indenture. In the Change of Control Offer, the Co-Issuers will offer to pay an amount in cash (the “Change of Control Purchase Price”) equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and Additional Interest, if any, on the Notes repurchased, to the date of repurchase (subject to the right of holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

(b) Within 60 days following any Change of Control, unless the Company at such time gives notice of redemption under clauses (a), (b) or (c) of Section 3.01 hereof or unless the conditions specified in Section 4.10(f) hereof have been satisfied, the Company shall (i) cause a notice of the Change of Control Offer to be sent at least once to the Dow Jones News Service or similar business news service in the United States and (ii) send by first-class mail, with a copy to the Trustee, a notice to each Holder of Notes, at such Holder’s address appearing in the Security Register, stating:

(1) that a Change of Control has occurred and a Change of Control Offer is being made pursuant to this Section 4.10 and that all Notes timely tendered will be accepted for payment;

(2) the Change of Control Purchase Price and the repurchase date (the “Change of Control Payment Date”) which shall be, subject to any contrary requirements of applicable law, a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed;

(3) the circumstances and relevant facts regarding the Change of Control (including information with respect to pro forma historical income, cash flow and capitalization after giving effect to the Change of Control); and

(4) the procedures that holders of Notes must follow in order to tender their Notes (or portions thereof) for payment, and the procedures that holders of Notes must follow in order to withdraw an election to tender Notes (or portions thereof) for payment.

(c) On the Change of Control Payment Date, the Co-Issuers will, to the extent lawful:

(1) accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(2) deposit with the Paying Agent an amount equal to the Change of Control Purchase Price in respect of all Notes or portions of Notes properly tendered; and

(3) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate of the Company stating the aggregate principal amount of Notes or portions of Notes being purchased by the Co-Issuers.

(d) The Paying Agent will promptly mail to each Holder of Notes properly tendered the Change of Control Purchase Price for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of U.S.$1,000 or an integral multiple thereof.

(e) Prior to complying with any of the provisions of this Section 4.10, but in any event within 120 days following a Change of Control, to the extent required to permit the Company to comply with this Section 4.10, the Company will either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date. However, if the Change of Control Payment Date is on or after an interest Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such Record Date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Change of Control Offer.

(f) In addition, the Co-Issuers will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer (an “Alternate Offer”) in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Co-Issuers and purchases all Notes validly tendered and not withdrawn under such Alternate Offer. The Alternate Offer must comply with all the other provisions applicable to the Change of Control Offer, shall remain, if commenced prior to the Change of Control, open for acceptance until the consummation of the Change of Control and must permit Holders to withdraw any tenders of Notes made into the Alternate Offer until the final expiration or consummation thereof.

(g) The Co-Issuers will comply, and will use commercially reasonable efforts to cause any third party making a Change of Control Offer or an Alternate Offer to comply, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control or an Alternate Offer. To the extent that the provisions of any applicable securities laws or regulations conflict with the Change of Control provisions of this Indenture, the Co-Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of this Indenture by virtue of such compliance.

SECTION 4.11 Incurrence of Indebtedness and Issuance of Preferred Stock.

(a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively “incur”) any Indebtedness (including Acquired Debt) and will not permit any of its Restricted Subsidiaries to issue any shares of Preferred Stock; provided, however, that the Company, DC and any Guarantor may incur Indebtedness (including Acquired Debt) and any Guarantor may issue Preferred Stock if the Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Preferred Stock is issued would have been at least 2.0 to 1.0 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period.

(b) Section 4.11(a) will not prohibit the incurrence of any of the following (collectively, “Permitted Debt”):

(1) Indebtedness incurred by the Company, DC or any Guarantor pursuant to the Senior Credit Agreement together with the guarantees thereunder and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof); provided, however, that, immediately after giving effect to any such incurrence, the aggregate principal amount of all Indebtedness incurred under this clause (1) and then outstanding does not exceed CA$635.0 million, less the amount of all mandatory principal payments (with respect to revolving borrowings and letters of credit, only to the extent revolving commitments are correspondingly reduced) actually made by any borrower thereunder with Net Proceeds from Asset Sales;

(2) Indebtedness incurred by the Company, DC and the Guarantors represented by the Notes (including any Guarantee thereof) issued on the Issue Date or subsequently represented by the Exchange Notes issued in exchange for the Notes and in exchange for any Additional Notes (including any Guarantee thereof);

(3) Existing Indebtedness (other than Indebtedness described in clauses (1) and (2));

(4) Indebtedness, including Capitalized Lease Obligations incurred by the Company, DC or any Guarantor to finance the purchase, lease or improvement of property (real or personal) or equipment that is used or useful in a Permitted Business (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) within 270 days before or after such purchase, lease or improvement in an aggregate principal amount that, when aggregated with the principal amount of all other Indebtedness then outstanding and incurred pursuant to this clause (4) and any Indebtedness that refunds or refinances such Indebtedness, does not exceed the greater of CA$35.0 million and 3.5% of Consolidated Total Assets of the Company;

(5) Indebtedness incurred by the Company or any Restricted Subsidiary constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including without limitation letters of credit in respect of workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers’ compensation claims; provided, however, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

(6) Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that (A) such Indebtedness is not reflected on the balance sheet of the Company or any Restricted Subsidiary prepared in accordance with GAAP (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (A)) and (B) the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds including non-cash proceeds (the fair market value of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Company and any Restricted Subsidiaries in connection with such disposition;

(7) Indebtedness of the Company owed to and held by any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owed to and held by the Company or any Restricted Subsidiary; provided, however, that (A) any subsequent issuance or transfer of any Capital Stock or any other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Indebtedness (except to the Company or a Restricted Subsidiary) shall be deemed, in each case, to constitute the incurrence of such Indebtedness by the issuer thereof and (B) if the Company, DC or any Guarantor is the obligor on such Indebtedness, such Indebtedness is expressly subordinated in right of payment to all obligations with respect to the Notes and the Guarantees, as the case may be;

(8) shares of Preferred Stock of a Restricted Subsidiary issued to the Company or a Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Company or a Restricted Subsidiary) shall be deemed in each case to be an issuance of such shares of Preferred Stock;

(9) Hedging Obligations of the Company, DC or any Guarantor (excluding Hedging Obligations entered into for speculative purposes) for the purpose of hedging (A) interest rate risk with respect to any Indebtedness that is permitted by the terms of this Indenture to be outstanding, (B) exchange rate risk with respect to any currency exchange and (C) risks with respect to the fluctuation in commodity prices;

(10) Obligations in respect of performance and surety bonds and performance and completion guarantees provided by the Company or any Restricted Subsidiary or obligations in respect of letters of credit related thereto, in each case in the ordinary course of business or consistent with past practice;

(11) Indebtedness of the Company or any Restricted Subsidiary or Preferred Stock of any Restricted Subsidiary (other than DC) not otherwise permitted hereunder in an aggregate principal amount or liquidation preference which, when aggregated with the principal amount and liquidation preference of all other Indebtedness and Preferred Stock then outstanding and incurred pursuant to this clause (11), does not at any one time outstanding exceed CA$75.0 million; provided, however, that the sum of (X) the aggregate principal amount of any Indebtedness of any Restricted Subsidiary that is not a Guarantor outstanding and incurred pursuant to this clause (11), and (Y) the aggregate liquidation preference of Preferred Stock of any Restricted Subsidiary that is not a Guarantor outstanding and incurred pursuant to this clause (11), does not at any time outstanding exceed CA$25.0 million;

(12) (x) any guarantee by the Company or a Guarantor of Indebtedness of any Restricted Subsidiary so long as the incurrence of such Indebtedness incurred by such Restricted Subsidiary is permitted under the terms of this Indenture; provided that if such Indebtedness is by its express terms subordinated in right of payment to the Notes or the Guarantee of such Restricted Subsidiary, as applicable, any such guarantee of such Guarantor with respect to such Indebtedness shall be subordinated in right of payment to such Guarantor’s Guarantee with respect to the Notes substantially to the same extent as such Indebtedness is subordinated to the Notes or the Guarantee of such Restricted Subsidiary, as applicable, (y) any guarantee by a Non-Guarantor Restricted Subsidiary of Indebtedness of another Non-Guarantor Subsidiary incurred in accordance with the terms of this Indenture, and (z) any guarantee by a Guarantor of Indebtedness of the Company incurred in accordance with the terms of this Indenture;

(13) Indebtedness or Preferred Stock incurred by the Company or any Restricted Subsidiary that serves to refund or refinance any Indebtedness incurred as permitted under Section 4.11(a) and clauses (2), (3) and (4) above, this clause (13) and clauses (14), (17) and (19) below or any Indebtedness issued to so refund or refinance such Indebtedness including additional Indebtedness incurred to pay premiums and fees in connection therewith (the “Refinancing Indebtedness”) prior to its respective maturity; provided, however, that such Refinancing Indebtedness (A) has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness being refunded or refinanced, (B) to the extent such Refinancing Indebtedness refinances Indebtedness subordinated or pari passu to the Notes or the Guarantees, such Refinancing Indebtedness is subordinated or pari passu to the Notes or the Guarantees at least to the same extent as the Indebtedness being refinanced or refunded, (C) shall not include (x) Indebtedness or Preferred Stock of a Non-Guarantor Subsidiary that refinances Indebtedness or Preferred Stock of the Company or a Guarantor or (y) Indebtedness or Preferred Stock of the Company or a Restricted Subsidiary that refinances Indebtedness or Preferred Stock of an Unrestricted Subsidiary, (D) shall not be in a principal amount in excess of the principal amount of, premium, if any, accrued interest on, and related fees and expenses of, the Indebtedness being refunded or refinanced and (E) shall not have a stated maturity date prior to the Stated Maturity of the Indebtedness being refunded or refinanced; and provided further, that subclauses (A) and (E) of this clause (13) will not apply to any refunding or refinancing of any Senior Debt or Guarantor Senior Debt;

(14) Indebtedness or Preferred Stock of Persons that are acquired by the Company or any Restricted Subsidiary or merged into the Company or a Restricted Subsidiary in accordance with the terms of this Indenture; provided that such Indebtedness or Preferred Stock is not incurred in connection with or in contemplation of such acquisition or merger; and provided further, that after giving effect to such incurrence of Indebtedness the Company would be permitted to incur at least CA$1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.11(a);

(15) Indebtedness arising from the honoring by a bank or financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within five Business Days of its incurrence;

(16) Indebtedness of the Company or any Restricted Subsidiary supported by a letter of credit issued pursuant to the Senior Credit Agreement in a principal amount not in excess of the stated amount of such letter of credit;

(17) Indebtedness representing deferred compensation or consisting of promissory notes issued by the Company, DC or any Guarantor to current or former officers, directors and employees, their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of any direct or indirect parent of the Company permitted by Section 4.12.

(18) Contribution Indebtedness;

(19) Indebtedness of up to CA$10.0 million in respect of sale and leaseback transactions permitted by the covenant described under Section 4.14; and

(20) Indebtedness consisting of (x) the financing of insurance premiums or (y) take or pay obligations contained in supply arrangements, in each case, in the ordinary course of business.

(c) For purposes of determining compliance with this Section 4.11, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (20) of Section 4.11(b), or is entitled to be incurred pursuant to Section 4.11(a), the Company will be permitted to classify and later reclassify such item of Indebtedness in any manner that complies with this Section 4.11. Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness will not be deemed to be an incurrence of Indebtedness for purposes of this covenant. Notwithstanding the foregoing, Indebtedness under the Senior Credit Agreement outstanding on the Issue Date will be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt in Section 4.11(b) and the Company shall not be permitted to reclassify all or any portion of such Indebtedness. The maximum amount of Indebtedness that the Company and its Restricted Subsidiaries may incur pursuant to this Section 4.11 shall not be deemed to be exceeded, with respect to any outstanding Indebtedness, solely as a result of fluctuations in the exchange rate of currencies.

SECTION 4.12 Restricted Payments.

(a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(i) declare or pay any dividend or make any other distribution on account of the Company’s or any of its Restricted Subsidiaries’ Equity Interests, including any dividend or distribution payable in connection with any merger or consolidation (other than (x) dividends or distributions by the Company payable in Equity Interests (other than Disqualified Stock) of the Company or in options, warrants or other rights to purchase such Equity Interests (other than Disqualified Stock) or (y) dividends or distributions by a Restricted Subsidiary to the Company or any other Restricted Subsidiary (and if such Restricted Subsidiary is not a Wholly Owned Subsidiary, to its other holders of common stock on a pro rata basis) so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly Owned Subsidiary, the Company or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities);

(ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any direct or indirect parent of the Company, including in connection with any merger or consolidation and including the exercise of any option to exchange any Equity Interests (other than into any Equity Interest of the Company that is not Disqualified Stock);

(iii) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case prior to any scheduled repayment, sinking fund payment or maturity, any Indebtedness subordinated or junior in right of payment to the Notes (or, as applicable, any Guarantees) (other than (x) Indebtedness permitted under clauses (7) and (8) of the definition of “Permitted Debt” or (y) the purchase, repurchase or other acquisition of Indebtedness subordinated or junior in right of payment to the Notes purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition); or

(iv) make any Restricted Investment (all such payments and other actions set forth in these clauses (i) through (iv) being collectively referred to as “Restricted Payments”),

unless, at the time of and after giving effect to such Restricted Payment:

(1) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

(2) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least CA$1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.11(a); and

(3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and the Restricted Subsidiaries after the Issue Date (excluding Restricted Payments permitted by clauses (2), (3), (4), (5), (6), (8), (10), (11), (12) (13), (14), (15) and (16) of Section 4.12(b)), is less than the sum, without duplication, of

(A) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from November 18, 2004 to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit), plus

(B) 100% of the aggregate net cash proceeds and the fair market value, as determined in good faith by the Board of Directors of the Company, of property and marketable securities received by the Company after the Issue Date from the issue or sale of (x) Equity Interests of the Company (including Retired Capital Stock (as defined below) but excluding (i) cash proceeds and marketable securities received from the sale of Equity Interests of the Company or Holdco (the proceeds of which are contributed to the Company) to members of management, directors or consultants of the Company, any direct or indirect parent of the Company and the Restricted Subsidiaries after the Issue Date to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of Section 4.12(b), (ii) Designated Preferred Stock, (iii) the Cash Contribution Amount, (iv) Disqualified Stock and (v) the Investment Amount (as defined in clause (16) of Section 4.12(b) or (y) debt securities of the Company that have been converted into such Equity Interests of the Company (other than, in the case of (x) and (y), Refunding Capital Stock (as defined below), Equity Interests or convertible debt securities of the Company sold to a Restricted Subsidiary, the Company, or to an employee stock ownership plan or any trust established by the Company or any of its Subsidiaries as the case may be, and other than Disqualified Stock or Designated Preferred Stock or debt securities that have been converted into Disqualified Stock or Designated Preferred Stock), plus

(C) 100% of the aggregate amount of cash and the fair market value, as determined in good faith by the Board of Directors of the Company, of property and marketable securities contributed to the capital of the Company after the Issue Date (other than (i) by a Restricted Subsidiary or an employee stock ownership plan or any trust established by the Company or any of its Subsidiaries, (ii) any Excluded Contribution, (iii) the Cash Contribution Amount, (iv) any Disqualified Stock, (v) any Designated Preferred Stock, (vi) net cash proceeds applied to Restricted Payments made in accordance with clause (4) of Section 4.12(b)) and (vii) any contributions made, directly or indirectly, in respect of the Investment Amount (as defined in clause (16) of Section 4.12(b), plus

(D) without duplication of any amounts included in clause (4) of Section 4.12(b) and provided such amounts are not included in the Consolidated Net Income of the Company, 100% of the aggregate amount received in cash and the fair market value, as determined in good faith by the Board of Directors of the Company, of property and marketable securities received after the Issue Date by means of (A) the sale or other disposition (other than to the Company or a Restricted Subsidiary) of Restricted Investments made by the Company or its Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from the Company or its Restricted Subsidiaries and repayments of loans or advances which constitute Restricted Investments of the Company or its Restricted Subsidiaries or (B) the sale (other than to the Company or a Restricted Subsidiary) of the Capital Stock of an Unrestricted Subsidiary or a distribution from an Unrestricted Subsidiary (other than in each case to the extent the Investment in such Unrestricted Subsidiary was made by a Restricted Subsidiary pursuant to clause (10) of Section 4.12(b) or to the extent such Investment constituted a Permitted Investment), plus

(E) in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary or the merger or consolidation of an Unrestricted Subsidiary into the Company or a Restricted Subsidiary or the transfer of assets of an Unrestricted Subsidiary to the Company or a Restricted Subsidiary, the fair market value of the Investment in such Unrestricted Subsidiary as determined by the Board of Directors of the Company in good faith at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary or at the time of such merger, consolidation or transfer of assets (other than an Unrestricted Subsidiary to the extent the Investment in such Unrestricted Subsidiary was made by a Restricted Subsidiary pursuant to clause (10) of Section 4.12(b) or to the extent such Investment constituted a Permitted Investment); provided, however, that the foregoing sum shall not exceed, in the case of any Unrestricted Subsidiary, the amount of Investments (excluding Permitted Investments) previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary.

(b) The provisions set forth in Section 4.12(a) will not prohibit:

(1) the payment of any dividend within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of this Section 4.12;

(2) (A) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company or any direct or indirect parent of the Company (“Retired Capital Stock”) or Indebtedness subordinated to the Notes in exchange for or out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary or to an employee stock ownership plan or any trust established by the Company or any of its Subsidiaries) of Equity Interests of the Company or contributions to the equity capital of the Company (other than from a Subsidiary or an employee stock ownership plan or any trust established by the Company or any of its Subsidiaries) (in each case, other than Disqualified Stock) (“Refunding Capital Stock”) and (B) the declaration and payment of dividends on the Retired Capital Stock out of the proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company or to an employee stock ownership plan or any trust established by the Company or any of its Subsidiaries) of Refunding Capital Stock;

(3) the redemption, repurchase or other acquisition or retirement of Indebtedness subordinated to the Notes made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the borrower thereof which is incurred in compliance with Section 4.11 so long as (A) the principal amount of such new Indebtedness does not exceed the principal amount of the Indebtedness subordinated to the Notes being so redeemed, repurchased, acquired or retired for value plus related fees and expenses and the amount of any reasonable premium required to be paid under the terms of the instrument governing the Indebtedness subordinated to the Notes being so redeemed, repurchased, acquired or retired, (B) such new Indebtedness is subordinated to the Notes and any Guarantees thereof at least to the same extent as the Indebtedness subordinated to the Notes so purchased, exchanged, redeemed, repurchased, acquired or retired for value, (C) such new Indebtedness has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Indebtedness subordinated to the Notes being so redeemed, repurchased, acquired or retired and (D) such new Indebtedness has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Indebtedness subordinated to the Notes being so redeemed, repurchased, acquired or retired.

(4) a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of Equity Interests of the Company or any of its direct or indirect parents held by any future, present or former employee, director or consultant of the Company, any of its Subsidiaries or any of its direct or indirect parents pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement, and a Restricted Payment in respect of stock appreciation rights or similar phantom stock rights; provided, however, that the aggregate amount of Restricted Payments made under this clause (4) does not exceed in any calendar year CA$15.0 million (with unused amounts in any calendar year being carried over to the next succeeding calendar year); and provided further, that such amount in any calendar year may be increased by an amount not to exceed (A) the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of the Company and, to the extent contributed to the Company, Equity Interests of any of its direct or indirect parents, in each case to members of management, directors or consultants of the Company, any of its Subsidiaries or any of its direct or indirect parents that occurs after the Issue Date plus (B) the amount of any cash bonuses otherwise payable to members of management, directors, consultants of the Company or any of its Subsidiaries or any of its direct or indirect parents in connection with the Transactions that are foregone in return for the receipt of Equity Interests of the Company or any direct or indirect parents of the Company plus (C) the cash proceeds of “key man” life insurance policies received by the Company or its Restricted Subsidiaries after the Issue Date (provided that the Company may elect to apply all or any portion of the aggregate increase contemplated by clauses (A), (B) and (C) of this clause (4) in any calendar year) less (D) the amount of any Restricted Payments previously made pursuant to clauses (A), (B) and (C) of this clause (4);

(5) the declaration and payment of dividends or distributions to holders of any class or series of Disqualified Stock of the Company or any Restricted Subsidiary issued or incurred in compliance with Section 4.11 to the extent such dividends are included in the definition of Fixed Charges for such entity;

(6) the declaration and payment of dividends or distributions to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued after the Issue Date and the declaration and payment of dividends to any direct or indirect parent company of the Company, the proceeds of which will be used to fund the payment of dividends or distributions to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of any direct or indirect parent company of the Company issued after the Issue Date the proceeds of which are contributed to the Company; provided, however, that (A) for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock, after giving effect to such issuance (and the payment of dividends or distributions) on a pro forma basis, the Company would have had a Fixed Charge Coverage Ratio of at least 2.0 to 1.0 and (B) the aggregate amount of dividends declared and paid pursuant to this clause (6) does not exceed the net cash proceeds actually received by the Company from any such sale of Designated Preferred Stock (other than Disqualified Stock) issued after the Issue Date;

(7) Investments in Unrestricted Subsidiaries having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (7) that are at the time outstanding, after giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale received by the Company and/or its Restricted Subsidiaries consist of cash and/or marketable securities, not to exceed the greater of CA$15.0 million and 1.5% of Consolidated Total Assets of the Company at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(8) repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if and to the extent such Equity Interests represent a portion of the exercise price of such options or warrants;

(9) the payment of dividends on the Company’s Capital Stock following the first public offering of the Company’s Capital Stock or the Capital Stock of any of its

direct or indirect parents after the Issue Date, of up to 6.0% per annum of the net cash proceeds received by or contributed to the Company in any past or future public offering, other than public offerings registered on Form S-4 or Form S-8 and other than any public sale constituting an Excluded Contribution;

(10) other Restricted Payments in an aggregate amount not to exceed CA$25.0 million;

(11) the declaration and payment of dividends, the making of distributions, or the making of loans, to any direct or indirect parent of the Company in amounts required for such direct or indirect parent to pay, without duplication:

(A) franchise taxes and other fees, taxes and expenses required to maintain its legal existence;

(B) the tax installments and the tax liability (including capital taxes) for each relevant jurisdiction in respect of returns for the relevant jurisdiction of such direct or indirect parent of the Company, to the extent reasonably attributable to the Company and its Restricted Subsidiaries;

(C) customary and reasonable salary, bonus and other benefits payable to officers and employees of any direct or indirect parent of the Company to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Company and its Restricted Subsidiaries;

(D) reasonable general overhead expenses (including professional and administrative expenses) for any direct or indirect parent of the Company to the extent such expenses are attributable to the ownership or operation of the Company and its Restricted Subsidiaries; and

(E) reasonable fees and expenses other than to Affiliates related to an unsuccessful equity or debt offering by any direct or indirect parent of the Company not prohibited by this Indenture;

(12) cash dividends or other distributions on the Company’s or any Restricted Subsidiary’s Capital Stock made to any direct or indirect parent of the Company used to, or the making of loans, the proceeds of which will be used to, (i) pay fees and expenses incurred in connection with the Transactions or offering of the Notes as described in the Offering Memorandum or (ii) prepay the Senior Subordinated Notes issued on November 18, 2004 to Dollarama Investment I L.P. and held by Canadian Holdco, including all accrued and unpaid interest thereon and a prepayment premium, if any as described in the Offering Memorandum;

(13) the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness pursuant to provisions similar to Section 4.10 and Section 4.14; provided that a Change of Control Offer or Asset Sale Offer, as applicable, has been made and all Notes tendered by Holders of the Notes in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value;

(14) Investments that are made with Excluded Contributions;

(15) cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock of the Company, provided, however, that any such cash payment shall not be for the purpose of evading the limitation of the covenant described under this Section 4.12 (as determined in good faith by the Board of Directors of the Company); and

(16) (A) payment of scheduled quarterly cash payments in an amount not to exceed the Canadian Holdco Restricted Payment Tax Gross Up and (B) so long as no Event of Default pursuant to clauses (a), (h) or (i) of Section 6.01 has arisen or would result therefrom and no failure to invest the Investment Amount (as defined below) has occurred and is continuing, payments to any direct or indirect parent of the Company to the extent necessary to make scheduled quarterly cash payments of the Canadian Holdco Restricted Payment Interest as required pursuant to the terms of the Canadian Holdco Restricted Payment Debt; provided, however, that immediately upon receipt of such amount (or, in any event, no later than on the Business Day immediately following the date of such receipt), the Company shall ensure that each holder of the Canadian Holdco Debt (or an Affiliate thereof) shall invest 100% of such amount (or less than 100% of such amount to the extent that a portion of such Canadian Holdco Restricted Payment Interest is permitted to be made and is actually made as a Restricted Payment pursuant to other provisions of this covenant) (such amount, the “Investment Amount”) in Canadian Holdco Debt or Equity Interests of Canadian Holdco; provided, further, that Canadian Holdco shall immediately invest such Investment Amount in Equity Interests (in the form of additional units or as an increased basis in existing common units) of Holdco and Holdco shall, in turn, invest such Investment Amount in Equity Interests (in the form of additional units or as an increased basis in existing common units) of the Company; provided, further, however that no such amounts as described in this clause (B) above shall be paid to any direct or indirect parent of the Company at any time when such direct or indirect parent is subject to a bankruptcy, insolvency or similar proceeding of the type referenced in clauses (h) or (i) of Section 6.01;

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (4), (5), (6), (7), (9), (10), and (13), no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof.

(c) The amount of all Restricted Payments (other than cash) will be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this Section 4.12 will be determined in good faith by the Board of Directors of the Company. The Company’s determination must be based upon an opinion or appraisal issued by an Independent Financial Advisor if any such fair market value exceeds CA$30.0 million.

(d) The Company will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the second to last sentence of the definition of Unrestricted Subsidiary. For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding investments by the Company and the Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Investments in an amount determined as set forth in the second paragraph of the definition of

“Investments.” Such designation will be permitted only if (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and (b) an Investment in such amount would be permitted at such time under this Section 4.12 or the definition of “Permitted Investments” and if such Subsidiary otherwise meets the definition of an “Unrestricted Subsidiary.”

SECTION 4.13 Liens.

(a) The Company will not, and will not permit any Restricted Subsidiary that is a Guarantor to, directly or indirectly, create, incur, assume or suffer to exist any Lien (other than Permitted Liens) that secures obligations under any Indebtedness ranking pari passu with or subordinated to the Notes or a related Guarantee on any asset or property of the Company or any such Restricted Subsidiary, or any income or profits therefrom, or assign or convey any right to receive income therefrom, unless:

(1) in the case of Liens securing Indebtedness subordinated to the Notes or the Guarantees, the Notes and any related Guarantees are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; or

(2) in all other cases, the Notes and any related Guarantees are equally and ratably secured,

except that the foregoing clauses (1) and (2) shall not apply to:

(i) Liens existing on the Issue Date to the extent and in the manner such Liens are in effect on the Issue Date;

(ii) Liens securing the Notes, any Additional Notes, the Exchange Notes issued in exchange for the Notes and any Additional Notes and the related Guarantees; and

(iii) Liens securing Senior Debt or Guarantor Senior Debt and the related guarantees of such Senior Debt or Guarantor Senior Debt.

Any Lien which is granted to secure the Notes under this Section 4.13 shall be discharged on the earlier to occur of (i) the discharge of the Lien that gave rise to the obligation to so secure the Notes and (ii) the full repayment of the Notes.

SECTION 4.14 Asset Sales.

(a) The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1) the Company (or such Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

(2) in the case of Asset Sales involving consideration in excess of CA$10.0 million, the fair market value is determined by the Company’s Board of Directors and evidenced by a Board Resolution set forth in an Officers’ Certificate delivered to the Trustee; and

(3) except for any Permitted Asset Swap, at least 75% of the consideration received in the Asset Sale by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents.

For purposes of clause (3) above, the amount of (i) any liabilities (as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet or in the notes thereto) of the Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes or the Guarantees) that are assumed by the transferee of any such assets and from which the Company and all Restricted Subsidiaries have been validly released by all creditors in writing, (ii) any securities received by the Company or such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of such Asset Sale and (iii) any Designated Non-cash Consideration received by the Company or any of its Restricted Subsidiaries in such Asset Sale having an aggregate fair market value (as determined in good faith by the Board of Directors of the Company), taken together with all other Designated Non-cash Consideration received pursuant to this clause (iii) that is at that time outstanding, not to exceed the greater of (x) CA$35.0 million and (y) 3.5% of Consolidated Total Assets of the Company at the time of the receipt of such Designated Non-cash Consideration (with the fair market value of each item of Designated Non-cash Consideration being measured at the time received without giving effect to subsequent changes in value), shall be deemed to be cash for purposes of this Section 4.14(a) and for no other purpose.

(b) Within 365 days after the receipt of any Net Proceeds from an Asset Sale the Company or the applicable Restricted Subsidiary may apply those Net Proceeds at its option:

(1) to permanently reduce Obligations under Senior Debt or Guarantor Senior Debt, as the case may be, of the Company or such Restricted Subsidiary (and to correspondingly reduce commitments with respect thereto) or Indebtedness that ranks pari passu with the Notes (provided that if the Company shall so reduce Obligations under such Indebtedness that ranks pari passu with the Notes, it will equally and ratably reduce Obligations under the Notes by making an offer (in accordance with the procedures set forth in Section 4.14(c) for an Asset Sale Offer (as defined in Section 4.14(c) below) to all Noteholders to purchase at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, on the pro rata principal amount of Notes or Indebtedness of a Restricted Subsidiary, in each case other than Indebtedness owed to the Company or an Affiliate of the Company;

(2) to an investment in (A) any one or more businesses; provided that such investment in any business is in the form of the acquisition of Capital Stock and results in the Company or a Restricted Subsidiary owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (B) capital expenditures or (C) other assets, in each of (A), (B) and (C), used in a Permitted Business; and/or

(3) to an investment in (A) any one or more businesses; provided that such investment in any business is in the form of the acquisition of Capital Stock and it results in the Company or a Restricted Subsidiary owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (B) properties or (C) assets that, in each of (A), (B) and (C), replace the businesses, properties and assets that are the subject of such Asset Sale;

provided, however, that the provisions set forth in clauses (2) and (3) of this Section 4.14(b) shall be deemed satisfied by the Company or the applicable Restricted Subsidiary if by the end of such 365-day period such party shall have entered into a binding agreement under which it is contractually committed to make an investment referred to in such clauses and such investment is effected within 180 days from the date such binding agreement is entered into (but only if such 180th day occurs later than such 365th day).

(c) When the aggregate amount of Net Proceeds not applied or invested in accordance with Section 4.14(b) (“Excess Proceeds”) exceeds CA$15.0 million, the Co-Issuers will make an offer (an “Asset Sale Offer”) to all Noteholders and holders of Indebtedness that ranks pari passu with the Notes and contains provisions similar to those set forth in this Indenture with respect to offers to purchase with the proceeds of sales of assets, to purchase, on a pro rata basis, the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds (the “Asset Sale Offer Amount”). The offer price in any Asset Sale Offer will be equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any (the “Asset Sale Payment”) , to the date of purchase, and will be payable in cash.

(d) Pending the final application of any Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by this Indenture.

(e) If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee will select the Notes to be purchased on a pro rata basis (taking into consideration any pari passu Indebtedness currently repaid). Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

(f) Upon the commencement of an Asset Sale Offer, the Company shall send, by first class mail, a notice to the Trustee and to each Holder at its registered address. The notice shall contain all instructions and materials necessary to enable such Holder to tender Notes pursuant to the Asset Sale Offer. Any Asset Sale Offer shall be made to all Holders of Notes. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

(1) that the Asset Sale Offer is being made pursuant to this Section 4.14;

(2) the Asset Sale Offer Amount, the purchase price set forth in Section 4.14(c) and the date on which Notes tendered and accepted for payment shall be purchased, which date shall be at least 30 days and no later than 60 days from the date such notice is mailed (the “Asset Sale Payment Date”);

(3) that any Notes not tendered or accepted for payment shall continue to accrue interest;

(4) that, unless the Co-Issuers default in making such payment, any Notes accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Asset Sale Payment Date;

(5) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled “Option of Holder To Elect Purchase” on the reverse of the Notes completed, or transfer such Note by book-entry transfer, to the Paying Agent at the address specified in the notice at least three Business Days before the Asset Sale Payment Date;

(6) that Holders shall be entitled to withdraw their election if the Paying Agent receives, not later than the second Business Day prior to the Asset Sale Payment Date, a notice setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing such Holder’s election to have such Note purchased;

(7) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Asset Sale Offer Amount, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of U.S.$1,000 or integral multiples of U.S.$1,000 shall be purchased); and

(8) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer); provided that such Notes shall be in denominations of U.S.$1,000 or integral multiples U.S.$1,000.

(g) On the Asset Sale Payment Date, the Co-Issuers shall, to the extent lawful:

(1) accept for payment all Notes or portions thereof properly tendered pursuant to the Asset Sale Offer;

(2) deposit with the Paying Agent U.S. Legal Tender and/or U.S. Government Securities sufficient to pay the Asset Sale Payment in respect of all Notes or portions thereof so tendered; and

(3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate of the Company stating the aggregate principal amount of Notes or portions thereof being repurchased by the Co-Issuers.

The Company shall publicly announce the results of the Asset Sale Offer on the Asset Sale Payment Date.

(h) The Paying Agent shall promptly mail to each Holder so tendered the Asset Sale Payment for such Notes, and the Trustee shall promptly authenticate pursuant to a Company Order and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unrepurchased portion of the Notes surrendered, if any; provided that each such new Note shall be in a principal amount of U.S.$1,000 or an integral multiple of U.S.$1,000. However, if the Asset Sale Payment Date is on or after an interest Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such Record Date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

(i) The Co-Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.14, the Co-Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.14 by virtue of such compliance.

SECTION 4.15 Transactions with Affiliates.

(a) The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an “Affiliate Transaction”) involving aggregate consideration in excess of CA$5.0 million, unless:

(1) the Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

(2) the Company delivers to the Trustee:

(i) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of CA$10.0 million, a resolution of the Board of Directors approving such Affiliate Transaction set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with this Section 4.15 and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and

(ii) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of CA$50.0 million, an opinion as to the fairness to the Company or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an Independent Financial Advisor.

(b) The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 4.15(a):

(1) transactions between or among the Company and/or any Restricted Subsidiary or joint venture or similar entity which would constitute an Affiliate Transaction solely because the Company or a Restricted Subsidiary owns an equity interest in or otherwise controls such Restricted Subsidiary, joint venture or similar entity;

(2) Restricted Payments (other than pursuant to clause (7) of Section 4.12(b)) and Permitted Investments (other than pursuant to clauses (3) and (9) of the definition thereof) permitted by this Indenture;

(3) the payment to the Sponsors and any Affiliate of one or more Sponsors of annual management, consulting, monitoring and advisory fees and Sponsor Termination Fees and related indemnities and expenses pursuant to the Management Agreement as in effect on the Issue Date and any amendment or side letter thereto;

(4) the payment of reasonable and customary fees and compensation paid to, and indemnities provided on behalf of, officers, directors, employees or consultants of the Company, any of its direct or indirect parents or any Restricted Subsidiary, as determined in good faith by the Board of Directors of the Company or senior management thereof;

(5) the payment by the Company or any Restricted Subsidiary to the Sponsors and any Affiliate of one or more Sponsors for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures, which payments are (A) pursuant to the Management Agreement and (B) approved by a majority of the members of the Board of Directors of the Company or such Restricted Subsidiary, as applicable, or a majority of the disinterested members of the Board of Directors of the Company or such Restricted Subsidiary, as applicable, in each case in good faith;

(6) transactions in which the Company or any Restricted Subsidiary delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view and which are approved by a majority of the disinterested members of the Board of Directors of the Company in good faith;

(7) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture that are fair to the Company or the Restricted Subsidiaries, in the reasonable determination of the members of the Board of Directors of the Company or the senior management thereof, or are on terms at least as favorable as would reasonably have been entered into at such time with an unaffiliated party;

(8) if otherwise permitted hereunder, the issuance of Equity Interests (other than Disqualified Stock) of the Company to any direct or indirect parent of the Company or to any Permitted Holder or to any director, officer, employee or consultant of the Company, any direct or indirect parent of the Company or their respective Subsidiaries; and

(9) payments made or performance under any agreement as in effect on the Issue Date (other than the Management Agreement, but including, without limitation, each of the other agreements entered into in connection with the Transactions) or any amendment thereto (so long as any such amendment is not less advantageous to the Holders of the Notes in any material respect than the original agreement as in effect on the Issue Date), and

(10) the payments of fees and expenses in connection with the consummation of the Transactions and the offering of the Notes as described in the Offering Memorandum.

SECTION 4.16 Dividend and Other Payment Restrictions Affecting Subsidiaries.

(a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any such Restricted Subsidiary to:

(1) pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries;

(2) make loans or advances to the Company or any of its Restricted Subsidiaries; or

(3) sell, lease or transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

(b) However, the preceding restrictions in Section 4.16(a) will not apply to encumbrances or restrictions existing under or by reason of:

(1) contractual encumbrances or restrictions in effect (x) pursuant to the Senior Credit Agreement or related documents as in effect on the Issue Date or (y) on the Issue Date, including, without limitation, pursuant to Existing Indebtedness and related documentation;

(2) this Indenture, the Notes and the Guarantees (including any Exchange Notes, Additional Notes and related Guarantees);

(3) purchase money obligations or other obligations described in clause (4) of Section 4.11(b) for property acquired in the ordinary course of business that in each case impose restrictions of the nature discussed in clause (3) of Section 4.16(a) on the property so acquired;

(4) applicable law or any applicable rule, regulation or order;

(5) any agreement or other instrument of a Person acquired by the Company or any Restricted Subsidiary in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

(6) contracts for the sale of assets, including without limitation, customary restrictions with respect to a Subsidiary of the Company pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary;

(7) Secured Indebtedness otherwise permitted to be incurred pursuant to Sections 4.11 and 4.13 that limits the right of the debtor to dispose of the assets securing such Indebtedness;

(8) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(9) other Indebtedness or Preferred Stock of the Company or any Restricted Subsidiary that is incurred subsequent to the Issue Date in accordance with the terms of this Indenture;

(10) customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business;

(11) customary provisions contained in leases, subleases, licenses or asset sale agreements and other agreements; and

(12) any encumbrances or restrictions of the type referred to in clauses (1), (2) and (3) of Section 4.16(a) imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (11) of this Section 4.16(b); provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Company’s Board of Directors, not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing; provided further, however, that with respect to contracts, instruments or obligations existing on the Issue Date, any such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings contain, in the good faith judgment of the Company’s Board of Directors, dividend and other payment restrictions that are not materially more restrictive, taken as a whole, than such restrictions contained in such contracts, instruments or obligations as in effect on the Issue Date.

SECTION 4.17 Additional Guarantees.

(a) The Company will cause each Restricted Subsidiary that Guarantees any Indebtedness of the Company or any of its Restricted Subsidiaries (other than any Foreign Subsidiary that solely Guarantees any Indebtedness of any other Foreign Subsidiary or any Restricted Subsidiary that Guarantees any Indebtedness of any Foreign Subsidiary incurred solely for working capital purposes and does not Guarantee any Indebtedness of the Company or any Domestic Restricted Subsidiary) to execute and deliver to the Trustee a Guarantee pursuant to which such Restricted Subsidiary will unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any and interest on the Notes on a senior subordinated basis and all other obligations under this Indenture; provided, however, that any Foreign Subsidiary that Guarantees any Indebtedness of the Company or any Domestic Restricted Subsidiary will be required to unconditionally Guarantee the payment of the principal of, premium, if any, and interest on the Notes on a senior subordinated basis and all other obligations under the Indenture only to the extent of the amount of the Indebtedness of the Company or any Domestic Restricted Subsidiary so Guaranteed by such Foreign Subsidiary.

(b) Each Guarantee will be limited to an amount not to exceed the maximum amount that can be guaranteed by that Restricted Subsidiary without rendering the Guarantee, as it relates to such Restricted Subsidiary, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

(c) Each Guarantee shall be released in accordance with the provisions of this Indenture described under Article Eleven.

SECTION 4.18 Reports.

(a) Whether or not required by the Commission, so long as any Notes are outstanding, if not filed electronically with the Commission through the Commission’s Electronic Data Gathering, Analysis, and Retrieval System (or any successor system), the Company will, beginning with reports relating to the Company’s results of operations for the fiscal year in which Notes are first issued under this Indenture, furnish to the Trustee and Cede & Co., the nominee of Depositary and the Holder of the Notes:

(1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Company’s certified independent accountants; and

(2) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports;

provided however, that if at any time during which the Company is subject to the provisions of this Section 4.18, the Company is a “Foreign Private Issuer” (as defined in Rule 3b-4 of the Exchange Act), in lieu of complying with clauses (1) and (2) above, the Company may elect to comply instead with clauses (A), (B) and (C) immediately below in substitution thereof:

(A) within 90 days after the end of each fiscal year (or such shorter period as the Commission may in the future prescribe), annual reports on Form 20-F or Form 40-F, as applicable (or any successor or comparable form) containing the information required to be contained therein (or required in such successor or comparable form);

(B) within 45 days after the end of each of the first three fiscal quarters of each fiscal year (or such shorter period as the Commission may in the future prescribe), reports on Form 6-K (or any successor form) containing substantially the same information as is required to be contained in quarterly financial reports prescribed by applicable Canadian regulatory authorities for Canadian public reporting companies (whether or not the Company is required to file such forms under Canadian law or stock exchange requirements) and including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and financial statements that are reconciled to U.S. GAAP; and

(C) promptly from time to time after the occurrence of an event required to be therein reported, such other reports on Form 6-K (or any successor form) containing the information required to be contained therein.

(b) In addition, whether or not required by the Commission, after the consummation of the Exchange Offer or the effectiveness of the Shelf Registration Statement, the Company will file a copy of all of the information and reports referred to in clauses (1) and (2) above (or, if applicable, clauses (A), (B) and (C) above) with the Commission for public availability within the time periods specified in the Commission’s rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Company has agreed that, for so long as any Notes remain outstanding, it will furnish to the Holders of the Notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(c) In addition, if at any time Holdco becomes a Guarantor (there being no obligation of Holdco to do so), holds no material assets other than cash, Cash Equivalents and the Capital Stock of the Company or of any direct or indirect parent of the Company (and performs the related incidental activities associated with such ownership) and complies with the requirements of Rule 3-10 of Regulation S-X promulgated by the Commission (or any successor provision), the reports, information and other documents required to be filed and furnished to Holders of the Notes pursuant to this Section 4.18 may, at the option of the Company, be filed by and be those of Holdco rather than the Company.

If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries and such Unrestricted Subsidiaries, either individually or collectively, would otherwise have been a Significant Subsidiary, then the quarterly and annual financial information required by this Section 4.18 shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes to the financial statements and in Management’s Discussion and Analysis of Results of Operations and Financial Condition, of the financial condition and results of operations of the Company and the Restricted Subsidiaries of the Company.

SECTION 4.19 Limitation on Layering.

The Company and DC will not, and the Company will not permit any Guarantor to, directly or indirectly, incur any Indebtedness that is or purports to be by its terms (or by the terms of any agreement governing such Indebtedness) contractually subordinated or junior in right of payment to any Senior Debt (including Acquired Debt) of the Company or DC or Guarantor Senior Debt (including Acquired Debt) of such Restricted Subsidiary, as the case may be, unless such Indebtedness is either:

(1) pari passu in right of payment with the Notes or the Guarantees; or

(2) subordinate in right of payment to the Notes or the Guarantees.

For purposes of the foregoing, no Indebtedness will be deemed to be contractually subordinated or junior in right of payment to any other Indebtedness solely by virtue of being unsecured or by virtue of the fact that the holders of Secured Debt have entered into intercreditor or similar arrangements giving one or more of such holders priority over the other holders in the collateral held by them.

SECTION 4.20 Payments for Consent.

The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Noteholder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

SECTION 4.21 Ownership of DC.

The Company will not cease to own, directly or indirectly, 100% of the Capital Stock of DC, unless the Company owns, directly or indirectly, the successor to DC or any substitute corporate Co-Issuer.

SECTION 4.22 Additional Amounts.

(a) Payments made by either Co-Issuer or any Guarantor under or with respect to the Notes will be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, interest, assessment or other governmental charge imposed or levied by or on behalf of the Government of Canada or any province or territory thereof or by any authority or agency therein or thereof having power to tax (“Taxes”), unless such Co-Issuer or Guarantor is required to withhold or deduct Taxes under Canadian law or by the interpretation or administration thereof. If, after the Issue Date, either Co-Issuer or any Guarantor is so required to withhold or deduct any amount for or on account of Taxes from any payment made under or with respect to the Notes, such Co-Issuer or Guarantor will pay to each holder of Notes that are Outstanding on the date of the required payment, such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by such holder (including the Additional Amounts) after such withholding or deduction will not be less than the amount such Holder would have received if such Taxes had not been withheld or deducted; provided that no Additional Amounts will be payable with respect to a payment made to a Holder (an “Excluded Holder”) in respect of a beneficial holder:

(1) with which such Co-Issuer or Guarantor does not deal at arm’s length (within the meaning of the Income Tax Act (Canada)) at the time of making such payment;

(2) which is subject to such Taxes by reason of its being connected with Canada or any province or territory thereof otherwise than by the mere holding of the Notes or the receipt of payments thereunder;

(3) which presents any Note for payment of principal more than 60 days after the later of (x) the date on which payment first became due and (y) the date on which the full amount payable has been received by the Trustee and notice to that effect has been given to the Holders of Notes by the Trustee, except to the extent that such Holder of Notes would have been entitled to such Additional Amounts on presenting such Note for payment on the last day of the applicable 60-day period;

(4) which, despite being required by law, failed to comply with a timely request of such Co-Issuer or Guarantor to provide information concerning such holder’s nationality, residence, entitlement to treaty benefits, identity or connection with Canada or any political subdivision or authority thereof, if and to the extent that due and timely compliance with such request would have reduced or eliminated any Taxes as to which Additional Amounts would have otherwise been payable to such Holder but for this clause; or

(5) any combination of the above clauses in this proviso.

(b) Such Co-Issuer or Guarantor will also:

(1) make such withholding or deduction; and

(2) remit the full amount deducted or withheld to the relevant authority in accordance with applicable law.

(c) Such Co-Issuer or Guarantor will furnish, within 30 days after the date the payment of any Taxes is due pursuant to applicable law, to the Holders of Notes that are Outstanding on the date of the required payment copies of tax receipts evidencing that such payment has been made by such Co-Issuer or Guarantor. Such Co-Issuer or Guarantor will indemnify and hold harmless each Holder of Notes that are Outstanding on the date of the required payment (other than an Excluded Holder) and upon written request reimburse each such holder for the amount of:

(1) any Taxes so levied or imposed and paid by such holder as a result of payments made under or with respect to the Notes,

(2) any liability (including penalties, interest and expense) arising therefrom or with respect thereto, and

(3) any Taxes imposed with respect to any reimbursement under clause (1) or (2) above.

(d) At least 30 days prior to each date on which any payment under or with respect to the Notes is due and payable, if a Co-Issuer or any Guarantor becomes obligated to pay Additional Amounts with respect to such payment, such Co-Issuer or Guarantor will deliver to the Trustee an Officers’ Certificate stating the fact that such Additional Amounts will be payable, and the amounts so payable and will set forth such other information as is necessary to enable the Trustee to pay such Additional Amounts to the holders of the Notes on the payment date. Whenever in this Indenture there is mentioned, in any context:

(1) the payment of principal (and premium, if any),

(2) purchase prices in connection with a repurchase of Notes,

(3) interest and Additional Interest, if any, or

(4) any other amount payable on or with respect to any of the Notes,

such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this section to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

ARTICLE FIVE

SUCCESSOR CORPORATION

SECTION 5.01 Merger, Amalgamation, Consolidation, or Sale of Assets.

(a) Each Co-Issuer may not, directly or indirectly: (1) consolidate, amalgamate or merge with or into another Person (whether or not such Co-Issuer is the surviving Person); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries, taken as a whole, in one or more related transactions, to another Person; unless:

(1) either: (a) such Co-Issuer is the surviving entity; or (b) the Person formed by or surviving any such consolidation, amalgamation or merger (if other than the Co-Issuer) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation (or in the case of the Company, a limited partnership or a corporation) organized or existing under the laws of the United States, any state of the United States, the District of Columbia, the federal laws of Canada or the laws of any province thereof (the Co-Issuer or such Person, as the case may be, being herein called the “Successor Company”);

(2) the Successor Company (if other than such Co-Issuer) assumes all the obligations of such Co-Issuer under the Notes, this Indenture and the Registration Rights Agreement pursuant to agreements reasonably satisfactory to the Trustee;

(3) immediately after such transaction no Default or Event of Default exists;

(4) immediately after giving pro forma effect to such transaction and any related financing transactions, as if the same had occurred at the beginning of the applicable four-quarter period, the Successor Company would be permitted to incur at least CA$1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.11(a);

(5) each Guarantor, unless it is the other party to the transactions described above, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s obligations under this Indenture and the Notes; and

(6) such Co-Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

For purposes of this Section 5.01, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such

Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

(b) The predecessor company will be released from its obligations under this Indenture and the Successor Company will succeed to, and be substituted for, and may exercise every right and power of, such Co-Issuer under this Indenture, but, in the case of a lease of all or substantially all its assets, the predecessor will not be released from the obligation to pay the principal of and interest on the Notes.

(c) This Section 5.01 will not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among a Co-Issuer and its Restricted Subsidiaries. Notwithstanding the foregoing clauses (3) and (4) of Section 5.01(a), (a) any Restricted Subsidiary may consolidate with, amalgamate with or merge into or transfer all or part of its properties and assets to a Co-Issuer or any other Restricted Subsidiary, subject in the case of the consolidation, amalgamation, merger or transfer of properties of a Guarantor to the provisions set forth in Article Eleven and (b) a Co- Issuer may amalgamate or merge with an Affiliate incorporated solely for the purpose of reincorporating such Co-Issuer in another state of the United States or in any other province of Canada.

(d) Such Co-Issuer will deliver to the Trustee prior to the consummation of each proposed transaction an Officers’ Certificate certifying that the conditions set forth above are satisfied and an Opinion of Counsel, which opinion may contain customary exceptions and qualifications, that the proposed transaction and the supplemental indenture, if any, comply with this Indenture.

ARTICLE SIX

DEFAULT AND REMEDIES

SECTION 6.01 Events of Default.

Each of the following is an “Event of Default”:

(a) the Co-Issuers default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Notes, whether or not prohibited by Article Ten;

(b) the Co-Issuers default in the payment when due of interest or Additional Interest, if any, on or with respect to the Notes and such default continues for a period of 30 days, whether or not prohibited by Article Ten;

(c) the failure to comply with the provisions of Section 5.01 hereof;

(d) the failure to make a Change of Control Offer pursuant to Section 4.10 hereof;

(e) failure to make an Asset Sale Offer pursuant to Section 4.14 hereof, and such failure continues for 45 days after written notice is given to the Company as provided below;

(f) any of the Co-Issuers defaults in the performance of, or breaches any covenant, warranty or other agreement contained in, this Indenture (other than a default in the performance or breach of a covenant, warranty or agreement which is specifically dealt with in clauses (a), (b), (c), (d) or (e) above) and such default or breach continues for a period of 60 days after the notice specified below;

(g) default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Company or any Restricted Subsidiary or the payment of which is guaranteed by the Company or any Restricted Subsidiary (other than Indebtedness owed to the Company or a Restricted Subsidiary), whether such Indebtedness or guarantee now exists or is created after the Issue Date, if (A) such default either (1) results from the failure to pay any such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or (2) relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity and (B) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate CA$25.0 million (or its foreign currency equivalent) or more at any one time outstanding;

(h) any Co-Issuer, any Guarantor or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(A) commences a voluntary case or proceedings or makes a voluntary assignment in bankruptcy,

(B) consents to the entry of an order for relief or assignment in bankruptcy against it in an involuntary case or proceeding,

(C) consents to the appointment of a Custodian of it or for all or substantially all of its property,

(D) makes a general assignment for the benefit of its creditors,

(E) takes any comparable action under any foreign laws relating to insolvency,

(F) generally is not able to pay its debts as they become due, or

(G) takes any corporate action to authorize or effect any of the foregoing;

(i) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against any Co-Issuer, any Guarantor or any Significant Subsidiary in an involuntary case,

(B) appoints a Custodian of any Co-Issuer, any Guarantor or any Significant Subsidiary or for all or substantially all of the property of any Co-Issuer, any Guarantor or any Significant Subsidiary, or

(C) orders the liquidation of any Co-Issuer or any Significant Subsidiary, and the order or decree remains unstayed and in effect for 60 days;

(j) the failure by either of the Co-Issuers or any Restricted Subsidiary to pay final judgments (other than any judgments covered by insurance policies issued by reputable and creditworthy insurance companies) aggregating in excess of CA$20.0 million, which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final, and, with respect to any such judgments covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed; or

(k) the Guarantee of a Significant Subsidiary or any group of Subsidiaries that, taken together as of the date of the most recent audited financial statements of the Company, would constitute a Significant Subsidiary ceases to be in full force and effect (except as contemplated by the terms hereof) or any Guarantor denies or disaffirms its obligations under this Indenture or any Guarantee other than by reason of the release of the Guarantee in accordance with this Indenture and such Default continues for 10 days.

SECTION 6.02 Acceleration.

(a) If an Event of Default (other than an Event of Default specified in Sections 6.01(h) and (i) above with respect to the Company) shall occur and be continuing, the Trustee or the holders of at least 25% in principal amount of outstanding Notes under this Indenture may declare the principal of and accrued interest on such Notes to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a “notice of acceleration” (the “Acceleration Notice”), and the same shall become immediately due and payable upon the first to occur of an acceleration under the Senior Credit Agreement and five Business Days after receipt by the Company and the Representative under the Senior Credit Agreement of such Acceleration Notice but only if such Event of Default is then continuing.

(b) If an Event of Default specified in Sections 6.01(h) and (i) above occurs with respect to the Company occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of either the Trustee or any holder of the Notes.

At any time after a declaration of acceleration with respect to the Notes as described in the two preceding paragraphs, the Holders of a majority in principal amount of the Notes may rescind and cancel such declaration and its consequences:

(1) if the rescission would not conflict with any judgment or decree;

(2) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration;

(3) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

(4) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances; and

(5) in the event of the cure or waiver of an Event of Default of the type described in Sections 6.01(h) and (i), if the Trustee shall have received an Officers’ Certificate and an Opinion of Counsel that such Event of Default has been cured or waived.

No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 6.03 Other Remedies.

(a) If a Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

(b) The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon a Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

(c) In the event of any Event of Default specified in Section 6.01(g), such Event of Default and all consequences thereof will be annulled, waived and rescinded, automatically and without any action by the Trustee or the Noteholders, if within 20 days after such Event of Default arose the Company delivers an Officers’ Certificate to the Trustee stating that (x) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged or (y) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or (z) the default that is the basis for such Event of Default has been cured.

(d) Holders of the Notes may not enforce this Indenture or the Notes except as provided in this Indenture and under the TIA. Subject to the provisions of this Indenture relating to the duties of the Trustee, the Trustee is under no obligation to exercise any of its rights or powers under this Indenture at the request, order or direction of any of the Noteholders, unless such holders have offered to the Trustee reasonable indemnity.

SECTION 6.04 Waiver of Defaults.

Provided the Notes are not then due and payable by reason of a declaration of acceleration, the Holders of a majority in aggregate principal amount of Notes at the time outstanding may on behalf of the Holders of all the Notes waive any existing Default or Event of Default under this Indenture and its consequences by providing written notice thereof to the Co-Issuers and the Trustee, except (1) a default in the payment of the principal of or interest on such Notes or (2) in respect of a covenant or provision hereof which under this Indenture cannot be modified or amended without the consent of the Holder of each outstanding Note affected. In the case of any such waiver, the Co-Issuers, the Trustee and the Holders will be restored to their former positions and rights under this Indenture, respectively; provided that no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.

SECTION 6.05 Control by Majority.

Subject to the other provisions of this Indenture and applicable law, the Holders of not less than a majority in principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. Subject to Section 7.01, however, the Trustee may refuse to follow any direction that conflicts with any law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Noteholder, or that may involve the Trustee in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

In the event the Trustee takes any action or follows any direction pursuant to this Indenture, the Trustee shall be entitled to indemnification against any loss or expense caused by taking such action or following such direction.

SECTION 6.06 Limitation on Suits.

A Holder may not pursue any remedy with respect to this Indenture or the Notes unless:

(1) the Holder gives to the Trustee written notice of a continuing Event of Default;

(2) the Holder or Holders of at least 25% in principal amount of the outstanding Notes make a written request to the Trustee to pursue the remedy;

(3) such Holder or Holders offer and provide to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

(4) the Trustee does not comply with the request within 45 days after receipt of the request and the offer and the provision of indemnity; and

(5) during such 45-day period the Holder or Holders of a majority in principal amount of the outstanding Notes do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

SECTION 6.07 Rights of Holders To Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

SECTION 6.08 Collection Suit by Trustee.

If a Default in payment of principal or interest specified in Section 6.01(a) or Section 6.01(b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Co-Issuers or any other obligor on the Notes for the whole amount of principal and accrued interest and fees remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Notes and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09 Trustee May File Proofs of Claim.

The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relating to the Issuer, its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding. The Trustee shall be entitled to participate as a member of any official committee of creditors in the matters as it deems necessary or advisable.

SECTION 6.10 Priorities.

Subject to the provisions of Article Ten, if the Trustee collects any money or property pursuant to this Article Six, it shall pay out the money or property in the following order:

FIRST: to the Trustee for amounts due under Section 7.07;

SECOND: to Holders for interest accrued on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for interest;

THIRD: to Holders for principal amounts due and unpaid on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal; and

FOURTH: to the Co-Issuers or, if applicable, the Guarantors, as their respective interests may appear.

The Trustee, upon prior notice to the Co-Issuers, may fix a Record Date and payment date for any payment to Holders pursuant to this Section 6.10.

SECTION 6.11 Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by a Holder or Holders of more than 10% in principal amount of the outstanding Notes.

ARTICLE SEVEN

TRUSTEE

SECTION 7.01 Duties of Trustee.

(a) If a Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(b) Except during the continuance of a Default:

(1) The Trustee need perform only those duties as are specifically set forth herein or in the TIA and no duties, covenants, responsibilities or obligations shall be implied in this Indenture against the Trustee.

(2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates (including Officers’ Certificates) or opinions (including Opinions of Counsel) furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c) Notwithstanding anything to the contrary herein, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1) This paragraph does not limit the effect of paragraph (b) of this Section 7.01.

(2) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

(3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or take any action at the request or direction of Holders if it shall have reasonable grounds for believing that repayment of such funds is not assured to it.

(e) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to this Section 7.01.

(f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Co-Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g) In the absence of bad faith, negligence or willful misconduct on the part of the Trustee, the Trustee shall not be responsible for the application of any money by any Paying Agent other than the Trustee.

SECTION 7.02 Rights of Trustee.

Subject to Section 7.01:

(a) The Trustee may rely conclusively on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate and an Opinion of Counsel, which shall conform to the provisions of Section 12.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion. The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent (other than an agent who is an employee of the Trustee) appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers conferred upon it by this Indenture.

(e) The Trustee may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby.

(g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate (including any Officers’ Certificate), statement, instrument, opinion (including any Opinion of Counsel), notice, request, direction, consent, order, bond, debenture, note, other evidence of Indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to any Co-Issuer, to examine the books, records, and premises of such Co-Issuer, personally or by agent or attorney at the sole cost of such Co-Issuer and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(h) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(i) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as duties.

(j) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

(k) Except with respect to Sections 4.02 and 4.07(a), the Trustee shall have no duty to inquire as to the performance of the Company’s covenants in Article IV hereof, and the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each Agent, Notes Custodian and other Person employed to act hereunder.

(l) Delivery of reports, information and documents to the Trustee under Section 4.18 is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including any Co-Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificate).

SECTION 7.03 Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise engage with the Company, its Subsidiaries or their respective Affiliates in other transactions with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as trustee or resign. Any Agent may do the same with like rights. However, the Trustee must comply with Section 7.10 and Section7.11.

SECTION 7.04 Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for any of the Co-Issuers’ use of the proceeds from the Notes, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement of any of the Co-Issuers in or pursuant to this Indenture or any document issued in connection with the sale of Notes or any statement in the Notes other than the Trustee’s certificate of authentication. The Trustee makes no representations with respect to the effectiveness or adequacy of this Indenture.

SECTION 7.05 Notice of Default.

If a Default or an Event of Default occurs and is continuing and the Trustee receives actual notice of such Default or an Event of Default, the Trustee shall mail to each Holder notice of the uncured Default within 60 days after such Default occurs. Except in the case of a Default or an Event of Default in payment of principal of, premium, if any, or interest on, any Note, including an accelerated payment and the failure to make payment on the Change of Control Payment Date pursuant to a Change of Control Offer or the Asset Sale Payment Date pursuant to an Asset Sale Offer, the Trustee may withhold the notice if and so long as the Board of Directors, the executive committee, or a trust committee of directors and/or Responsible Officers, of the Trustee in good faith determines that withholding the notice is in the interest of the Holders.

SECTION 7.06 Reports by Trustee to Holders.

Within 60 days after May 15 of each fiscal year, beginning with the fiscal year 2006, and for as long as the Notes remain outstanding, the Trustee shall, to the extent that any of the events described in TIA § 313(a) occurred within the previous twelve months, but not otherwise, mail to each Holder a brief report dated as of such date that complies with TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA §§ 313(b), 313(c) and 313(d).

A copy of each report at the time of its mailing to Holders shall be mailed to the Company and filed with the Commission and each securities exchange, if any, on which the Notes are listed.

The Company shall notify the Trustee if the Notes become listed on any securities exchange or of any delisting thereof and the Trustee shall comply with TIA § 313(d).

SECTION 7.07 Compensation and Indemnity.

The Company shall pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree in writing for the Trustee’s services hereunder. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances (including reasonable fees and expenses of counsel) incurred or made by it in addition to the compensation for its services, except any such disbursements, expenses and advances as may be attributable to the Trustee’s negligence, bad faith or willful misconduct. Such expenses shall include the reasonable fees and expenses of the Trustee’s agents and counsel.

The Company shall indemnify each of the Trustee or any predecessor Trustee and its agents, employees, officers, stockholders and directors for, and hold them harmless against, any and all loss, damage, claims including taxes (other than taxes based upon, measured by or determined by the income of the Trustee), liability or expense incurred by them except for such actions to the extent caused by any negligence, bad faith or willful misconduct on their part, arising out of or in connection with the acceptance or administration of this trust including the costs and expenses of enforcing this Indenture or a Guarantee against any of the Co-Issuers or a Guarantor (including this Section 7.07) and the reasonable costs and expenses of defending themselves against or investigating any claim or liability in connection with the exercise or performance of any of the Trustee’s rights, powers or duties hereunder (whether asserted by any of the Co-Issuers, any Guarantor, any Holder or any other Person). The Trustee shall notify the Company promptly of any claim asserted against the Trustee or any of its agents, employees, officers, stockholders and directors for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its Obligations hereunder. The Company may, subject to the approval of the Trustee (which approval shall not be unreasonably withheld), defend the claim and the Trustee shall cooperate in the defense. The Trustee and its agents, employees, officers, stockholders and directors subject to the claim may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel; provided, however, that the Company will not be required to pay such fees and expenses if, subject to the approval of the Trustee (which approval shall not be unreasonably withheld), it assumes the Trustee’s defense and there is no conflict of interest between the Company and the Trustee and its agents, employees, officers, stockholders and directors subject to the claim in connection with such defense as reasonably determined by the Trustee. The Company need not pay for any settlement made without its written consent, which consent shall not be unreasonably withheld. The Company need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

To secure the Co-Issuers’ and the Guarantors’ payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Notes against all money or property held or collected by the Trustee, in its capacity as Trustee, except money held in trust to pay interest on particular Notes. The obligations of the Co-Issuers and the Guarantors to the Trustee under this Section shall not be subordinated to the payment of Senior Debt pursuant to Article Ten or Section 11.02 except assets or money held in trust to pay principal of or interest on particular Notes (with the exception of Permitted Junior Securities and trusts established pursuant to Article Eight).

When the Trustee incurs expenses or renders services after a Default specified in Section 6.01(h) or Section 6.01(i) occurs, such expenses and the compensation for such services shall be paid to the extent allowed under any Bankruptcy Law and are intended to constitute expenses of administration under any Bankruptcy Law.

Notwithstanding any other provision in this Indenture, the foregoing provisions of this Section 7.07 shall survive the satisfaction and discharge of this Indenture or the appointment of a successor Trustee.

The Trustee shall comply with the provisions of TIA§ 313(b)(2) to the extent applicable.

SECTION 7.08 Replacement of Trustee.

The Trustee may resign at any time by so notifying the Co-Issuers in writing. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by so notifying the Co-Issuers and the Trustee and may appoint a successor Trustee. The Company may remove the Trustee if:

(1) the Trustee fails to comply with Section 7.10;

(2) the Trustee is adjudged a bankrupt or an insolvent;

(3) a receiver or other public officer takes charge of the Trustee or its property; or

(4) the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall notify each Holder of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Co-Issuers.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer, after payment of all sums then owing to the Trustee pursuant to Section 7.07, all property held by it as Trustee to the successor Trustee under this Indenture, subject to the Lien provided in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee at the expense of the Company.

If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuer’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09 Successor Trustee by Merger, Etc.

If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee; provided that such corporation shall be otherwise qualified and eligible under this Article Seven.

SECTION 7.10 Eligibility; Disqualification.

This Indenture shall always have a Trustee who satisfies the requirement of TIA §§ 310(a)(1), 310(a)(2) and 310(a)(5). The Trustee shall have a combined capital and surplus of at least U.S.$150,000,000 as set forth in its most recent published annual report of condition. In addition, if the Trustee is a corporation included in a bank holding company system, the Trustee, independently of the bank holding company, shall meet the capital requirements of TIA § 310(a)(2). The Trustee shall comply with TIA § 310(b); provided, however, that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of any of the Co-Issuers are outstanding, if the requirements for such exclusion set forth in TIA § 310(b)(1) are met. The provisions of TIA § 310 shall apply to each of the Co-Issuers and any other obligor of the Notes.

SECTION 7.11 Preferential Collection of Claims Against the Co-Issuers.

The Trustee, in its capacity as Trustee hereunder, shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

ARTICLE EIGHT

DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01 Termination of the Co-Issuers’ Obligations.

(a) This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder, when:

(1) either:

(i) all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Co-Issuers, have been delivered to the Trustee for cancellation; or

(ii) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable by reason of the mailing of a notice of redemption or otherwise within one year and the Co-Issuers have irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable U.S. Government Securities, or a combination thereof, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium and Additional Interest, if any, and accrued interest to the date of maturity or redemption;

(2) no Default or Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit (other than a Default resulting from borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing) and the deposit will not result in a breach or violation of, or constitute a default under, any other material instrument to which any Co-Issuer is a party or by which any Co-Issuer is bound;

(3) the Co-Issuers have paid or caused to be paid all sums payable by them under this Indenture; and

(4) the Co-Issuers have delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes issued hereunder at the Maturity Date or the Redemption Date, as the case may be.

The Co-Issuers shall each have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent providing for or relating to the termination of such Co-Issuer’s obligations under the Notes and this Indenture have been complied with. Such Opinion of Counsel shall also state that such satisfaction and discharge does not result in a default under the Senior Credit Agreement, Senior Subordinated Credit Agreement or any other material agreement or instrument then known to such counsel that binds or affects such Co-Issuer.

SECTION 8.02 Legal Defeasance and Covenant Defeasance.

(a) The Co-Issuers may, at their option and at any time, elect to have either paragraph (b) or (c) below applied to all outstanding Notes upon compliance with the conditions set forth in Section 8.03.

(b) Upon the Co-Issuers’ exercise under paragraph (a) hereof of the option applicable to this paragraph (b), each of the Co-Issuers and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.03, be deemed to have been discharged from their obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Co-Issuers shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.04 hereof and the other Sections of this Indenture (with respect to such Notes) referred to in (i) and (ii) below, and to have satisfied all their other obligations under such Notes and this Indenture (with respect to such Notes) and the Guarantors shall be deemed to have satisfied all of their obligations under the Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Co-Issuers, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

(i) the rights of Holders of outstanding Notes issued hereunder to receive payments in respect of the principal of, or interest or premium and Additional Interest, if any, on such Notes when such payments are due from the trust referred to below;

(ii) each Co-Issuer’s obligations with respect to the Notes issued hereunder concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(iii) the rights, powers, trusts, duties and immunities of the Trustee, and each Co-Issuer’s obligations in connection therewith; and

(iv) the provisions of this Article Eight related to Legal Defeasance.

Subject to compliance with this Article Eight, the Co-Issuers may exercise their option under this Section 8.02(b) notwithstanding the prior exercise of their option under Section 8.02(c) hereof.

(c) Upon the Co-Issuers’ exercise under paragraph (a) hereof of the option applicable to this paragraph (c), the Co-Issuers and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.03 hereof, be released from their obligations under the covenants contained in Sections 4.10 through 4.17, Section 4.19, and clause (4) of Section 5.01(a) hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.03 are satisfied (hereinafter, “Covenant Defeasance”), and each Guarantor shall be released from all of its obligations under its Guarantee with respect to such covenants in connection with such outstanding Notes and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, each of the Co-Issuers may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Co-Issuers’ exercise under paragraph (a) hereof of the option applicable to this paragraph (c), subject to the satisfaction of the conditions set forth in Section 8.03 hereof, clauses (c), (d), (e) (with respect to a Significant Subsidiary), (f) (with respect to a Significant Subsidiary), (g), (h) and (i) (but in the case of (h) and (i) with respect to Restricted Subsidiaries only) of Section 6.01 hereof shall not constitute Events of Default.

SECTION 8.03 Conditions to Legal Defeasance or Covenant Defeasance.

The following shall be the conditions to the application of either Section 8.02(b) or 8.02(c) hereof to the outstanding Notes:

(a) the Co-Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the applicable Notes issued hereunder, cash in U.S. Legal Tender or non-callable U.S. Government Securities, or a combination thereof, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium and Additional Interest, if any, on the outstanding Notes issued hereunder on the Stated Maturity or on the applicable Redemption Date, as the case may be, and the Co-Issuers must specify whether the Notes are being defeased to maturity or to a particular Redemption Date;

(b) in the case of an election under Section 8.02(b) hereof, each of the Co-Issuers has delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (a) such Co-Issuer has received from, or there has been published by, Canada Revenue Agency or the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable U.S. federal or Canadian federal, provincial or territorial income tax law, in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the Holders of the respective outstanding Notes will not recognize income, gain or loss for U.S. federal income tax and Canadian federal, provincial or territorial income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax and Canadian federal, provincial or territorial income tax (including any amount of non-resident withholding tax) on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c) in the case of an election under Section 8.02(c) hereof, each of the Co-Issuers has delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the respective outstanding Notes will not recognize income, gain and loss for U.S. federal income tax and Canadian federal, provincial or territorial income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax or Canadian federal, provincial or territorial income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d) no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowings) or insofar as Events of Default resulting from the borrowing of funds or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

(e) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture) to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound;

(f) each of the Co-Issuers must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by such Co-Issuer with the intent of defeating, hindering, delaying or defrauding creditors of such Co-Issuer or others;

(g) each Co-Issuer must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with; and

(h) each Co-Issuer shall have delivered to the Trustee an Opinion of Counsel (which may be subject to customary exceptions) to the effect that (A) the trust funds will not be subject to any rights of holders of Senior Debt, including, without limitation, those arising under this Indenture, and (B) after the 91st day following the deposit, the trust funds will not be subject to the effect of the preference provisions of Section 95 of the Bankruptcy and Insolvency Act (Canada) or Section 547 of the United States Federal Bankruptcy Code.

SECTION 8.04 Application of Trust Money.

The Trustee or Paying Agent shall hold in trust U.S. Legal Tender or U.S. Government Securities, deposited with it pursuant to this Article Eight, and shall apply the deposited U.S. Legal Tender or the money from U.S. Government Securities, in accordance with this Indenture to the payment of principal of and interest on the Notes. The Trustee shall be under no obligation to invest said U.S. Legal Tender or U.S. Government Securities, except as it may agree with the Co-Issuers.

The Co-Issuers shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Legal Tender or U.S. Government Securities, deposited pursuant to Section 8.03 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Co-Issuers from time to time upon the Co-Issuers’ request any U.S. Legal Tender or U.S. Government Securities, held by it as provided in Section 8.03 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.05 Repayment to the Company.

Subject to this Article Eight, the Trustee and the Paying Agent shall promptly pay to the Company upon request any excess U.S. Legal Tender or U.S. Government Securities, held by them at any time and thereupon shall be relieved from all liability with respect to such money. The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years; provided that the Trustee or such Paying Agent, before being required to make any payment, may at the expense of the Company cause to be published once in a newspaper of general circulation in the City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein which shall be at least 30 days from the date of such publication or mailing any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to such money must look to the Company for payment as general creditors unless an applicable law designates another Person.

SECTION 8.06 Reinstatement.

If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.S. Government Securities, in accordance with this Article Eight by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, each Co-Issuer’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article Eight until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender or U.S. Government Securities, in accordance with this Article Eight; provided that if any Co-Issuer has made any payment of interest on or principal of any Notes because of the reinstatement of its obligations, such Co-Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the U.S. Legal Tender or U.S. Government Securities, held by the Trustee or Paying Agent.

ARTICLE NINE

AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01 Without Consent of Holders.

Subject to Section 9.03, without the consent of any Holder of Notes, the Co-Issuers, the Guarantors and the Trustee may amend or supplement this Indenture or the Notes:

(1) to cure any ambiguity, omission, defect or inconsistency;

(2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3) to provide for the assumption of any Co-Issuer’s obligations to Holders of Notes in the case of a merger or consolidation or sale of all or substantially all of such Co-Issuer’s assets;

(4) to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under this Indenture of any Holder;

(5) to secure the Notes;

(6) to comply with any requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA;

(7) to add a Guarantee of the Notes, including, without limitation, by Holdco, or to add a corporate Co-Issuer;

(8) to release a Guarantor upon its sale or designation as an Unrestricted Subsidiary or other permitted release from its Guarantee; provided that such sale, designation or release is in accordance with the applicable provisions of this Indenture; and

(9) to provide for the Notes to be eligible for the book-entry only depositary system of The Canadian Depository for Securities (or a successor) in order to allow Canadian residents to hold a beneficial interest in the Global Note.

SECTION 9.02 With Consent of Holders.

(a) Subject to Section 6.07 and Section 9.03, the Co-Issuers, the Guarantors and the Trustee, together, with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Notes then outstanding issued hereunder (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), may amend or supplement this Indenture or the Notes without notice to any other Holders. Subject to Sections 6.07 and Section 9.03, the Holders of a majority in aggregate principal amount of then outstanding Notes may waive compliance with any provision of this Indenture or the Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes) without notice to any other Holders (except a default in respect of the payment of principal or interest on the Notes).

(b) Notwithstanding Section 9.02(a), without the consent of each Holder affected, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may not (with respect to any Notes held by a non-consenting Holder):

(1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than, subject to clause (11) below, the provisions of Sections 4.10 and 4.14);

(3) reduce the rate of or change the time for payment of interest on any Note;

(4) waive a Default or Event of Default in the payment of principal, or interest or premium, or Additional Interest, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes with respect to a nonpayment default and a waiver of the payment default that resulted from such acceleration);

(5) make any Note payable in money other than that stated in the Notes;

(6) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of, or interest or premium or Additional Interest, if any, on the Notes;

(7) waive a redemption payment with respect to any Note (other than, subject to clause (11) below, a payment required by one of the provisions of Section 4.10 or Section 4.14);

(8) make any change in the preceding amendment and waiver provisions;

(9) impair the right of any Holder of the Notes to receive payment of principal of and interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(10) modify the Guarantees in any manner adverse to the Holders;

(11) amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer in respect of a Change of Control that has occurred or make and consummate an Asset Sale Offer in respect of an Asset Sale that has been consummated after a requirement to make an Asset Sale Offer has arisen; or

(12) make any change that would result in a novation or rescission of the Notes under the laws governing the Notes, a disposition of the Notes or the creation of a new obligation for the purposes of the Income Tax Act (Canada).

(c) It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver but it shall be sufficient if such consent approves the substance thereof.

(d) After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

SECTION 9.03 Effect on Senior Debt.

No amendment of, or supplement or waiver to, this Indenture shall adversely affect the rights of any holder of Senior Debt under the subordination provisions of this Indenture (including without limitation the provisions of Article Ten and Section 11.02 hereof) and the defined terms as used therein without the consent of such holder or its Representative.

SECTION 9.04 Compliance with TIA.

From the date on which this Indenture is qualified under the TIA, every amendment, waiver or supplement of this Indenture, the Notes or the Guarantees shall comply with the TIA as then in effect.

SECTION 9.05 Revocation and Effect of Consents.

(a) Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to his Note or portion of his Note by notice to the Trustee or the Co-Issuers received before the date on which the Trustee receives an Officers’ Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

(b) The Co-Issuers may, but shall not be obligated to, fix a Record Date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver which record date shall be at least 30 days prior to the first solicitation of such consent. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Noteholders at such Record Date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such Record Date. No such consent shall be valid or effective for more than 90 days after such Record Date. The Co-Issuers shall inform the Trustee in writing of the fixed Record Date if applicable.

(c) After an amendment, supplement or waiver becomes effective, it shall bind every Noteholder, unless it makes a change described in any of clauses (1) through (12) of Section 9.02(b), in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note; provided that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

SECTION 9.06 Notation on or Exchange of Notes.

If an amendment, supplement or waiver changes the terms of a Note, the Co-Issuers may require the Holder of the Note to deliver it to the Trustee. The Co-Issuer shall provide the Trustee with an appropriate notation on the Note about the changed terms and cause the Trustee to return it to the Holder at the Company’s expense. Alternatively, if the Co-Issuers or the Trustee so determines, the Co-Issuers in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.07 Trustee To Sign Amendments, Etc.

The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article Nine; provided that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee’s own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers’ Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture and constitutes the legal, valid and binding obligations of the Co-Issuers enforceable in accordance with its terms. Such Opinion of Counsel shall be at the expense of the Company.

ARTICLE TEN

SUBORDINATION OF SECURITIES

SECTION 10.01 Notes Subordinated to Senior Debt.

Notwithstanding anything to the contrary contained herein other than Section 7.07, each Co-Issuer, for itself and its successors, and each Holder, by his or her acceptance of Notes, agrees that the payment of all Obligations owing to the Holders in respect of the Notes is subordinated, to the extent and in the manner provided in this Article Ten, to the prior payment in full in cash or Cash Equivalents, or such payment duly provided for to the satisfaction of the holders of Senior Debt, of all Obligations on Senior Debt (including the Obligations with respect to the Senior Credit Agreement, whether outstanding on the Issue Date or thereafter incurred and including interest after the commencement of any bankruptcy proceeding at the rate specified in the applicable Senior Debt, whether or not a claim for such interest would be allowed in such proceeding). Notwithstanding the foregoing, the Holders may receive and retain Permitted Junior Securities and payments and distributions made relating to the Notes from the trust established pursuant to Article Eight shall not be so subordinated in right of payment, so long as the conditions specified in Article Eight (without any waiver or modification of the requirement that the deposits pursuant thereto do not conflict with the terms of the Senior Credit Agreement or any other Senior Debt) with respect to the trust established pursuant to Article Eight are satisfied on the date of any deposit pursuant to said trust.

This Article Ten shall constitute a continuing offer to all Persons who become holders of, or continue to hold, Senior Debt, and such provisions are made for the benefit of the holders of Senior Debt and such holders are made obligees hereunder and any one or more of them may enforce such provisions. For the avoidance of doubt, but without limitation, the administrative agent and the lenders under the Senior Credit Agreement shall be entitled to the benefit of, and be able to enforce, the subordination provisions of this Article Ten as if such parties were signatories to this Indenture.

SECTION 10.02 Suspension of Payment When Designated Senior Debt Is in Default.

(a) If any default occurs and is continuing when payment is due, whether at maturity, upon any redemption, by declaration or otherwise, of any principal of, interest on, unpaid drawings for letters of credit issued in respect of, or fees or other amounts payable with respect to, any Designated Senior Debt (a “Payment Default”), then no payment or distribution of any kind or character shall be made by or on behalf of any Co-Issuer or any other Person on its or their behalf with respect to any Obligations on or relating to the Notes or to acquire, defease or redeem any of the Notes for cash or assets or otherwise unless the default has been cured or waived; provided, however, that the Co-Issuers may pay the Notes without regard to the foregoing if the Co-Issuers and the Trustee receive written notice approving such payment from the Representative of the holders of such Designated Senior Debt.

(b) If any other event of default (other than a Payment Default) occurs and is continuing with respect to any Designated Senior Debt (as such event of default is defined in the instrument creating or evidencing such Designated Senior Debt) permitting the holders of such Designated Senior Debt then outstanding to accelerate the maturity thereof (a “Non-payment Default”) and if the Representative for the respective issue of Designated Senior Debt gives notice of the event of default to the Trustee stating that such notice is a payment blockage notice (a “Payment Blockage Notice”), then during the period (the “Payment Blockage Period”) beginning upon the delivery of such Payment Blockage Notice and ending on the earlier of the 179th day after such delivery and the date on which (x) such Nonpayment Default with respect to such Designated Senior Debt has been cured or waived or ceases to exist, (y) all Designated Senior Debt with respect to which any such event of default has occurred and is continuing is discharged or paid in full in cash or Cash Equivalents, or (z) the Trustee receives notice thereof from the Representative for the respective issue of Designated Senior Debt terminating the Payment Blockage Period (unless the maturity of any Designated Senior Debt has been accelerated or a Payment Default exists), none of the Co-Issuers nor any other Person on their behalf shall (x) make any payment of any kind or character with respect to any Obligations on or with respect to the Notes or (y) acquire, defease or redeem any of the Notes for cash or assets or otherwise. Notwithstanding anything herein to the contrary, (x) in no event will a Payment Blockage Period extend beyond 179 days from the date the applicable Payment Blockage Notice is received by the Trustee and (y) only one such Payment Blockage Period may be commenced within any 360 consecutive days. For all purposes of this Section 10.02(b), no event of default which existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Debt shall be, or be made, the basis for the commencement of a second Payment Blockage Period by the Representative of such Designated Senior Debt whether or not within a period of 360 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenants for a period ending after the date of commencement of such Payment Blockage Period that, in either case, would give rise to an event of default pursuant to any provisions under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose).

(c) The foregoing Section 10.02(a) and Section 10.02(b) shall not apply to (x) payments and distributions made relating to the Notes from the trust established pursuant to Article Eight, so long as the conditions specified in Article Eight (without any waiver or modification of the requirement that the deposits pursuant thereto do not conflict with the terms of the Senior Credit Agreement or any other Senior Debt) are satisfied on the date of any deposit pursuant to said trust and (y) payment of Permitted Junior Securities. In addition, Holders may also receive and retain Permitted Junior Securities.

(d) In the event that any payment or distribution shall be received by the Trustee or any Holder when such payment or distribution is prohibited by the foregoing provisions of this Section 10.02, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Debt (pro rata to such holders on the basis of the respective amount of Senior Debt held by such holders) or their respective Representatives, as their respective interests may appear. The Trustee shall be entitled to rely on information regarding amounts then due and owing on the Senior Debt, if any, received from the holders of Senior Debt (or their Representatives) or, if such information is not received from such holders or their Representatives, from the Co-Issuers and only amounts included in the information provided to the Trustee shall be paid to the holders of Senior Debt.

Nothing contained in this Article Ten shall limit the right of the Trustee or the Holders of Notes to take any action to accelerate the maturity of the Notes pursuant to Section 6.02 or to pursue any rights or remedies hereunder; provided that all Senior Debt thereafter due or declared to be due shall first be paid in full in cash or Cash Equivalents before the Holders are entitled to receive any payment of any kind or character with respect to Obligations on the Notes (and such Holders may receive such payments only to the extent then permitted to do so by Section 10.02(a) and Section 10.02(b)).

SECTION 10.03 Notes Subordinated to Prior Payment of All Senior Debt on Dissolution, Liquidation or Reorganization of each Co-Issuer.

(a) Upon any payment or distribution of assets of any Co-Issuer of any kind or character, whether in cash, assets or securities, to creditors upon any total or partial liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors or marshaling of assets and liabilities of any Co-Issuer or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to any Co-Issuer or its assets, whether voluntary or involuntary, all Obligations due or to become due upon all Senior Debt shall first be paid in full in cash or Cash Equivalents, or such payment duly provided for to the satisfaction of the holders of Senior Debt, before any payment or distribution of any kind or character is made on account of any Obligations on or relating to the Notes (except that Holders may receive and retain Permitted Junior Securities and payments from the trusts described in Article Eight), or for the acquisition, defeasance or redemption of any of the Notes for cash or assets or otherwise. Upon any such dissolution, winding-up, liquidation, reorganization, receivership or similar proceeding, any payment or distribution of assets of any Co-Issuer of any kind or character, whether in cash, assets or securities, to which the Holders or the Trustee under this Indenture would be entitled, except for the provisions hereof, shall be paid by such Co-Issuer or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders or by the Trustee under this Indenture if received by them, directly to the holders of

Senior Debt (pro rata to such holders on the basis of the respective amounts of Senior Debt held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Debt may have been issued, as their respective interests may appear, for application to the payment of Senior Debt remaining unpaid until all such Senior Debt has been paid in full in cash or Cash Equivalents after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of Senior Debt.

(b) To the extent any payment of Senior Debt (whether by or on behalf of any Co-Issuer, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then the Senior Debt or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

It is further agreed that any diminution (whether pursuant to court decree or otherwise, including without limitation for any of the reasons described in the preceding sentence) of any Co-Issuer’s obligation to make any distribution or payment pursuant to any Senior Debt, except to the extent such diminution occurs by reason of the repayment (which has not been disgorged or returned) of such Senior Debt in cash or Cash Equivalents, shall have no force or effect for purposes of the subordination provisions contained in this Article Ten, with any turnover of payments as otherwise calculated pursuant to this Article Ten to be made as if no such diminution had occurred.

(c) In the event that, notwithstanding the foregoing, any payment or distribution of assets of any Co-Issuer of any kind or character, whether in cash, assets or securities, shall be received by the Trustee or any Holder when such payment or distribution is prohibited by this Section 10.03, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Debt (pro rata to such holders on the basis of the respective amount of Senior Debt held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Debt may have been issued, as their respective interests may appear, for application to the payment of Senior Debt remaining unpaid until all such Senior Debt has been paid in full in cash or Cash Equivalents, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Debt.

(d) The consolidation of any Co-Issuer with, or the merger of any Co-Issuer with or into, another corporation, partnership, trust or limited liability company or the liquidation or dissolution of any Co-Issuer following the conveyance or transfer of all or substantially all of its assets, to another corporation, partnership, trust or limited liability company upon the terms and conditions provided in Article Five hereof and as long as permitted under the terms of the Senior Debt shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, assume such Co-Issuer’s obligations hereunder in accordance with Article Five hereof.

SECTION 10.04 Payments May Be Made Prior to Dissolution.

Nothing contained in this Article Ten or elsewhere in this Indenture shall prevent (i) any Co-Issuer, except under the conditions described in Section 10.02 and Section 10.03, from making payments at any time for the purpose of making payments of principal of and interest on the Notes, or from depositing with the Trustee any moneys for such payments, or (ii) in the absence of actual knowledge by the Trustee that a given payment would be prohibited by Section 10.02 or Section 10.03, the application by the Trustee of any moneys deposited with it for the purpose of making such payments of principal of, and interest on, the Notes to the Holders entitled thereto unless at least two Business Days prior to the date upon which such payment would otherwise become due and payable a Responsible Officer of the Trustee shall have actually received the written notice provided for in the first sentence of Section 10.02(b) or in Section 10.07 (provided that, notwithstanding the foregoing, the Holders receiving any payments made in contravention of Section 10.02 and/or Section 10.03 (and the respective such payments) shall otherwise be subject to the provisions of Section 10.02 and Section 10.03). Each Co-Issuer shall give prompt written notice to the Trustee of any dissolution, winding-up, liquidation or reorganization of such Co-Issuer, although any delay or failure to give any such notice shall have no effect on the subordination provisions contained herein.

SECTION 10.05 Holders To Be Subrogated to Rights of Holders of Senior Debt.

Subject to the payment in full in cash or Cash Equivalents of all Senior Debt, the Holders of the Notes shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of cash, assets or securities of the Co-Issuers applicable to the Senior Debt until the Notes shall be paid in full; and, for the purposes of such subrogation, no such payments or distributions to the holders of the Senior Debt by or on behalf of any Co-Issuer, or by or on behalf of the Holders by virtue of this Article Ten, which otherwise would have been made to the Holders shall, as between the Co-Issuers and the Holders, be deemed to be a payment by any Co-Issuer to or on account of the Senior Debt, it being understood that the provisions of this Article Ten are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of Senior Debt, on the other hand.

SECTION 10.06 Obligations of the Co-Issuers Unconditional.

Nothing contained in this Article Ten or elsewhere in this Indenture or in the Notes is intended to or shall impair, as among the Co-Issuers, their creditors other than the holders of Senior Debt, and the Holders, the obligation of each Co-Issuer, which is absolute and unconditional, to pay to the Holders the principal of and any interest on the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of each Co-Issuer other than the holders of the Senior Debt, nor shall anything herein or therein prevent the Holder of any Note or the Trustee on its behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, in respect of cash, assets or securities of any Co-Issuer received upon the exercise of any such remedy.

SECTION 10.07 Notice to Trustee.

Each Co-Issuer shall give prompt written notice to the Trustee of any fact known to such Co-Issuer which would prohibit the making of any payment to or by the Trustee in respect of the Notes pursuant to the provisions of this Article Ten, although any delay or failure to give any such notice shall have no effect on the subordination provisions contained herein. Regardless of anything to the contrary contained in this Article Ten or elsewhere in this Indenture, the Trustee shall not be charged with knowledge of the existence of any default or event of default with respect to any Senior Debt or of any other facts which would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing from any Co-Issuer, or from a holder of Senior Debt or a Representative therefor and, prior to the receipt of any such written notice, the Trustee shall be entitled to assume (in the absence of actual knowledge to the contrary) that no such facts exist. The Trustee shall be entitled to rely on the delivery to it of any notice pursuant to this Section 10.07 to establish that such notice has been given by a holder of Senior Debt (or a trustee thereof).

In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article Ten, the Trustee may request such Person to furnish evidence to the satisfaction of the Trustee as to the amounts of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Ten, and if such evidence is not furnished the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

SECTION 10.08 Reliance on Judicial Order or Certificate of Liquidating Agent.

Upon any payment or distribution of assets of any Co-Issuer referred to in this Article Ten, the Trustee, subject to the provisions of Article Seven hereof, and the Holders of the Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any insolvency, bankruptcy, receivership, dissolution, winding-up, liquidation, reorganization or similar case or proceeding is pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Trustee or the Holders, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of the Senior Debt and other Indebtedness of any Co-Issuer, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Ten.

SECTION 10.09 Trustee’s Relation to Senior Debt.

The Trustee and any agent of any Co-Issuer or the Trustee shall be entitled to all the rights set forth in this Article Ten with respect to any Senior Debt which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Senior Debt and nothing in this Indenture shall deprive the Trustee or any such agent of any of its rights as such holder.

With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Ten, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt.

Whenever a distribution is to be made or a notice given to holders or owners of Senior Debt, the distribution may be made and the notice may be given to their Representative, if any.

SECTION 10.10 Subordination Rights Not Impaired by Acts or Omissions of the Co-Issuers or Holders of Senior Debt.

No right of any present or future holders of any Senior Debt to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Co-Issuer or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by any Co-Issuer with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee, without incurring responsibility to the Trustee or the Holders and without impairing or releasing the subordination provided in this Article Ten or the obligations hereunder of the Holders to the holders of the Senior Debt, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt, or otherwise amend or supplement in any manner Senior Debt, or any instrument evidencing the same or any agreement under which Senior Debt is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (iii) release any Person liable in any manner for the payment or collection of Senior Debt; and (iv) exercise or refrain from exercising any rights against the Co-Issuers and any other Person.

SECTION 10.11 Noteholders Authorize Trustee To Effectuate Subordination of Notes.

Each Holder by its acceptance of Notes authorizes and expressly directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate, as between the holders of Senior Debt and the Holders, the subordination provided in this Article Ten, and appoints the Trustee its attorney-in-fact for such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of any Co-Issuer (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of credits or otherwise) tending towards liquidation of the business and assets of such Co-Issuer, the filing of a claim for the unpaid balance of its Notes and accrued interest in the form required in those proceedings.

If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Senior Debt or their Representative are or is hereby authorized to have the right to file and are or is hereby authorized to file an appropriate claim for and on behalf of the Holders of said Notes. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Senior Debt or their Representative to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee or the holders of Senior Debt or their Representative to vote in respect of the claim of any Holder in any such proceeding.

SECTION 10.12 This Article Ten Not To Prevent Events of Default.

The failure to make a payment on account of principal of, premium, if any, or interest on the Notes by reason of any provision of this Article Ten will not be construed as preventing the occurrence of an Event of Default.

SECTION 10.13 Trustee’s Compensation Not Prejudiced.

Nothing in this Article Ten will apply to amounts due to the Trustee for its own account (other than payments of Obligations owing to Holders in respect of Notes) pursuant to other sections of this Indenture.

ARTICLE ELEVEN

GUARANTEES

SECTION 11.01 Unconditional Guarantee.

Subject to the provisions of this Article Eleven, each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably guarantees, as a primary obligor and not merely as a surety, on a senior subordinated basis to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of each Co-Issuer or any other Guarantors to the Holders or the Trustee hereunder or thereunder: (a) (x) the due and punctual payment of the principal of, premium, if any, and interest on the Notes when and as the same shall become due and payable, whether at maturity, upon redemption or repurchase, by acceleration or otherwise, (y) the due and punctual payment of interest on the overdue principal and (to the extent permitted by law) interest, if any, on the Notes (including, without limitation, interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to any Co-Issuer or any Guarantor, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) and (z) the due and punctual payment and performance of all other obligations of each Co-Issuer and all other obligations of the other Guarantors (including under the Guarantees), in each case, to the Holders or the Trustee hereunder or thereunder (including amounts due the Trustee under Section 7.07 hereof), all in accordance with the terms hereof and thereof (collectively, the “Guaranteed Obligations”); and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the due and punctual payment and performance of Guaranteed Obligations in accordance with the terms of the extension or renewal, whether at maturity, upon redemption or repurchase, by acceleration or otherwise. Failing payment when due of any amount so guaranteed, or failing performance of any other obligation of any Co-Issuer to the Holders under this Indenture or under the Notes, for whatever reason, each Guarantor shall be obligated to pay, or to perform or cause the performance of, the same immediately. An Event of Default under this Indenture or the Notes shall constitute an event of default under the Guarantees, and shall entitle the Holders to accelerate the obligations of the Guarantors thereunder in the same manner and to the same extent as the obligations of the Co-Issuers.

Each of the Guarantors hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, any release of any other Guarantor, the recovery of any judgment against any Co-Issuer, any action to enforce the same, whether or not a Guarantee is affixed to any particular Note, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each of the Guarantors hereby waives the benefit of diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of any Co-Issuer, any right to require a proceeding first against such Co-Issuer, protest, notice and all demands whatsoever and covenants that its Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes, this Indenture and the Guarantee. The Guarantee is a guarantee of payment and not of collection. If any Holder or the Trustee is required by any court or otherwise to return to any Co-Issuer or to any Guarantor, or any Notes Custodian, trustee, liquidator or other similar official acting in relation to such Co-Issuer or such Guarantor, any amount paid by such Co-Issuer or such Guarantor to the Trustee or such Holder, the Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between it, on the one hand, and the Holders of Notes and the Trustee, on the other hand, (a) subject to this Article Eleven, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of the Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (b) in the event of any acceleration of such obligations as provided in Article Six hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of the Guarantee.

SECTION 11.02 Subordination of Guarantee.

The obligations of each Guarantor under its Guarantee pursuant to this Article Eleven shall be junior and subordinated to the prior payment in full in cash or Cash Equivalents of Guarantor Senior Debt on the same basis as the Notes are junior and subordinated to Senior Debt of any Co-Issuers. For the purposes of the foregoing sentence, the Trustee and the Holders shall have the right to receive and/or retain payments by any of the Guarantors only at such times as they may receive and/or retain payments in respect of the Notes pursuant to this Indenture, including Article Ten hereof.

SECTION 11.03 Limitation on Guarantor Liability.

Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal, provincial or state law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor under its Guarantee and this Article Eleven shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article Eleven, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent transfer or conveyance.

SECTION 11.04 Execution and Delivery of Guarantee for Future Guarantors.

To further evidence its Guarantee set forth in Section 11.01, each Restricted Subsidiary that is required to become a Guarantor hereby agrees to execute a supplement to this

Indenture or a Guarantee, substantially in the form of Exhibit E hereto, and deliver it to the Trustee. Such Guarantee or supplement to this Indenture shall be executed on behalf of each Guarantor by either manual or facsimile signature of one Officer or other person duly authorized by all necessary corporate action of each Guarantor who shall have been duly authorized to so execute by all requisite corporate action. The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Note.

Each of the Guarantors hereby agrees that its Guarantee set forth in Section 11.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

If an Officer of a Guarantor whose signature is on this Indenture or a Guarantee no longer holds that office at the time the Trustee authenticates the Note on which such Guarantee is endorsed or at any time thereafter, such Guarantor’s Guarantee of such Note shall nevertheless be valid.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Guarantee set forth in this Indenture on behalf of each Guarantor.

SECTION 11.05 Release of a Guarantor.

(a) The Guarantee of a Guarantor will be released upon:

(1) (x) the sale, disposition or other transfer (including through merger, amalgamation or consolidation) of all of the Capital Stock (or any sale, disposition or other transfer of Capital Stock following which the applicable Guarantor is no longer a Restricted Subsidiary) and (y) the release of such Guarantor from its guarantee, if any, of and all pledges and security, if any granted in connection with the Senior Credit Agreement and any other Indebtedness of the Co-Issuers or any Restricted Subsidiary;

(2) the designation by a Co-Issuer of any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in accordance with Section 4.12 and the definition of “Unrestricted Subsidiary;”

(3) in the case of any Restricted Subsidiary which after the Issue Date is required to guarantee the Notes pursuant to Section 4.17, the release or discharge of the guarantee by such Restricted Subsidiary of Indebtedness of the Co-Issuer or any Restricted Subsidiary or the repayment of the Indebtedness or Disqualified Stock, in each case, which resulted in the obligation to guarantee the Notes; provided that such Restricted Subsidiary has not incurred any Indebtedness or issued any Preferred Stock in reliance on its status as a Guarantor under Section 4.11 unless such Guarantor’s obligations under such Indebtedness or Preferred Stock, as the case may be, so incurred are satisfied in full and discharged or are otherwise permitted under one of the exceptions available at the time of such release to Restricted Subsidiaries under Section 4.11(b); and

(4) the exercise by a Co-Issuer of its option under Section 8.02(b) or Section 8.02(c) or the discharge their Obligations under this Indenture in accordance with the terms hereof.

The Trustee shall execute an appropriate instrument prepared by the Co-Issuers evidencing the release of a Guarantor from its obligations under its Guarantee upon receipt of a request by any Co-Issuer or such Guarantor accompanied by an Officers’ Certificate and an Opinion of Counsel certifying as to the compliance with this Section 11.05; provided, however, that the legal counsel delivering such Opinion of Counsel may rely as to matters of fact on one or more Officers’ Certificates of the Issuer.

(b) In addition, the Co-Issuers shall not permit any Guarantor to consolidate, amalgamate, merge with or into any person (other than any Co-Issuer or another Guarantor) and shall not permit the conveyance, transfer or lease of substantially all of the assets of any Guarantor unless:

(1) either: (a) the Guarantor is the surviving Person; or (b) the Person formed by or surviving any such consolidation, amalgamation or merger (if other than the Guarantor) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation, partnership, trust or limited liability company organized and existing under the laws of the United States of America, any State of the United States of America, the District of Columbia, the federal laws of Canada or the laws of any province thereof (such Person being herein called the “Successor Guarantor”);

(2) the Successor Guarantor (if other than the Guarantor) assumes by means of a supplemental indenture all the obligations of the Guarantor under its Guarantee, this Indenture and the Registration Rights Agreement; and

(3) immediately after such transaction no Default or Event of Default exists; and

(4) such Guarantor shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture.

Except as set forth in Articles Four and Five and this Section 11.05, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation, amalgamation or merger of a Guarantor with or into a Co-Issuer or another Guarantor or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to such Co-Issuer or another Guarantor.

SECTION 11.06 Waiver of Subrogation.

Until this Indenture is discharged and all of the Notes are discharged and paid in full, each Guarantor hereby irrevocably waives and agrees not to exercise any claim or other rights which it may now or hereafter acquire against any Co-Issuer that arise from the existence, payment, performance or enforcement of such Co-Issuer’s obligations under the Notes or this Indenture and such Guarantor’s obligations under the Guarantee and this Indenture, in any such instance including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, and any right to participate in any claim or remedy of the Holders against such Co-Issuer, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from such Co-Issuer, directly or indirectly, in cash or other assets or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and any amounts owing to the Trustee or the Holders under the Notes, this Indenture, or any other document or instrument delivered under or in connection with such agreements or instruments, shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Trustee or the Holders and shall forthwith be paid to the Trustee for the benefit of itself or such Holders to be credited and applied to the obligations in favor of the Trustee or the Holders, as the case may be, whether matured or unmatured, in accordance with the terms of this Indenture. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 11.06 is knowingly made in contemplation of such benefits.

SECTION 11.07 Immediate Payment.

Each Guarantor agrees to make immediate payment to the Trustee on behalf of the Holders of all Guaranteed Obligations owing or payable to the respective Holders upon receipt of a demand for payment therefor by the Trustee to such Guarantor in writing.

SECTION 11.08 No Setoff.

Each payment to be made by a Guarantor hereunder in respect of the Guaranteed Obligations shall be payable in the currency or currencies in which such Guaranteed Obligations are denominated, and shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

SECTION 11.09 Guaranteed Obligations Absolute.

Subject to the provisions of Section 11.02, the obligations of each Guarantor hereunder are and shall be absolute and unconditional and any monies or amounts expressed to be owing or payable by each Guarantor hereunder which may not be recoverable from such Guarantor on the basis of a Guarantee shall be recoverable from such Guarantor as a primary obligor and principal debtor in respect thereof.

SECTION 11.10 Guaranteed Obligations Continuing.

Subject to the other provisions of this Indenture, the obligations of each Guarantor hereunder shall be continuing and shall remain in full force and effect until all such obligations have been paid and satisfied in full. Each Guarantor agrees with the Trustee that it will from time to time deliver to the Trustee suitable acknowledgments of this continued liability hereunder and under any other instrument or instruments in such form as counsel to the Trustee may advise and as will prevent any action brought against it in respect of any default hereunder being barred by any statute of limitations now or hereafter in force and, in the event of the failure of a Guarantor so to do, it hereby irrevocably appoints the Trustee the attorney and agent of such Guarantor to make, execute and deliver such written acknowledgment or acknowledgments or other instruments as may from time to time become necessary or advisable, in the judgment of the Trustee on the advice of counsel, to fully maintain and keep in force the liability of such Guarantor hereunder.

SECTION 11.11 Guaranteed Obligations Not Reduced.

The obligations of each Guarantor hereunder shall not be satisfied, reduced or discharged solely by the payment of such principal, premium, if any, interest, fees and other monies or amounts as may at any time prior to discharge of this Indenture pursuant to Article Eight be or become owing or payable under or by virtue of or otherwise in connection with the Notes or this Indenture.

SECTION 11.12 Guaranteed Obligations Reinstated.

The obligations of each Guarantor hereunder shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment which would otherwise have reduced the obligations of any Guarantor hereunder (whether such payment shall have been made by or on behalf of any Co-Issuer or by or on behalf of a Guarantor) is rescinded or reclaimed from any of the Holders upon the insolvency, bankruptcy, arrangement, liquidation or reorganization of any Co-Issuer or any Guarantor or otherwise, all as though such payment had not been made. If demand for, or acceleration of the time for, payment by any Co-Issuer or any other Guarantor is stayed upon the insolvency, bankruptcy, liquidation or reorganization of such Co-Issuer or such Guarantor, all such Indebtedness otherwise subject to demand for payment or acceleration shall nonetheless be payable by each Guarantor as provided herein.

SECTION 11.13 Guaranteed Obligations Not Affected.

The obligations of each Guarantor hereunder shall not be affected, impaired or diminished in any way by any act, omission, matter or thing whatsoever, occurring before, upon or after any demand for payment hereunder (and whether or not known or consented to by any Guarantor or any of the Holders) which, but for this provision, might constitute a whole or partial defense to a claim against any Guarantor hereunder or might operate to release or otherwise exonerate any Guarantor from any of its obligations hereunder or otherwise affect such obligations, whether occasioned by default of any of the Holders or otherwise, including, without limitation:

(i) any limitation of status or power, disability, incapacity or other circumstance relating to any Co-Issuer or any other Person, including any insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, winding-up or other proceeding involving or affecting any Co-Issuer or any other Person;

(ii) any irregularity, defect, unenforceability or invalidity in respect of any indebtedness or other obligation of any Co-Issuer or any other Person under this Indenture, the Notes or any other document or instrument;

(iii) any failure of any Co-Issuer or any Guarantor, whether or not without fault on its part, to perform or comply with any of the provisions of this Indenture, the Notes or any Guarantee, or to give notice thereof to a Guarantor;

(iv) the taking or enforcing or exercising or the refusal or neglect to take or enforce or exercise any right or remedy from or against any Co- Issuer or any other Person or their respective assets or the release or discharge of any such right or remedy;

(v) the granting of time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to the Issuer or any other Person;

(vi) any change in the time, manner or place of payment of, or in any other term of, any of the Notes, or any other amendment, variation, supplement, replacement or waiver of, or any consent to departure from, any of the Notes or this Indenture, including, without limitation, any increase or decrease in the principal amount of or premium, if any, or interest on any of the Notes;

(vii) any change in the ownership, control, name, objects, businesses, assets, capital structure or constitution of any Co-Issuer or a Guarantor;

(viii) any merger or amalgamation of any Co-Issuer or a Guarantor with any Person or Persons;

(ix) the occurrence of any change in the laws, rules, regulations or ordinances of any jurisdiction by any present or future action of any governmental authority or court amending, varying, reducing or otherwise affecting, or purporting to amend, vary, reduce or otherwise affect, any of the Guaranteed Obligations or the obligations of a Guarantor under its Guarantee; and

(x) any other circumstance, including release of the Guarantor pursuant to Section 11.05 (other than by complete, irrevocable payment) that might otherwise constitute a legal or equitable discharge or defense of any Co-Issuer under this Indenture or the Notes or of a Guarantor in respect of its Guarantee hereunder.

SECTION 11.14 Waiver.

Without in any way limiting the provisions of Section 11.01, each Guarantor hereby waives notice of acceptance hereof, notice of any liability of any Guarantor hereunder, notice or proof of reliance by the Holders upon the obligations of any Guarantor hereunder, and diligence, presentment, demand for payment on the Co-Issuers, protest, notice of dishonor or non-payment of any of the Guaranteed Obligations, or other notice or formalities to any Co-Issuer or any Guarantor of any kind whatsoever.

SECTION 11.15 No Obligation To Take Action Against any Co-Issuer.

Neither the Trustee nor any other Person shall have any obligation to enforce or exhaust any rights or remedies against the Issuer or any other Person or any property of any Co-Issuer or any other Person before the Trustee is entitled to demand payment and performance by any or all Guarantors of their liabilities and obligations under their Guarantees or under this Indenture.

SECTION 11.16 Dealing with the Co-Issuers and Others.

The Holders, without releasing, discharging, limiting or otherwise affecting in whole or in part the obligations and liabilities of any Guarantor hereunder and without the consent of or notice to any Guarantor, may

(i) grant time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to any Co-Issuer or any other Person;

(ii) take or abstain from taking security or collateral from any Co-Issuer or from perfecting security or collateral of any Co-Issuer;

(iii) release, discharge, compromise, realize, enforce or otherwise deal with or do any act or thing in respect of (with or without consideration) any and all collateral, mortgages or other security given by any Co-Issuer or any third party with respect to the obligations or matters contemplated by this Indenture or the Notes;

(iv) accept compromises or arrangements from the Issuer;

(v) apply all monies at any time received from any Co-Issuer or from any security upon such part of the Guaranteed Obligations as the Holders may see fit or change any such application in whole or in part from time to time as the Holders may see fit; and

(vi) otherwise deal with, or waive or modify their right to deal with, any Co-Issuer and all other Persons and any security as the Holders or the Trustee may see fit.

SECTION 11.17 Default and Enforcement.

If any Guarantor fails to pay in accordance with Section 11.07 hereof, the Trustee may proceed in its name as trustee hereunder in the enforcement of the Guarantee of any such Guarantor and such Guarantor’s obligations thereunder and hereunder by any remedy provided by law, whether by legal proceedings or otherwise, and to recover from such Guarantor the obligations.

SECTION 11.18 Amendment, Etc.

No amendment, modification or waiver of any provision of this Indenture relating to any Guarantor or consent to any departure by any Guarantor or any other Person from any such provision will in any event be effective unless it is signed by such Guarantor and the Trustee.

SECTION 11.19 Acknowledgment.

Each Guarantor, if any, hereby acknowledges communication of the terms of this Indenture and the Notes and consents to and approves of the same.

SECTION 11.20 Costs and Expenses.

Each Guarantor shall pay on demand by the Trustee any and all costs, fees and expenses (including, without limitation, legal fees on a solicitor and client basis) incurred by the Trustee, its agents, advisors and counsel or any of the Holders in enforcing any of their rights under any Guarantee.

SECTION 11.21 No Merger or Waiver; Cumulative Remedies.

No Guarantee shall operate by way of merger of any of the obligations of a Guarantor under any other agreement, including, without limitation, this Indenture. No failure to exercise and no delay in exercising, on the part of the Trustee or the Holders, any right, remedy, power or privilege hereunder or under this Indenture or the Notes, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under this Indenture or the Notes preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges in the Guarantee and under this Indenture, the Notes and any other document or instrument between a Guarantor and/or the Co-Issuers and the Trustee are cumulative and not exclusive of any rights, remedies, powers and privilege provided by law.

SECTION 11.22 Guarantee in Addition to Other Guaranteed Obligations.

The obligations of each Guarantor under its Guarantee and this Indenture are in addition to and not in substitution for any other obligations to the Trustee or to any of the Holders in relation to this Indenture or the Notes and any guarantees or security at any time held by or for the benefit of any of them.

SECTION 11.23 Severability.

Any provision of this Article Eleven which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction unless its removal would substantially defeat the basic intent, spirit and purpose of this Indenture and this Article Eleven.

SECTION 11.24 Successors and Assigns.

Each Guarantee shall be binding upon and inure to the benefit of each Guarantor and the Trustee and the other Holders and their respective successors and permitted assigns, except that no Guarantor may assign any of its obligations hereunder or thereunder.

ARTICLE TWELVE

MISCELLANEOUS

SECTION 12.01 TIA Controls.

If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required or deemed to be included in this Indenture by the TIA, such required or deemed provision shall control.

SECTION 12.02 Notices.

Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by nationally recognized overnight courier service, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

if to any Co-Issuer and/or any Guarantor:

Dollarama Group L.P.
5430 Ferrier Street
Montreal, Quebec
H4P1M2
Attention: Chief Financial Officer
Facsimile: (514)737-5757

with a copy to:

Ropes & Gray LLP
One International Place
Boston, MA 02110
Attention: Alfred O. Rose, Esq.
Byung W. Choi, Esq.
Telephone: (617) 951-7000
Facsimile: (617) 951-7050

if to the Trustee:

U.S Bank National Association
60 Livingston Avenue
EP-MN-WS3C
St. Paul, MN 55107
Attention: Richard Prokosch
Telephone: 651-495-3918
Facsimile: 651-495-8097

Each Co-Issuer and the Trustee by written notice to each other such Person and the Representative under the Senior Credit Agreement may designate additional or different addresses for notices to such Person. Any notice or communication to any Co-Issuer and the Trustee, shall be deemed to have been given or made as of the date so delivered if personally delivered; when answered back; when receipt is acknowledged, if telecopied; five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee); and next Business Day if by nationally recognized overnight courier service.

Any notice or communication mailed to a Noteholder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed. All notices to the Holder will be valid if published in the Wall Street Journal or such other English language daily newspaper with general circulation in the U.S. Any notice shall be deemed given on the date of publication or, if so published more than once on different dates, on the date of first publication. If publication as provided above is not practicable, notice will be given in such other manner, and shall be deemed to have been given on such date, as the Trustee shall approve.

Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 12.03 Communications by Holders with Other Holders.

Noteholders may communicate pursuant to TIA § 312(b) with other Noteholders with respect to their rights under this Indenture, the Notes or the Guarantees. The Co-Issuers, the Trustee, the Registrar and any other Person shall have the protection of TIA § 312(c).

SECTION 12.04 Certificate and Opinion as to Conditions Precedent.

Upon any request or application by any Co-Issuer to the Trustee to take any action under this Indenture, such Co-Issuer shall furnish to the Trustee at the request of the Trustee:

(a) an Officers’ Certificate, in form and substance satisfactory to the Trustee, stating that, in the opinion of the signers, all conditions precedent to be performed or effected by such Co-Issuer, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b) an Opinion of Counsel stating that, in the opinion of such counsel, any and all such conditions precedent have been complied with.

SECTION 12.05 Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than the Officers’ Certificate required by Section 4.07, shall include:

(a) a statement that the Person making such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with or satisfied; and

(d) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials.

SECTION 12.06 Rules by Trustee, Paying Agent, Registrar.

The Trustee, Paying Agent or Registrar may make reasonable rules for its functions.

SECTION 12.07 Legal Holidays.

If a payment date is not a Business Day, payment may be made on the next succeeding day that is a Business Day.

SECTION 12.08 Governing Law.

This Indenture, the Notes and the Guarantees will be governed by and construed in accordance with the laws of the State of New York.

SECTION 12.09 No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret another indenture, loan or debt agreement of any Co-Issuer or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 12.10 No Recourse Against Others.

No direct or indirect parent and no director, officer, employee, incorporator, member, partner, stockholder of any Co-Issuer, any Subsidiary or any direct or indirect parent shall have any liability for any obligations of any Co-Issuer or any Guarantor under the Notes, this Indenture, the Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the Commission that such waiver is against public policy.

SECTION 12.11 Successors.

All agreements of any Co-Issuer in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 12.12 Duplicate Originals.

All parties may sign any number of copies of this Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement.

SECTION 12.13 Consent to Jurisdiction and Service of Process.

Each of the Co-Issuers and the Guarantors irrevocably consents to the jurisdiction of the courts of the State of New York and the courts of the United States of America located in the Borough of Manhattan, City and State of New York over any suit, action or proceeding with respect to this Indenture or the transactions contemplated hereby. Each of the Co-Issuers and the Guarantors waives any objection that it may have to the venue of any suit, action or proceeding with respect to this Indenture or the transactions contemplated hereby in the courts of the State of New York or the courts of the United States of America, in each case, located in the Borough of Manhattan, City and State of New York, or that such suit, action or proceeding brought in the courts of the State of New York or the United States of America, in each case, located in the Borough of Manhattan, City and State of New York was brought in an inconvenient court and agrees not to plead or claim the same.

Each of the Co-Issuers and the Guarantors irrevocably appoints Corporation Service Company, as its authorized agent in the State of New York upon which process may be served in any such suit or proceedings, and agrees that service of process upon such agent, and written notice of said service to Corporation Service Company, by the person serving the same to the address provided in Section 12.02, shall be deemed in every respect effective service of process upon the Co-Issuers and the Guarantors in any such suit or proceeding. Each of the Co-Issuers and the Guarantors further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of 10 years from the date of this Indenture.

SECTION 12.14 Conversion of Currency.

Each of the Co-Issuers and the Guarantors and agrees that the following provisions shall apply to conversion of currency in the case of the Notes and this Indenture:

(a) (i) If, for the purpose of obtaining judgment in, or enforcing the judgment of, any court in any country, it becomes necessary to convert into a currency (the “judgment currency”) an amount due in any other currency (the “Base Currency”), then the conversion shall be made at the rate of exchange prevailing on the Business Day before the day on which the judgment is given or the order of enforcement is made, as the case may be (unless a court shall otherwise determine).

(ii) If there is a change in the rate of exchange prevailing between the Business Day before the day on which the judgment is given or an order of enforcement is made, as the case may be (or such other date as a court shall determine), and the date of receipt of the amount due, the Co-Issuers will pay such additional (or, as the case may be, such lesser) amount, if any, as may be necessary so that the amount paid in the judgment currency when converted at the rate of exchange prevailing on the date of receipt will produce the amount in the Base Currency originally due.

(b) In the event of the winding-up of any of the Co-Issuers at any time while any amount or damages owing under the Notes and this Indenture, or any judgment or order rendered in respect thereof, shall remain outstanding, the Co-Issuers shall indemnify and hold the Holders and the Trustee harmless against any deficiency arising or resulting from any variation in rates of exchange between (1) the date as of which the equivalent of the amount in U.S. Dollars or Canadian Dollars, as the case may be, due or contingently due under the Notes and this Indenture (other than under this Subsection (b)) is calculated for the purposes of such winding-up and (2) the final date for the filing of proofs of claim in such winding-up. For the purpose of this Subsection (b), the final date for the filing of proofs of claim in the winding-up of the Company shall be the date fixed by the liquidator or otherwise in accordance with the relevant provisions of applicable law as being the latest practicable date as at which liabilities of the Co-Issuers may be ascertained for such winding-up prior to payment by the liquidator or otherwise in respect thereto.

(c) The obligations contained in subsections (a)(ii) and (b) of this Section 12.14 shall constitute obligations of the Co-Issuers separate and independent from its other respective obligations under the Notes and this Indenture, shall give rise to separate and independent causes of action against the Co-Issuers, shall apply irrespective of any waiver or extension granted by any Holder or the Trustee or any of them from time to time and shall continue in full force and effect notwithstanding any judgment or order or the filing of any proof of claim in the winding-up of the Co-Issuers for a liquidated sum in respect of amounts due hereunder (other than under Subsection (b) above) or under any such judgment or order. Any such deficiency as aforesaid shall be deemed to constitute a loss suffered by the Holders or the Trustee, as the case may be, and no proof or evidence of any actual loss shall be required by the Co-Issuers or the liquidator or otherwise any of them. In the case of subsection (b) above, the amount of such deficiency shall not be deemed to be reduced by any variation in rates of exchange occurring between the said final date and the date of any liquidating distribution.

(d) The term “rate(s) of exchange” shall mean the noon buying rate for cable transfers as certified for customs purposes by the Bank of Canada between the Base Currency and judgment currency other than the Base Currency referred to in Subsections (a) and (b) above and includes any premiums and costs of exchange payable.

(e) The Trustee shall have no duty or liability with respect to monitoring or enforcing this Section 12.14.

SECTION 12.15 Currency Equivalent.

Except as provided in Section 12.14, for purposes of the construction of the terms of this Indenture or of the Notes, in the event that any amount is stated herein in the currency of one nation (the “First Currency”), as of any date such amount shall also be deemed to represent the amount in the currency of any other relevant nation (the “Other Currency”) which is required to purchase such amount in the First Currency at the noon buying rate for cable transfers confirmed for customs purposes by the Bank of Canada between the First Currency and Other Currency on the date of determination.

SECTION 12.16 Counterpart Originals.

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 12.17 Table of Contents, Headings, Etc.

The Table of Contents, Cross-Reference Table and Headings in this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 12.18 Qualification of this Indenture.

The Company shall qualify this Indenture under the TIA in accordance with the terms and conditions of the Registration Rights Agreement and shall pay all reasonable costs and expenses (including reasonable attorneys’ fees and expenses for the Company, the Trustee and the Holders) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of this Indenture and the Notes and printing this Indenture and the Notes. The Trustee shall be entitled to receive from the Company any such Officers’ Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the TIA.

SECTION 12.19 Severability.

In case any one or more of the provisions in this Indenture or in the Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the date first written above.

Issuers

DOLLARAMA GROUP L.P.

By:	/s/ Nicholas Nomicos
Name:	Nicholas Nomicos
Title:	Senior Vice President, Interim Chief Financial Officer and Secretary

DOLLARAMA CORPORATION

By:	/s/ Nicholas Nomicos
Name:	Nicholas Nomicos
Title:	Senior Vice President, Interim Chief Financial Officer and Secretary

Guarantors

DOLLARAMA GP INC.

By:	/s/ Nicholas Nomicos
Name:	Nicholas Nomicos
Title:	Senior Vice President, Interim Chief Financial Officer and Secretary

DOLLARAMA L.P.

By:	/s/ Nicholas Nomicos
Name:	Nicholas Nomicos
Title:	Senior Vice President, Interim Chief Financial Officer and Secretary

ARIS IMPORT INC.

By:	/s/ Nicholas Nomicos
Name:	Nicholas Nomicos
Title:	Senior Vice President, Interim Chief Financial Officer and Secretary

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Richard Prokosch
Name:	Richard Prokosch
Title:	Vice President

EXHIBIT A

[FORM OF FACE OF NOTE]

No.	$

8-7/8% Senior Subordinated Notes Due 2012

Dollarama Group L.P., a limited partnership organized under the laws of Quebec, and Dollarama Corporation, a corporation organized under the laws of New Brunswick, jointly and severally, promise to pay to                         , or registered assigns, the principal sum of ($            ) U.S. Dollars on August 15, 2012.

Interest Payment Dates: February 15 and August 15.

Record Dates: February 1 and August 1.

Additional provisions of this Note are set forth on the other side of this Note.

Dated:

DOLLARAMA GROUP L.P.

by:

DOLLARAMA CORPORATION

by:

TRUSTEE’S CERTIFICATE OF
AUTHENTICATION

U.S. BANK NATIONAL ASSOCIATION as Trustee, certifies that this is one of the Notes referred to in the Indenture.

by
Authorized Signatory

[FORM OF REVERSE SIDE OF NOTE]

8 7/8% Senior Subordinated Notes Due 2012

[Insert the Global Note Legend, if applicable pursuant to the terms of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the terms of the Indenture]

[UNLESS PERMITTED UNDER CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THESE SECURITIES MUST NOT TRADE THE SECURITIES IN OR TO A PERSON IN ANY PROVINCE OF CANADA BEFORE DECEMBER 13, 2005, WHICH IS 4 MONTHS AND A DAY AFTER THE DATE OF ORIGINAL ISSUANCE OF THE NOTES.]

1. Interest

Dollarama Group L.P., a limited partnership organized under the laws of Quebec, and Dollarama Corporation, a corporation incorporated under the laws of New Brunswick, jointly and severally, promise to pay interest on the unpaid principal amount of this Note at 8 7/8% per annum until maturity and shall pay Additional Interest, if any, as provided in the Registration Rights Agreement, from the most recent Interest Payment Date on the Notes to which interest has been paid, or, if no Interest Payment Date has occurred, then from the issuance date of this Note.

The Co-Issuers will pay interest on each Interest Payment Date. “Interest Payment Date” shall mean each February 15 and August 15 and the Maturity Date.

Interest shall be computed on the basis of a 360-day year of twelve 30-day months. Solely for the purposes of providing disclosure required by the Interest Act (Canada), the annual rate of interest that is equivalent to the rate payable on the Notes shall be the rate payable multiplied by the actual number of days in the year divided by 360.

The Co-Issuers shall pay interest on overdue principal at the rate borne by this Note plus 2% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2. Method of Payment

The Co-Issuers will pay interest on the Note (except defaulted interest) to the Persons who are registered Noteholders at the close of business on the applicable Record Date preceding the applicable Interest Payment Date even if Notes are canceled after the Record Date and on or before such Interest Payment Date. Noteholders must surrender Notes to a Paying Agent to collect principal payments. The Co-Issuers will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Co-Issuers may pay principal and interest by check payable in such money. It may mail an interest check to a Noteholder’s registered address.

3. Paying Agent and Registrar

Initially, U.S. Bank National Association, a national banking association (“Trustee”), will act as Paying Agent and Registrar. The Co-Issuers may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its Wholly Owned Subsidiaries that is a Domestic Subsidiary may act as Paying Agent, Registrar or co-registrar.

4. Indenture

This is one of the Notes issued by the Co-Issuers under an Indenture dated as of August 12, 2005 (“Indenture”), among the Co-Issuers, the guarantors parties thereto and the Trustee. The terms of this Note include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of the Indenture (the “Act”). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Noteholders are referred to the Indenture and the Act for a statement of those terms.

The Notes are general unsecured obligations of the Co-Issuers. The Indenture imposes certain limitations on the Incurrence of Indebtedness by the Company and its Restricted Subsidiaries, investments, the payment of dividends and other distributions and acquisitions or retirements of the Capital Stock of the Company and its Restricted Subsidiaries, certain repayments, purchases or redemptions of Subordinated Indebtedness, the sale or transfer of assets and Subsidiary stock, transactions with Affiliates, and the ability of the Co-Issuers to merge with or into or, in the case of the Company and its Restricted Subsidiaries, sell all or substantially all of its assets to, another entity. In addition, the Indenture limits the ability of the Company and the Restricted Subsidiaries to restrict distributions and dividends from Restricted Subsidiaries and requires the Co-Issuers, under certain circumstances, to offer to purchase Notes. The limitations are subject to a number of important qualifications and exceptions.

5. Optional Redemption

(a) Except as set forth in clauses (b), (c) and (d) of this paragraph 5, the Notes shall not be redeemable at the option of the Co-Issuers prior to August 15, 2009. Starting on that date, the Co-Issuers may redeem all or any portion of the Notes, at once or over time, after giving the notice required pursuant to Section 3.03 hereof this Indenture. The Notes may be redeemed at the redemption prices set forth below, plus accrued and unpaid interest, including Additional Interest, if any, to the redemption date (subject to the right of holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date). The following prices are for Notes redeemed during the 12-month period commencing on August 15 of the years set forth below, and are expressed as percentages of principal amount:

Year	Redemption Price
2009	104.438%
2010	102.219%
2011 and thereafter	100.000%

(b) At any time prior to August 15, 2009, the Co-Issuers may redeem all or any portion of the Notes, at once or over time, after giving the notice required pursuant to Section 3.03 of the Indenture at a redemption price equal to the greater of:

(i) 100% of the principal amount of the Notes to be redeemed, and

(ii) the sum of the present values of (1) the redemption price of the Notes on August 15, 2009 and (2) the remaining scheduled payments of interest from the redemption date through August 15, 2009, but excluding accrued and unpaid interest through the redemption date, discounted to the redemption date (assuming a 360-day year consisting of twelve 30-day months), at the Treasury Rate plus 50 basis points;

plus, in either case, accrued and unpaid interest, including Additional Interest, if any, to the redemption date (subject to the right of holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

Any notice to holders of Notes of such a redemption shall include the appropriate calculation of the redemption price, but need not include the redemption price itself. The actual redemption price, calculated as described above, shall be set forth in an Officers’ Certificate delivered to the Trustee no later than two Business Days prior to the redemption date.

(c) In addition, at any time and from time to time, prior to August 15, 2008, the Co-Issuers may redeem up to a maximum of 35% of the aggregate principal amount of the Notes with the proceeds of one or more Equity Offerings, at a redemption price equal to 108.875% of the principal amount thereof, plus accrued and unpaid interest, including Additional Interest, thereon, if any, to the redemption date (subject to the right of holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date); provided, however, that after giving effect to any such redemption, at least 65% of the aggregate principal amount of the Notes remains outstanding. Any such redemption shall be made within 75 days of such Equity Offering upon not less than 30 nor more than 60 days’ prior notice.

(d) The Co-Issuers also may at any time redeem all, but not less than all, of the outstanding Notes at a redemption price of 100% of the principal amount thereof plus accrued and unpaid interest and Additional Interest, if any, to the date of redemption if the Co-Issuers have become or would become obligated to pay any Additional Amounts in respect of the Notes as a result of:

(iii) any change in or amendment to the laws (or regulations promulgated thereunder) of Canada (or any political subdivision or taxing authority thereof or therein), or

(iv) any change in or amendment to any official position regarding the application or interpretation of such laws or regulations,

which change or amendment is or was announced or effective after the Issue Date.

6. Offer to Purchase

In some cases, and subject to the terms and conditions contained in the Indenture, a sale of assets by the Company may result in the Co-Issuers making an offer to repurchase the Notes at 100% of their principal amount, plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase.

In addition, subject to the terms and conditions contained in the Indenture, a Change of Control may result in the Co-Issuers making an offer to repurchase the Notes at 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and Additional Interest, if any, on the Notes repurchased, to the date of purchase.

7. Notice of Redemption

Notice of a redemption must be given at least 30 days but not more than 60 days prior to such redemption (except that such notice may be given more than 60 days prior to a Redemption Date if notice is given in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture). Notes in denominations larger than U.S.$1,000 may be redeemed in part but only in whole multiples of U.S.$1,000. If money sufficient to pay the redemption price of and accrued interest on all Notes (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Notes (or such portions thereof) called for redemption.

8. Subordination

The Notes are subordinated to Senior Debt, as defined in the Indenture. To the extent provided in the Indenture, Senior Debt must be paid before the Notes may be paid. Each Co-Issuer agrees, and each Noteholder by accepting a Note agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.

9. Denominations; Transfer; Exchange

The Notes are in registered form without coupons in denominations of U.S.$1,000 and whole multiples of U.S.$1,000. A Noteholder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Noteholder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar or co-registrar shall not be required to register the transfer of or exchange of (a) any Note selected for redemption in whole or in part pursuant to Article 3 of the Indenture, except the unredeemed portion of any Note being redeemed in part, or (b) any Note for a period beginning 15 Business Days before the mailing of a notice of an offer to repurchase or redeem Notes or 15 Business Days before an interest payment date (whether or not an Interest Payment Date or other date determined for the payment of interest), and ending on such mailing date or interest payment date, as the case may be.

This Note shall represent the aggregate principal amount of outstanding Notes from time to time endorsed hereon and the aggregate principal amount of Notes represented hereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions.

10. Persons Deemed Owners

Prior to the due presentation for registration of transfer of any Note, the Co-Issuers, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Co-Issuers, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

11. Unclaimed Money

Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Noteholders entitled to the money must look to the Co-Issuers for payment as general creditors.

12. Discharge and Defeasance

Subject to certain conditions, the Co-Issuers at any time may terminate some or all of their obligations under the Notes and the Indenture if the Co-Issuers deposit with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be.

13. Amendment, Waiver

Subject to certain exceptions set forth in the Indenture, (i) the Co-Issuers and the Trustee may amend the Indenture or the Notes without notice to any Noteholder but with the written consent of the Noteholders holding at least a majority in principal amount of the Notes and (ii) any default or noncompliance with any provision may be waived with the written consent of the Noteholders holding a majority in principal amount outstanding of the Notes. Subject to certain exceptions set forth in the Indenture, the Co-Issuers and the Trustee may amend the Indenture or the Notes without notice to or consent of any Noteholder to cure any ambiguity, omission, defect or inconsistency, or to provide for uncertificated Notes in addition to or in place of certificated Notes, or to provide for the assumption of any Co-Issuer’s obligations to Holders in the case of a merger or consolidation or sale of all or substantially all of such Co-Issuer’s assets, or to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under this Indenture of any Holder, or to add a Guarantee of the Notes, including, without limitation, by Holdco, or to secure the Notes, or to comply with any requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA, or to provide for the issuance and authorization of the Exchange Notes, or to release a Guarantor upon its sale or designation as an Unrestricted Subsidiary or other permitted release from its Guarantee; provided that such sale, designation or release is in accordance with the applicable provisions of this Indenture; to provide for the Notes to be eligible for the book-entry only depositary system of The Canadian Depository for Securities (or a successor) in order to allow Canadian residents to hold a beneficial interest in the Global Note.

14. Defaults and Remedies.

If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes generally may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency as set forth in the Indenture, with respect to any Co-Issuer, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default (except a Default relating to the payment of principal or interest) if it determines that withholding notice is in the interest of the Holders. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any Default and its consequences under this Indenture except a continuing Default in the payment of interest on, or the principal of, the Notes or in respect of certain covenants set forth in the Indenture.

15. Restrictive Covenants.

The Indenture contains certain covenants that, among other things, limit the ability of the Company and its Restricted Subsidiaries to make restricted payments, to incur indebtedness, to create liens, to sell assets, to permit restrictions on dividends and other payments by Restricted Subsidiaries of the Company, to consolidate, merge or sell all or substantially all of its assets or to engage in transactions with affiliates. The limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

16. No Recourse Against Others.

No direct or indirect parent and no director, officer, employee, incorporator, member, partner, stockholder of any Co-Issuer, any Subsidiary or any direct or indirect parent will have any liability for any obligations of any Co-Issuer or any Guarantor under the Notes, the Indenture, the Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the Commission that such waiver is against public policy.

17. Trustee Dealings with the Issuer.

Subject to certain limitations imposed by the Securities Act, the Trustee under this Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

18. Authentication.

This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent on the other side of this Note.

19. Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

20. Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Notes.

Pursuant to, but subject to the exceptions in, the Registration Rights Agreement, the Co-Issuers and the Guarantors, if any, will be obligated to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Initial Note for an applicable Exchange Note of the Co-Issuers which shall have been registered under the Securities Act, in like principal amount and having terms identical in all material respects to this Initial Note (except that such note shall not be entitled to Additional Interest). The Holders shall be entitled to receive certain Additional Interest in the event such exchange offer is not consummated or the Notes are not offered for resale and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.1

21. Guarantees.

The Notes will be entitled to the benefits of certain Guarantees made for the benefit of the Holders. The Guarantees are subordinated to the payment of Guarantor Senior Debt. Reference is hereby made to this Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

[1]	This Section not to appear on Exchange Notes.

22. CUSIP Numbers and ISINs.

The Co-Issuers have caused CUSIP numbers and ISINs to be printed on the Notes and has directed the Trustee to use CUSIP numbers and ISINs in notices of redemption as a convenience to the Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

23. Governing Law.

This Note shall be governed by, and construed in accordance with, the laws of the State of New York

The Company will furnish to any Holder upon written request and without charge a copy of this Indenture. Requests may be made to:

Dollarama Group L.P.

5430 Ferrier Street

Montreal, Quebec

H4P1M2

Attention: Chief Financial Officer

Option of Holder to Elect Purchase

If you want to elect to have this Note purchased by the Co-Issuers pursuant to Section 4.10 or 4.14 of the Indenture, check the box below:

☐	Section 4.10

☐	Section 4.14

If you want to elect to have only part of the Note purchased by the Co-Issuers pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount you elect to have purchased: $

Date:	Your Signature:
(Sign exactly as your name appears on the Note)

Tax Identification No.:

SIGNATURE GUARANTEE:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Assignment Form

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to

(Insert assignee’s social security or other tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint
as agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee:

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee or Notes Custodian

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

Dollarama Group L.P.

Dollarama Corporation

5430 Ferrier Street

Montreal, Quebec HFP1M2

Attention: Chief Financial Officer

U.S National Bank Association

60 Livingston Avenue

EP-MN-WS3C

St. Paul, MN 55107

Attention: Corporate Trust Department

Telecopier No.: (651) 495-8097

Re:	8 7/8% Senior Subordinated Notes due 2012

Reference is hereby made to the Indenture, dated as of August 12, 2005 (the “Indenture”), among Dollarama Group, L.P. (the “Company”), Dollarama Corporation (“DC,” and together with the Company, the “Co-Issuers”), the Guarantors party thereto and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                        , (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $             in such Note[s] or interests (the “Transfer”), to                          (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. ☐ Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Definitive Note Pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

2. ☐ Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United

States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(a) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act, (iv) if the proposed transfer is being made prior to the expiration of the Distribution Compliance Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser) and (v) if the Transferee is a resident of any province of Canada, the transfer is not being effected before a date which is four months and a day after the date of original issuance of the Notes unless such transfer is permitted under Canadian securities legislation. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note, the Regulation S Temporary Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

3. ☐ Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Note or a Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a) ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b) ☐ such Transfer is being effected to the Company or a subsidiary thereof;

or

(c) ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

or

(d) ☐ such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Definitive Notes and in the Indenture and the Securities Act.

4. ☐ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a) ☐ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b) ☐ Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and with Canadian securities legislation. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c) ☐ Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

To the extent Canadian securities laws, rules or regulations are applicable, such Transfer is being made in accordance with, or pursuant to exemptions from, them.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:
Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)	☐ a beneficial interest in the:

(i)	☐ 144A Global Note (CUSIP ), or

(ii)	☐ Regulation S Global Note (CUSIP ), or

(iii)	☐ IAI Global Note (CUSIP ); or

(b)	☐ a Restricted Definitive Note.

2.	After the Transfer the Transferee will hold:

[CHECK ONE OF (a), (b) OR (c)]

(a)	☐ a beneficial interest in the:

(i)	☐ 144A Global Note (CUSIP ), or

(ii)	☐ Regulation S Global Note (CUSIP ), or

(iii)	☐ IAI Global Note (CUSIP ); or

(iv)	☐ Unrestricted Global Note (CUSIP ); or

(b)	☐ a Restricted Definitive Note; or

(c)	☐ an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

Dollarama Group L.P.

Dollarama Corporation

5430 Ferrier Street

Montreal, Quebec HFP1M2

Attention: Chief Financial Officer

U.S National Bank Association

60 Livingston Avenue

EP-MN-WS3C

St. Paul, MN 55107

Attention: Corporate Trust Department

Telecopier No.: (651) 495-8097

Re:	8 7/8% Senior Subordinated Notes due 2012

Reference is hereby made to the Indenture, dated as of August 12, 2005 (the “Indenture”), among Dollarama Group, L.P. (the “Company”), Dollarama Corporation (“DC,” and together with the Company, the “Co-Issuers”), the Guarantors party thereto and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                        , (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $             in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Note and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Note and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d) ☐ Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CIRCLE ONE] 144A Global Note, Regulation S Global Note, IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Definitive Note and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

To the extent Canadian securities laws, rules or regulations are applicable, such Transfer is being made in accordance with, or pursuant to exemptions from, them.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

EXHIBIT D

FORM OF CERTIFICATE FROM

ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Dollarama Group L.P.

Dollarama Corporation

5430 Ferrier Street

Montreal, Quebec HFP1M2

Attention: Chief Financial Officer

U.S National Bank Association

60 Livingston Avenue

EP-MN-WS3C

St. Paul, MN 55107

Attention: Corporate Trust Department

Telecopier No.: (651) 495-8097

Re:	8 7/8% Senior Subordinated Notes due 2012

Reference is hereby made to the Indenture, dated as of August 12, 2005 (the “Indenture”), among Dollarama Group, L.P. (the “Company”), Dollarama Corporation (“DC,” and together with the Company, the “Co-Issuers”), the Guarantors party thereto and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of $             aggregate principal amount of:

(a) ☐ a beneficial interest in a Global Note, or

(b) ☐ a Definitive Note,

we confirm that:

1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the “Securities Act”).

2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes, at the time of transfer of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

D-1

3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

4. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment. We have had access to such financial and other information and have been afforded the opportunity to ask such questions of representatives of the Company and receive answers thereto, as we deem necessary in connection with our decision to purchase the Notes.

5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion and are not acquiring the Notes with a view to any distribution thereof in a transaction that would violate the Securities Act of the securities laws of any state of the United States or any other applicable jurisdiction.

To the extent Canadian securities laws, rules or regulations are applicable, such Transfer is being made in accordance with, or pursuant to exemptions from, them.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. This letter shall be governed by, and construed in accordance with, the laws of the State of New York.

[Insert Name of Accredited Investor]

By:
Name:
Title:

Dated:

D-2

EXHIBIT E

FORM OF NOTATION OF GUARANTEE

For value received, each Guarantor (which term includes any successor Person under the Indenture), jointly and severally, unconditionally guarantees, to the extent set forth in the Indenture and subject to the provisions in the Indenture, dated as of August 12, 2005 (the “Indenture”), among Dollarama Group, L.P. (the “Company”), Dollarama Corporation (“DC,” and together with the Company, the “Co-Issuers”), the Guarantors listed on the signature pages thereto and U.S. Bank National Association, as trustee (the “Trustee”), (a) the due and punctual payment of the principal of, premium, if any, and interest and Additional Interest, if any, on the Notes, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal and premium, if any, and, to the extent permitted by law, interest and Additional Interest, if any, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article 11 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee. This Guarantee is subject to release as and to the extent set forth in Sections 8.02, 8.03 and 11.05 of the Indenture. Each Holder of a Note, by accepting the same agrees to and shall be bound by such provisions. Capitalized terms used herein and not defined are used herein as so defined in the Indenture.

[NAME OF GUARANTORS]

By:
Name:
Title:

E-1

EXHIBIT F

FORM OF INDENTURE SUPPLEMENT TO ADD NOTE GUARANTORS

This Supplemental Indenture, dated as of [                         ], 20     (this “Supplemental Indenture” or “Guarantee”), among [name of future Notes Guarantor] (the “Guarantor”), Dollarama Group L.P. (together with its successors and assigns, the “Company”), Dollarama Corporation (“DC”, and together with the Company, the “Co-Issuers”), each other then existing Guarantor under this Indenture referred to below (the “Notes Guarantors”), and U.S. Bank National Association, as Trustee under this Indenture referred to below.

W I T N E S S E T H:

WHEREAS, the Co-Issuers, the Notes Guarantors and the Trustee have heretofore executed and delivered an Indenture, dated as of August 12, 2005 (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance of the Notes by the Co-Issuers (the “Notes”);

WHEREAS, Section 4.17 of this Indenture provides that the Company is required to cause each Restricted Subsidiary that Guarantees any Indebtedness of the Company or any of its Restricted Subsidiaries (other than any Foreign Subsidiary that solely Guarantees any Indebtedness of any other Foreign Subsidiary or any Restricted Subsidiary that Guarantees any Indebtedness of any Foreign Subsidiary incurred solely for working capital purposes and does not Guarantee any Indebtedness of the Company or any Domestic Restricted Subsidiary) to execute and deliver to the Trustee a supplemental indenture pursuant to which such Restricted Subsidiary will unconditionally Guarantee, on a joint and several basis with the other Notes Guarantors, the full and prompt payment of the principal of, premium, if any, and interest on the Notes on a senior subordinated basis; and

WHEREAS, pursuant to Section 9.01 of this Indenture, the Trustee and the Co-Issuers are authorized to execute and deliver this Supplemental Indenture to amend or supplement this Indenture, without the consent of any Holder;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guarantor, the Co-Issuers, the other Notes Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

ARTICLE I

Definitions

SECTION 1.1 Defined Terms. As used in this Supplemental Indenture, terms defined in this Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term “Holders” in this Guarantee shall refer to the term “Holders” as defined in this Indenture and the Trustee acting on behalf or for the benefit of such Holders. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

F-1

ARTICLE II

Agreement to be Bound; Guarantee

SECTION 2.1 Agreement to be Bound. The Guarantor hereby becomes a party to this Indenture as a Notes Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Guarantor under this Indenture. The Notes Guarantor agrees to be bound by all of the provisions of this Indenture applicable to a Notes Guarantor and to perform all of the obligations and agreements of a Notes Guarantor under this Indenture.

SECTION 2.2 Guarantee. The Notes Guarantor agrees, on a joint and several basis with all the existing Notes Guarantors, to fully, unconditionally and irrevocably Guarantee to each Holder of the Notes and the Trustee the Obligations on a senior subordinated basis as provided in Articles Ten and Eleven of this Indenture.

ARTICLE III

Miscellaneous

SECTION 3.1 Notices. All notices and other communications to the Notes Guarantor shall be given as provided in this Indenture to the Notes Guarantor, at its address set forth below, with a copy to the Co-Issuers as provided in this Indenture for notices to the Co-Issuers.

SECTION 3.2 Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or this Indenture or any provision herein or therein contained.

SECTION 3.3 Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 3.4 Severability Clause. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 3.5 Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, this Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of this Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture.

SECTION 3.6 Counterparts. The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute one and the same agreement.

SECTION 3.7 Headings. The headings of the Articles and the sections in this Guarantee are for convenience of reference only, are not part of this Supplemental Indenture and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

F-2

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

[GUARANTOR],

as a Guarantor

By:
Name:
Title:
[Address]

Co-Issuers

DOLLARAMA GROUP L.P.

By:
Name:
Title:

DOLLARAMA CORPORATION

By:
Name:
Title:

Guarantors

DOLLARAMA GP Inc.

By:
Name:
Title:

DOLLARAMA L.P.

By:
Name:
Title:

ARIS IMPORT INC.

By:
Name:
Title:

F-4